                                                                     EXHIBIT 2.4

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF FEBRUARY 1, 2006

                                  BY AND AMONG

                               WEBSIDESTORY, INC.,
                                   ("PARENT")

                               VS ACQUISITION, LLC
                                 ("MERGER SUB")

                              VISUAL SCIENCES, LLC,
                                 (THE "COMPANY")

                                       AND

                                  NED SCHERER,
                          (THE "MEMBER REPRESENTATIVE")

================================================================================

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (as amended from time to time pursuant to the terms hereof, this "Agreement") is made and entered into as of February 1, 2006 by and among WebSideStory, Inc., a Delaware corporation ("Parent"), VS Acquisition, LLC, a Delaware limited liability company ("Merger Sub"), Visual Sciences, LLC, a Delaware limited liability company (the "Company"), and Ned Scherer, solely in his capacity as the Member Representative (as hereinafter defined).

                                   WITNESSETH:

          WHEREAS, the Board of Directors of Parent and the respective Managers of Merger Sub and the Company have each determined that the merger of the Company with and into Merger Sub (the "Merger") is advisable and in the best interests of their respective stockholders and members, such Board of Directors and Managers have approved the Merger, Parent as the sole member of Merger Sub has approved the Merger and the requisite Unitholders (as defined below) have approved the Merger, upon the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to Parent's willingness to enter into this Agreement, David Scherer and James MacIntyre have executed and delivered to Parent an agreement in substantially the form of Exhibit A (the "Non-Competition Agreements"), pursuant to which they have agreed, among other things, to refrain from competing with Parent or the Company following consummation of the transactions contemplated by this Agreement during the period specified therein;

          WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to the Company's willingness to enter into this Agreement, Parent and the Unitholders have executed and delivered the Amended and Restated Registration Rights Agreement, which agreement is in full force and effect; and

          WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement and also prescribe various conditions to the transactions contemplated by this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, promises and agreements hereinafter set forth, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

     SECTION 1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          "Accredited Investor" is defined in Rule 501(a) promulgated under the Securities Act.

          "Action" means any claim, action, suit, litigation or proceeding, arbitral action, governmental inquiry or audit, criminal prosecution or other investigation.

          "Affiliate" means, when used with respect to a specified Person, (a) another Person that either directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified or (b) any director, partner or officer of such Person or, for any Person that is a limited liability company, any manager or managing member thereof. For purposes of this definition, "control" (and its derivatives) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of equity, voting or other interests, as trustee or executor, by contract or otherwise.

          "Amended and Restated Registration Rights Agreement" means an amended and restated registration rights agreement for the benefit of certain holders of Parent Common Stock and Parent Warrants pursuant to which certain Unitholders will receive registration rights, substantially in the form attached as Exhibit C.

          "Ancillary Agreements" means the Non-Competition Agreements, the Amended and Restated Registration Rights Agreement, the Senior Notes, the Parent Warrants and the Escrow Agreement.

          "Business" means the business and operations of the Company or Parent, as appropriate, as currently conducted.

          "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by Law or Governmental Order to be closed in the State of New York.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.

          "Class A Units" means the Class A units of membership interest in the Company.

          "Class B Units" means the Class B units of membership interest in the Company.

          "Class C Units" means the Class C units of membership interest in the Company.

          "Closing Date Payment Amount" means $52,500,000 (Fifty-Two Million Five Hundred Thousand U.S. Dollars) less any Transaction Expenses that Parent pays on behalf of the Company pursuant to Section 7.7.

          "Closing Dividend" means a special cash distribution to the Unitholders pro rata in respect of their outstanding Units that may be made by the Company, at the sole discretion of the Managers of the Company, prior to Closing from that portion, if any, of the Company's cash and cash equivalents that exceeds $2,000,000 (Two Million U.S. Dollars), after taking into account all Transaction Expenses to be paid at or prior to the Closing. Such dividend will be in addition to any distribution made by the Company with respect to taxes payable by Unitholders with respect to taxable income for 2005.

          "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company Benefit Plan" means any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, Units or Unit-related awards, other equity-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten, funded or unfunded, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA, which the Company or any ERISA Affiliate of the Company maintains, administers, contributes to or is required to contribute to, or maintained, administered, contributed to or was required to contribute to, or under or with respect to which the Company or any ERISA Affiliate of the Company has or may have any liability or obligation.

          "Company Employee" means an employee of the Company.

          "Company Intellectual Property" means, collectively, (i) Trademarks, Patents, Company Copyrights, Domain Names and Trade Secrets, as those terms are defined in Section 5.13 of this Agreement and (ii) any proprietary interest in or to any documents or other tangible media containing any of the foregoing owned by or exclusively licensed to the Company.

          "Company Material Adverse Effect" means a Material Adverse Effect with respect to the Company.

          "Company Option Plan" means The VYSICS, LLC 2001 Equity Incentive Plan, as amended through immediately prior to the Effective Time.

          "Company Option" means an option to purchase Class A Units, whether vested or unvested, granted pursuant to the Company Option Plan that is outstanding, unexercised and unexpired immediately prior to the Closing.

          "Confidentiality Agreement" means the Non-Disclosure Agreement between Parent and the Company, dated as of August 3, 2005.


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

          "Consent" means any consent, approval, authorization, clearance, novation or waiver by any Person under any Contract, Law, Permit or Governmental Order.

          "Contract" means any contract (including subcontracts), agreement, indenture, note, bond, loan, instrument, lease, conditional sales contract, mortgage, license, franchise agreement, commitment, obligation, understanding or undertaking, whether written or oral.

          "Debt" means any amount owed (including, without limitation, unpaid interest and fees thereon) in respect of (i) borrowed money and (ii) capitalized lease obligations; provided, however, that notwithstanding the foregoing, Debt shall not be deemed to include any accounts payable incurred in the ordinary course of business or any undrawn letters of credit.

          "Default" means (a) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Governmental Order or Permit, (b) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Governmental Order or Permit, or (c) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, to terminate or revoke, suspend, cancel, or materially modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Governmental Order or Permit.

          "DLLCA" means the Delaware Limited Liability Company Act.

          "Encumbrance" means any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use, restriction on transfer (such as a right of first refusal or other similar rights), defect of title, or other encumbrance of any kind or character.

          "Environmental Law" means any Law pertaining to land use, air, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, including, without limitation, the following laws as in effect on the Closing Date: (i) Clean Air Act (42 U.S.C. Section 7401, et seq.);
(ii) Clean Water Act (33 U.S.C. Section 1251, et seq.); (iii) Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); (iv) Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C.
Section 9601, et seq.); (v) Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.); (vi) Toxic Substances Control Act (15 U.S.C. Section 2601, et seq.);
(vii) Rivers and Harbors Act (33 U.S.C. Section 401, et seq.); (viii) Endangered Species Act (16 U.S.C. Section 1531, et seq.); (ix) Occupational Safety and Health Act (29 U.S.C. Section 651, et seq.); and (x) any other Law relating to Hazardous Materials or Hazardous Materials Activities.

          "Environmental Permit" means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, any successor statute thereto, and the rules and regulations promulgated thereunder.

          "ERISA Affiliate" of any Person means any entity that is, or at any relevant time was, a member of (i) a controlled group of corporations (as defined in Section 414(b) of the

Internal Revenue Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Internal Revenue Code) or (iii) an affiliated service group (as defined under Section 414(m) of the Internal Revenue Code or the regulations under Section 414(o) of the Internal Revenue
Code) with such Person.

          "Escrow Fund" means the Escrowed Common Stock.

          "Escrowed Common Stock" means the 568,512 shares of Parent Common Stock to be held by the Escrow Agent pursuant to Article III.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fully Diluted Number of Units" means the aggregate number of Units issued and outstanding as of the Closing and Class A Units issuable pursuant to vested Company Options outstanding immediately prior to the Closing.

          "GAAP" means generally accepted accounting principles in the United States.

          "Governmental Authority" means any government, any governmental entity, department, commission, board, agency or instrumentality, and any court, tribunal, or judicial body, whether federal, state, county, local or foreign.

          "Governmental Order" means any order, judgment, injunction, decree, stipulation or determination issued, promulgated or entered by or with any Governmental Authority of competent jurisdiction.

          "Hazardous Material" means any material or substance that is prohibited or regulated by any Environmental Law or that has been designated by any Governmental Authority to be toxic, hazardous or otherwise a danger to health, reproduction or the environment, including asbestos, petroleum, radon gas, and radioactive matter.

          "Hazardous Materials Activity" means the handling, transportation, transfer, recycling, storage, use, treatment, manufacture, investigation, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product containing a Hazardous Material.

          "IRS" means the United States Internal Revenue Service, and any successor agency thereto.

          "Knowledge of the Company" or "known to the Company" and any other phrases of similar import means, with respect to any matter in question relating to the Company, the actual knowledge of James MacIntyre, David Scherer, Lisa Howe or Nicholas Lavezzo.

          "Law" means any federal, state, county, local or foreign statute, law, ordinance, regulation, rule, code, order or rule of common law.

          "Liability" means any and all debts, liabilities and obligations of any kind or nature, whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable.

          "Manager" means those Persons who are from time to time Managers of the Company in accordance with the terms of the Operating Agreement.

          "Material Adverse Effect" as to any party means any change or effect that is materially adverse to the assets (including intangible assets), Liabilities, business, financial condition or results of operations of such party or which would materially impair the ability of such party to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement, except for any such changes or effects resulting directly or indirectly from: (i) changes in the industry in which such party operates, which changes do not disproportionately affect such party relative to other participants in such industry in any material respect; (ii) changes in general economic conditions worldwide or in one country or region where such party has significant operations or sales; (iii) (A) the announcement or pendency of any of the transactions contemplated by this Agreement, (B) legal, accounting, or other professional fees or expenses (other than investment banking or broker fees) incurred in connection with the transactions contemplated by this Agreement, (C) the payment of any amounts due to, or the provision of any other benefits to, any officers or employees under employment contracts, non-competition agreements, employee benefit plans, severance arrangements or other arrangements in existence as of the date of this Agreement and disclosed in a Disclosure Schedule, (D) any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof, provided such changes do not disproportionately affect such party relative to the other participants in such party's industry in any material respect; or (iv) any acts of terrorism not directed at such party's facilities or the outbreak of war (whether or not declared).

          "Multiemployer Plan" means any "multiemployer plan," as defined in
Section 4001(a)(3) or 3(37) of ERISA.

          "Optionholder" means a holder of one or more Company Options as of immediately prior to the Closing, whether or not such Company Options are vested.

          "Overtly Threatened" means that a potential claimant has manifested an awareness of and present intention to assert a possible claim or assessment.

          "Parent Common Stock" means the common stock, $0.001 par value per share, of Parent.

          "Parent Common Stock Price" means $18.4685 per share.

          "Parent Material Adverse Effect" means a Material Adverse Effect with respect to Parent.

          "Parent Warrant" means any of the warrants to purchase Parent Common Stock to be issued pursuant to Article III.

          "Pension Plan" means any "employee pension benefit plan" as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan).

          "Permitted Encumbrances" means (i) all statutory or other liens for Taxes or assessments which are not yet due or delinquent, (ii) all cashiers', landlords', workmen's, repairmen's, warehousemen's and carriers' liens and other similar liens imposed by Law incurred in the ordinary course of business, and
(iii) all leases, subleases, licenses, concessions or service contracts to which the Company is a party in the ordinary course of business.

          "Performance Plan Shares" means that number of shares of Parent Common Stock equal to (i) $3,500,000 (Three Million Five Hundred Thousand U.S. Dollars), divided by (ii) Parent Common Stock Price.

          "Person" means any natural person or any legal, commercial or governmental entity such as, but not limited to, any general or limited partnership, firm, corporation, limited liability company, association, joint venture, trust, unincorporated organization or person acting in a representative capacity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act, any successor statutes thereto, and the rules and regulations promulgated thereunder.

          "Pro Rata Share" means, with respect to each Unitholder, an amount equal to the quotient of (i) all Units held by such Person immediately prior to the Closing, divided by (ii) the Adjusted Fully Diluted Number of Units.

          "Representative" means, with respect to a Person, any one or more of its officers, directors, managers, members, employees, representatives and agents.

          "Residuals" means information in non-tangible form that may be retained by individuals who have had authorized access to the Company Intellectual Property, including ideas, concepts, know-how or techniques contained therein.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Notes" means the unsecured promissory notes in the aggregate principal amount of $20,000,000 (Twenty Million U.S. Dollars), each substantially in the form attached hereto as Exhibit D.

          "Software" means individually each, and collectively all, of the computer programs, including interfaces and any embedded software programs or applications, owned or licensed by the Company and used in the Company's Business, including as to each program, the processes and routines used in the processing of data, the object code, source code (as to third-party source code, when rights to the source code may be obtained), tapes, disks, and all improvements, modifications, enhancements, versions and releases relating thereto.

          "Subsidiary" means, any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or

(ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          "Tax" means any income, gross receipts, sales, use, occupancy, ad valorum, transfer, real estate, gains, excise, employment, franchise, profits, property, capital stock, premium, minimum and alternative minimum or other taxes, fees, stamp taxes and duties, assessments, levies, fees or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any Taxing Authority with respect thereto.

          "Tax Return" means a report, return, declaration or other information or statement required to be supplied to a Taxing Authority with respect to any Tax, including any claim for refund of any Tax.

          "Taxing Authority" means any Governmental Authority responsible for the imposition or collection of any Tax.

          "Transaction Expenses" means the amount of all fees, costs and expenses that have been incurred or that are incurred by the Company in connection with the transactions contemplated by this Agreement, including any fees, costs or expenses payable to the Company's outside legal counsel or to any financial advisor, accountant or other Person who performed services for or on behalf of the Company, or who is otherwise entitled to any compensation from the Company, in connection with this Agreement or any of the transactions contemplated by this Agreement (except for salaries and other compensation paid or payable to employees of the Company and fees (including accounting fees) payable to service providers, in each case unrelated to this Agreement or any transaction contemplated by this Agreement, and arising only in the ordinary course of business consistent with past practice), but not including (x) any and all premiums, fees, costs and expenses incurred by the Company, or for which the Company has become obligated, prior to the Closing in connection with the purchase of any directors' and officers' liability insurance tail policy, such premiums, fees, costs and expenses not to exceed $40,000 in the aggregate or (y) any fees, costs or expenses payable with respect to the audit of the Company's financial statements for the year 2005, including without limitation those incurred by BDO Seidman, LLP and work done by third parties in support thereof, such fees, costs and expenses not to exceed $100,000 in the aggregate.

          "Units" means, collectively, the Class A Units, the Class B Units and the Class C Units.

          "Unitholder" means a Person who holds any Units.

          "Unpaid Transaction Expenses" means any Transaction Expenses incurred by the Company or for which the Company is otherwise liable that have not been paid in full at or prior to the Closing.

          "User Data" means, to the extent collected or acquired by or on behalf of the Company: (w) all data related to impression and "click through" activity of users, including user identification and associated activities at a web site as well as pings and activity related to closed loop reporting and all other data associated with a user's behavior on the Internet, including without limitation all e-mail lists or other user information acquired by the Company directly or indirectly from a third party that collected such information, (x) all data that contains a personal element allowing for the identification of a natural person, (y) known, assumed or inferred information or attributes about a user or identifier, and (z) all derivatives and aggregations of (w), (x) and
(y), including user profiles.

          "Welfare Plan" means any "employee welfare benefit plan" as defined in
Section 3(1) of ERISA.

     SECTION 1.2 Certain Additional Definitions. As used in this Agreement, the following terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each such term below:

Term                                     Section
----                                     -------
Accounting Firm                          3.9(b)
Accounts Receivable                      5.5(c)
Adjusted Closing Date Payment Amount     3.3(a)(i)
Agreement                                Preamble
Article IX Indemnified Parties           9.2
Article IX Indemnity Notice              9.3(a)
Audited Company Financial Statements     5.5(a)
Cash                                     3.9(a)
Certificate of Formation                 5.1
Certificate of Merger                    2.3
Closing Certificate                      3.7
Claim Notice                             8.3(a)
Closing                                  2.2
Closing Date                             2.2
Company                                  Preamble
Company Assets                           5.12
Company Benefit Plan(s)                  5.14
Company Copyrights                       5.13(d)
Company Disclosure Schedule              Article V Preamble
Company Financial Statements             5.5(a)
Company Inbound License Agreements       5.13(f)
Company Indemnified Parties              7.2(b)
Company Insurance Policies               5.17
Company Outbound License Agreements      5.13(f)
Consents                                 5.4(c)
Content                                  5.13(g)
Copyrights                               5.13(a)
Deductible Amount                        8.4
Domain Names                             5.13(a)

Term                                     Section
----                                     -------
Effective Time                           2.3
Escrow Agent                             3.2
Escrow Agreement                         3.2
Final Closing Amount                     3.9(b)
Incentive Option Pool                    7.8
Indemnified Party                        8.3(a)
Indemnity Notice                         8.3(d)
Investment Company Act                   5.24
Losses                                   8.2(a)
Majority Unitholders                     8.8(a)
Member Consent                           5.25(a)
Member Representative                    8.8(a)
Merger Sub                               Preamble
Non-Competition Agreements               Recitals
Operating Agreement                      5.1
Parent Benefit Plans                     7.3(a)
Parent Disclosure Schedule               Article VI Preamble
Parent Indemnified Parties               8.2(a)
Parent SEC Filings                       6.7
Parent Subsidiaries                      6.4
Patents                                  5.13(a)
Payment Fund                             4.1(a)
Permit                                   5.10
Privacy Policies                         5.13(o)
Scheduled Contracts                      5.7
SEC                                      6.7
Survival Period                          8.1
Surviving Company                        2.1
Third Party Claim                        8.3(a)
Trademarks                               5.13(a)
Trade Secrets                            5.13(e)
Transaction Expenses List                7.7
Unaudited Company Balance Sheet          5.5(a)
Unaudited Company Financial Statements   5.5(a)
Valuation                                7.4(a)

                                   ARTICLE II.
                                   THE MERGER

     SECTION 2.1 Merger. Upon the terms and subject to the conditions hereof, and in accordance with the DLLCA, the Company shall be merged with and into Merger Sub at the Effective Time (as hereinafter defined). Following the Merger, the separate existence of the Company shall cease. Merger Sub shall continue as the surviving limited liability company following the Merger (the "Surviving Company") and shall succeed to and assume all the rights and obligations of the Company in accordance with the DLLCA. The separate existence of Merger Sub, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger.

     SECTION 2.2 Closing. The closing of the Merger (the "Closing") shall take place at the offices of Latham & Watkins LLP, 12636 High Bluff Drive, Suite 400, San Diego, California 92130 immediately after the signing of this Agreement or at such other date and place as Parent and the Company shall agree in writing (such date hereinafter, the "Closing Date").

     SECTION 2.3 Effective Time. The Merger shall become effective when the Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DLLCA, is accepted for record by the Secretary of State of the State of Delaware. When used in this Agreement, the term "Effective Time" means the later of the date and time at which the Certificate of Merger is accepted for record or the date and time established by the Certificate of Merger.

     SECTION 2.4 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the DLLCA, including without limitation, the effects set forth in Section 18-209(g) of the DLLCA.

     SECTION 2.5 Limited Liability Company Operating Agreement; Manager and Officers.

          (a) At the Effective Time, the Operating Agreement of the Surviving Company shall be amended to read in form and substance substantially the same as Exhibit E hereto, until thereafter changed or amended as provided therein or applicable Law.

          (b) The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Company as of the Effective Time, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be. As the sole member of the Surviving Company, Parent shall be the managing member of the Surviving Company.

                                  ARTICLE III.
                            CONVERSION OF SECURITIES

     SECTION 3.1 Conversion of Securities.

          (a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Units or any outstanding units of membership interest in Merger Sub:

               (i) Each Unit, if any, that is held in the treasury of the Company or by any wholly owned subsidiary of the Company shall be cancelled and retired and no consideration shall be delivered in exchange therefor.

               (ii) Each Unit (whether a Class A Unit, Class B Unit or Class C
Unit) issued and outstanding immediately prior to the Effective Time (other than Units to be cancelled in accordance with Section 3.1(a)(i)) shall be converted, pursuant to Article IV, at the Effective

Time into the right to receive from Parent: (A) an amount in cash, without interest, equal to the Closing Date Payment Amount plus the aggregate exercise price of all vested Company Options that were outstanding as of January 31, 2006 but were exercised between January 31, 2006 and the Closing less the aggregate amount of cash to be received by holders of vested Company Options pursuant to
Section 3.3(a)(i), less $20,000,000 (i.e., the original principal amount of the Senior Notes), less $10,500,000 (i.e., the initial value of the Escrowed Common Stock); plus (B) Senior Notes in the original principal amount equal to $20,000,000 (Twenty Million U.S. Dollars); plus (C) the total number of shares of Escrowed Common Stock required to be disbursed from the Escrow Fund in accordance with the Escrow Agreement (as and when any such disbursements are required to be made); plus (D) Parent Warrants exercisable for the total number of shares of Parent Common Stock reserved for issuance pursuant to Section 3.6, in the case of each of such clauses (A), (B), (C) and (D), divided by the number of Units outstanding as of immediately prior to the Effective Time.

All such Units, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired, and each Unitholder shall cease to have any rights with respect to such Units, except the right to receive the consideration provided for herein.

          (b) Issued and outstanding units of membership interest in Merger Sub shall remain outstanding and not be affected by the Merger.

     SECTION 3.2 Escrow. Concurrently with the execution and delivery of this Agreement (i) Parent, the escrow agent (the "Escrow Agent") and the Member Representative shall execute the escrow agreement substantially in the form attached hereto as Exhibit F (the "Escrow Agreement") and (ii) Parent shall deposit with the Escrow Agent, the Escrow Fund, for disbursement in accordance with the terms of the Escrow Agreement. Each Unitholder holding Units shall be entitled to receive his, her or its proportionate share of distributions of Escrowed Common Stock (or proceeds thereof) from the Escrow Fund in respect of each such Unit at such times and in the manner set forth in the Escrow Agreement. The parties intend for federal income tax purposes, that property held by the Escrow Agent shall be treated as delivered to recipient Unitholders at the time such property is distributed to them from escrow (and not at the time of deposit into escrow).

     SECTION 3.3 Cancellation of Company Options.

          (a) The Managers of the Company have taken such actions as are necessary to provide that:

               (i) each vested Company Option outstanding immediately prior to the Effective Time shall, in accordance with the Company Option Plan, be cancelled, terminated and extinguished immediately prior to the Effective Time in exchange for the right to receive from Parent an amount in cash, without interest, equal to (A) the number of Class A Units issuable pursuant to such vested Company Option, multiplied by (B) (x) the sum of the Closing Date Payment Amount plus the aggregate exercise price of all vested Company Options outstanding as of January 31, 2006 (such sum, the "Adjusted Closing Date Payment Amount") divided by (y) the Fully Diluted Number of Units, provided, that the cash consideration payable pursuant to this subsection (i) shall be reduced by the amount of the aggregate exercise price for the Class A Units issuable pursuant to such vested Company Option;

               (ii) each unvested Company Option outstanding immediately prior to the Effective Time shall, in accordance with the Company Option Plan, be cancelled, terminated and extinguished immediately prior to the Effective Time in exchange for the right to receive from Parent a restricted stock award as set forth in Section 3.4; and

               (iii) the Company shall take or cause to be taken all actions required to effect the terminations and cancellations set forth in this Section 3.3(a) and the Company Option Plan shall terminate immediately prior to the Effective Time.

          (b) Upon the cancellation of each Company Option, whether vested or unvested, each Optionholder shall cease to have any rights with respect thereto, except the right to receive from Parent the consideration payable with respect thereto pursuant to Section 3.3(a)(i) or Section 3.3(a)(ii), as applicable.

     SECTION 3.4 Restricted Stock Performance Plan.

          (a) Parent has set aside the pool of Performance Plan Shares of Parent Common Stock for grants of restricted stock awards to the holders of unvested Company Options immediately prior to the Closing that are cancelled pursuant to
Section 3.3(a)(ii) and others as indicated on Schedule 3.4(a). The number of Performance Plan Shares to be allocated to each recipient as of the Closing is set forth on Schedule 3.4(a). Each such restricted stock award shall vest according to the vesting schedule set forth on Schedule 3.4(a).

          (b) All such restricted stock awards shall otherwise be subject to the terms and conditions of Parent's 2004 Equity Incentive Award Plan and form of Restricted Stock Award Agreement and such other terms and conditions as have been established by Parent's Board of Directors or the Compensation Committee thereof. Parent and its Board of Directors shall take such actions as are necessary or appropriate to effect such restricted stock awards as promptly as practicable after the Closing.

     SECTION 3.5 Withholding Rights. Each of the Company, Parent, and the Escrow Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Unitholder or Optionholder holding vested Company Options such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by the Company, Parent or the Escrow Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Unitholder or Optionholder, as applicable, in respect of which such deduction and withholding was made.

     SECTION 3.6 Reservation of Warrant Stock. 1,082,923 shares of Parent Common Stock have been duly reserved for future issuance upon the exercise of Parent Warrants issuable pursuant to this Article III. When issued upon exercise of Parent Warrants in exchange for payment of the exercise price therefor, such shares will be duly authorized, validly issued, fully paid and nonassessable.

     SECTION 3.7 Closing Certificate. The Company has provided to Parent a certificate, duly executed by an officer of the Company (the "Closing Certificate"), pursuant to which the Company certifies and represents and warrants to Parent as to the following amounts and provides documents supporting such amounts: (1) the name and address of record of each Person who is a Unitholder immediately prior to the Effective Time; (2) the name and address of each Optionholder immediately prior to the Effective Time, and with respect to Company Options held by each such Person, the number of Class A Units subject to such Company Options (after giving effect to any exercises of Company Options occurring prior to the Effective Time), the vesting schedule of such Company Options and the per Unit exercise price with respect to such Company Options;
(3) the number (on a per class basis) of Units held by each Unitholder immediately prior to the Effective Time; (4) the amount of cash, the number of Parent Warrants and the principal amount of Senior Notes that each such Unitholder is entitled to receive in connection with the Closing pursuant to
Section 3.1(a)(ii); (5) the amount of cash that each such Optionholder is entitled to receive with respect to his or her vested Company Options in connection with the Closing pursuant to Section 3.3(a)(i); and (6) the number of shares of Escrowed Common Stock to be deposited in the Escrow Fund by Parent pursuant to Section 3.2, and each Unitholder's Pro Rata Share of the Escrow Fund.

     SECTION 3.8 Payment by Parent. Parent shall make all payments required by
Section 3.3 concurrently with the Effective Time either directly or by depositing the cash and securities to be distributed hereunder with the Surviving Company's payroll service or any combination thereof.

     SECTION 3.9 Closing Cash Adjustment.

          (a) The "Closing Cash Adjustment," if any, shall mean the positive difference, if any, between (x) $2,000,000 (Two Million U.S. Dollars) less (y) the amount of the Company's cash and cash equivalents ("Cash") as of the close of business on the Closing Date.

          (b) Post-Closing Determination. As promptly as practicable, but in no event later than sixty (60) days after the Closing, Parent shall deliver to the Member Representative Parent's determination of the actual amounts of Cash of the Company as of the close of business on the Closing Date (the "Final Closing Amount"). The Final Closing Amount shall be prepared in accordance with GAAP, based on the Company's books and records and other information then available. The Final Closing Amount shall take into account the Closing Dividend, if any, paid to the Company's Members prior to the Closing and all Transaction Expenses paid at or prior to the Closing. Parent shall provide access to and make reasonably available to the Member Representative and its agents, advisors and representatives all books, records, work papers, schedules and calculations used in preparing Parent's determination of the Final Closing Amount. If the Member Representative disagrees with Parent's determination of the Final Closing Amount, the Member Representative shall, within ten (10) days after receipt of Parent's determination of the Final Closing Amount, notify Parent in writing of such disagreement (such notice setting forth the basis for such disagreement in reasonable detail) and Parent and the Member Representative thereafter shall negotiate to resolve any such disagreement. If Parent and the Member Representative are unable to resolve any such disagreement within twenty (20) days after the Member Representative delivers its notice of disagreement to Parent, the Member Representative and Parent shall submit the dispute to Deloitte & Touche LLP (the "Accounting

Firm"). Parent and the Member Representative shall use reasonable efforts to cause the Accounting Firm to resolve all disagreements over the Final Closing Amount as soon as practicable, but in any event within thirty (30) days after submission of the dispute to the Accounting Firm. Parent and the Member Representative shall instruct the Accounting Firm to resolve all disagreements over the computations of the Final Closing Amount at an amount determined by the Member Representative or at an amount determined by Parent or at any amount between such amounts. The resolution of such disagreements and the determination of the Final Closing Amount by the Accounting Firm shall be final and binding on Parent, the Member Representative and the Members. Parent and the Member Representative (on behalf of the Members) shall each pay one half of the fees and expenses of the Accounting Firm.

          (c) Post-Closing Adjustment. In the event there is a Closing Cash Adjustment, then Parent may give written notice to the Escrow Agent and the Member Representative asserting a claim against the Escrow Fund in the full amount of such adjustment, without regard to the Deductible Amount.

          (d) Ordinary Course Operations by the Company. On the Closing Date after the Closing, the Company shall not at any time during such period (i) accelerate or delay in any material respect the collection of any account receivable in advance of or beyond its regular due date or the date on which the same would have been collected in the ordinary course of business consistent with past practice, (ii) delay or accelerate in any material respect the payment of any account payable in advance of its due date or the date such liability would have been paid in the ordinary course of business consistent with past practice or (iii) make any loans or distributions to the members of the Company or the Surviving Company or their respective Affiliates.

     SECTION 3.10 Total Cash Consideration. In no event shall the total amount of cash distributed by parent pursuant to Sections 3.1 and 3.3 exceed $22,000,000.

                                   ARTICLE IV.
                                EXCHANGE OF UNITS

     SECTION 4.1 Exchange of Units.

          (a) Payment Fund. Subject to Section 4.1(b), following the Closing, Parent shall (i) issue and deliver Parent Warrants issuable pursuant to Section 3.1(a)(ii), (ii) issue and deliver Senior Notes pursuant to Section 3.1(a), and
(iii) deliver cash deliverable pursuant to Section 3.1(a), in each case in exchange for Units (the Parent Warrants, the Senior Notes, and the cash delivered pursuant to Section 3.1(a) being hereinafter referred to as the "Payment Fund"). Except as contemplated by Section 4.1(f) hereof, the Payment Fund shall not be used for any other purpose.

          (b) Exchange Procedures. Promptly following the date of this Agreement, the Surviving Company shall deliver to each Unitholder (other than with respect to Units to be canceled or retired pursuant to Section 3.1(a)(i)),
(i) a letter of transmittal in a form and having such provisions as Parent and the Company have agreed and (ii) instructions for use in effecting the surrender of the Units in exchange for the consideration provided herein. Upon delivery of a letter of transmittal to Parent, duly executed, and such other documents as may reasonably be required by Parent, the Unitholder shall receive the amount of consideration into which such Units shall have been converted pursuant to Section 3.1(a). No interest will be paid or will accrue on any cash payable between the date of submission of the letter of transmittal and payment with respect thereto by Parent. If payment is to be made to a person or entity other than the registered holder of a Unit, it shall be a condition of payment that the Unitholder requesting such payment follow the reasonable procedures requested by Parent and that the Person requesting such payment shall pay any transfer or other taxes required by reason of such request or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Parent shall cause all cash, Senior Notes and Parent Warrants payable with respect to any Unit to be delivered to each former Unitholder no later than two (2) Business Days after Parent's receipt of the executed and delivered letter of transmittal in proper form.

          (c) No Liability. None of Parent, the Company or any party hereto shall be liable to any holder of Units for any shares of Parent Common Stock (or dividends or distributions with respect thereto), Parent Warrants, Senior Notes or cash or interest from the Payment Fund delivered to a public official pursuant to any abandoned property, escheat or similar Law. Persons who prior to the Merger held Units shall look only to Parent (subject to the terms of this Agreement and abandoned property, escheat and other similar laws) with respect to any consideration that may be payable upon due surrender of the Units held by them, without interest.

          (d) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Unit with respect to the shares of Parent Common Stock represented thereby, unless and until the holder of such Unit shall have delivered a properly executed letter of transmittal to Parent.

          (e) Fractional Shares. No certificates, scrip or book-entries representing fractional shares of Parent Common Stock shall be issued in connection with the Merger, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share and such fractional share interests will not entitle the owner thereof to any rights of a stockholder of Parent, in lieu of such fractional shares, after aggregating all fractional shares of Parent Common Stock issuable to any holder, such holder shall be issued a number of whole shares of Parent Common Stock rounded down to the next whole share. The fractional share determination shall be made individually for each Unitholder. Each Parent Warrant initially shall be exercisable for the number of shares of Parent Common Stock determined in accordance with Section 3.1(a)(ii), rounded up or down to the nearest whole share.

          (f) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the Unitholders for twelve (12) months after the Effective Time shall be retained by Parent without restriction, and any Unitholders who have not theretofore complied with this Article IV shall thereafter look only to Parent for the shares of Parent Common Stock, Senior Notes, Parent Warrants, cash deliverable pursuant to Section 3.1(a) to which they are entitled pursuant to Section 4.1(e), in each case, without any interest thereon, and any disbursements required to be made from the Escrow Fund pursuant to the terms of the Escrow Agreement.

     SECTION 4.2 No Further Ownership Rights in Units; Closing of Company Transfer Books. At and after the Effective Time, each Unitholder shall cease to have any rights as a Unitholder, except the right to surrender his, her or its Units in exchange for payment of the consideration specified herein and no transfer of Units shall be made on the Unit transfer books of the Company. At the Effective Time, the Unit transfer books of the Company shall be closed, and no transfer of Units shall thereafter be made.

     SECTION 4.3 Further Assurances. At and after the Effective Time, the officers and Managers of the Company will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Company any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Merger.

                                   ARTICLE V.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except as set forth in the written disclosure schedule dated as of the date of this Agreement and previously delivered by the Company to Parent (the "Company Disclosure Schedule") (it being understood that the Company Disclosure Schedule shall be arranged in sections corresponding to the sections contained in this Agreement, and the disclosures in any section of the Company Disclosure Schedule shall qualify the representations in the corresponding section of this
Article V and shall be deemed made in any other section or sections of the Company Disclosure Schedule where the relevance of such disclosures is reasonably apparent from the text of such disclosure), the Company hereby represents and warrants to Parent and Merger Sub as follows:

     SECTION 5.1 Organization. The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it, and to carry on its Business in all material respects as currently conducted. The Company is duly qualified to do business, and is in good standing, under the Laws of the Commonwealth of Virginia. True and complete copies of the Certificate of Formation (the "Certificate of Formation") and Operating Agreement of the Company (the "Operating Agreement"), each as amended and in effect as of the date of this Agreement, have been made available to Parent. The Company is not in material violation of any of the provisions of the Certificate of Formation or Operating Agreement. True and complete copies of all minutes of meetings (and consents in lieu thereof) of the Company's Unitholders and of its Managers have been made available by the Company to Parent.

     SECTION 5.2 Capitalization.

          (a) As of the date of this Agreement, 755,000 uncertificated Class A Units are issued and outstanding, 20,000,000 uncertificated Class B Units are issued and outstanding and 12,188,690 uncertificated Class C Units are issued and outstanding. Except as set forth in the immediately preceding sentence or on the Closing Certificate, no other equity securities of the Company are issued or outstanding. All such issued and outstanding Units have been duly authorized and validly issued, and were not issued in violation of any preemptive or similar rights created by statute, the Certificate of Formation, the Operating Agreement or any agreement to which the Company is a party or by which it is bound. At the Effective Time, by virtue of the Merger and assuming Parent's payment of the consideration payable pursuant to Article III, Parent will acquire good and marketable title to all of the issued and outstanding Units as of the Closing, free and clear of all Encumbrances. The Closing Certificate sets forth, as of the date of this Agreement, the name of each Unitholder, his, her or its address of record and the number and class of Units held of record by each such Unitholder. There are no accrued or unpaid dividends or distributions with respect to any issued and outstanding Units. At the Closing, the holders of the Units shall have no claims against Parent (other than a claim for payment of the consideration payable pursuant to Article III) or the Company or their respective Affiliates, Managers, officers, directors, stockholders or Unitholders with respect to such Units.

          (b) As of the date of this Agreement, except as set forth in the Closing Certificate, there are (i) no outstanding options, warrants, calls, rights of conversion or other rights, agreements, arrangements or commitments of any kind or character, whether written or oral, relating to the Units to which the Company is a party, or by which it is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any Units, and
(ii) no outstanding or authorized Unit appreciation, phantom Unit, profit participation, or other similar rights with respect to the Company. Each Company Option was issued pursuant to and in accordance with the documents listed on
Section 5.2(b) of the Company Disclosure Schedule. At the Closing, all outstanding Company Options shall be extinguished and, except for the right to receive the consideration payable pursuant to Article III, the holders of vested and unvested Company Options shall have no claims against Parent or the Company or their respective Affiliates, Managers, officers, directors or Unitholders with respect to such Company Options.

          (c) As of the date of this Agreement and except as set forth in
Section 5.2(c) of the Company Disclosure Schedule, there are (i) no rights, agreements, arrangements or commitments of any kind or character, whether written or oral, relating to the Units to which the Company is a party, or by which it is bound, obligating the Company to repurchase, redeem or otherwise acquire any issued and outstanding Units; (ii) no voting agreements, member agreements, proxies or other agreements or understandings in effect to which the Company is a party, or by which it is bound, with respect to the governance of the Company or the voting or transfer of any Units and (iii) no rights, agreements, arrangements or commitments of any kind or character, whether written or oral, granting any right of first refusal with respect to, or any preemptive or antidilutive right with respect to, any Units.

     SECTION 5.3 Subsidiaries. The Company has never had and it does not currently have any Subsidiaries. There are no other Persons in which the Company owns, of record or beneficially, any direct or indirect equity interest or any right (contingent or otherwise) to acquire any equity interest, other than investment securities in which cash in excess of that needed for the Company's operations is invested. The Company is not a member of any partnership or limited liability company, nor is the Company a participant in any joint venture or similar arrangement constituting a legal entity.

     SECTION 5.4 Authorization; No Conflicts

          (a) The Company has full power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Company's Managers and Unitholders and no other limited liability company proceedings on the part of the Company and its Managers and Unitholders are necessary to approve this Agreement or the Ancillary Agreements to which the Company is a party or to authorize or consummate the transactions contemplated hereby or thereby. This Agreement and the Ancillary Agreements to which the Company is a party have been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements to which the Company is a party by each of the other parties hereto and thereto) constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting the rights of creditors generally and the availability of equitable relief (whether in proceedings at law or in equity).

          (b) Assuming the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and that those consents, authorizations, filings, notifications and other actions set forth on Section 5.4(b) of the Company Disclosure Schedule have been obtained or made, neither the execution and delivery by the Company of this Agreement or the Ancillary Agreements to which the Company is a party nor the consummation by the Company of any of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Formation or Operating Agreement or (ii) violate, conflict with or require any notice, filing, consent, waiver or approval under any material Law to which the Company or any of its properties, contracts or assets are subject.

          (c) Set forth on Section 5.4(c) of the Company Disclosure Schedule is a list of each consent, notice, approval or waiver under any material Contract to which the Company is a party, or by which the Company or any of its properties or assets may be bound, which is required in order for the Company to consummate the transactions contemplated by this Agreement or to comply with any of the terms or provisions hereof or (y) where consummation of the transactions contemplated by this Agreement in the absence of such consent, notice, approval or waiver would violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, result in the creation of any Encumbrance under, or accelerate or result in a right of acceleration of the performance required by, any such material Contract (collectively, the "Consents"). The Company has not obtained any of the Consents.

     SECTION 5.5 Financial Statements.

          (a) Attached as Section 5.5(a) of the Company Disclosure Schedule are the following items: (i) the unaudited consolidated balance sheet of the Company as of December

31, 2005 and the related consolidated statements of income and cash flows for the year ended December 31, 2005 (the statements referred to in this clause (i) (including the balance sheet), the "Unaudited Company Financial Statements" and the unaudited balance sheet as of December 31, 2005, the "Unaudited Company Balance Sheet"); and (ii) the audited consolidated balance sheets of the Company as of December 31, 2004 and 2003 and the related consolidated statements of income and cash flows for the fiscal years ended December 31, 2004 and 2003 (the statements referred to in this clause (ii) (including the balance sheets), the "Audited Company Financial Statements" and together with the Unaudited Company Financial Statements, the "Company Financial Statements"). The Company Financial Statements present fairly, in all material respects, the financial position of the Company as of the respective dates thereof and the results of the Company's operations for the fiscal periods therein set forth. Section 5.5 of the Company Disclosure Schedule sets forth the Company's accounting policies with respect to certain matters and any instances in which the Company Financial Statements have not been prepared in accordance with GAAP consistently applied throughout such fiscal periods (subject to normal year-end audit adjustments with respect to the Unaudited Company Financial Statements), except as may be indicated in the notes thereto with respect to the Unaudited Company Financial Statements.

          (b) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management's authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) the Company tracks and monitors its material assets and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (c) The Company has made available to Parent an itemization of the accounts receivable (including aging) of the Company as of December 31, 2005 (the "Accounts Receivable"). The Accounts Receivable represent bona fide claims against debtors for sales, services performed (or to be performed) or other charges arising pursuant to binding agreements entered into on or before the respective dates of recording thereof. All Accounts Receivable have been billed in accordance with the past practice of the Company consistently applied and, to the Knowledge of the Company, are collectible in the ordinary course of business within one hundred eighty (180) days, except to the extent of an amount not in excess of the reserve for doubtful accounts reflected on the Unaudited Company Balance Sheet.

          (d) To the Knowledge of the Company, there are no outstanding claims against the Company to return any products by reason of alleged overshipments, defective products or otherwise.

          (e) The Company has made and kept (and made available to Parent) its books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company's Business. All minutes of meetings of the Company's Unitholders and Managers (and consents in lieu thereof) have been made available to Parent and are true and correct in all material respects. The Company has not maintained any bank account except for bank accounts which have been and are reflected in the Company's books and records.

     SECTION 5.6 Undisclosed Liabilities

          (a) Except as set forth on Section 5.6 of the Company Disclosure Schedule, to the Knowledge of the Company, it has no liabilities or obligations (absolute, accrued, contingent or otherwise) except (a) liabilities and obligations (including warranties) under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Company Financial Statements (including the notes thereto), which are not material to the assets, properties, business, financial condition or operating results of the Company, (b) liabilities and obligations which are reflected and properly reserved against in the Company Financial Statements in accordance with GAAP, and (c) liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the Unaudited Company Balance Sheet Date. None of the liabilities or obligations described in this Section 5.6 relates to any breach of Contract, breach of warranty, tort, infringement, misappropriation or violation of law or arose out of any Action.

          (b) The Company has never affected or otherwise been involved in any "off-balance sheet arrangements" (as defined in Item 303(a)(4) of Regulation S-K under the Exchange Act). Without limiting the generality of the foregoing, the Company is not providing a guarantee of any debt or other obligation of any other Person.

     SECTION 5.7 Contracts. Section 5.7 of the Company Disclosure Schedule sets forth a complete and accurate list or description of all Contracts as of the date of this Agreement: (v) pursuant to which the Company (i) was billed by or paid to a counterparty, or invoiced a customer, in excess of $75,000 in calendar year 2005 or (ii) has an obligation that the Company reasonably believes will result in it being billed by or making payments to a counterparty, or that the Company reasonably believes will result in it invoicing customers, in excess of $75,000 in 2006 or any calendar year thereafter pursuant to Contracts currently in force (other than, in the case of 2006 or thereafter, purchases by the Company of items costing less than $25,000 in any individual case and made in the ordinary course of business) and that is not otherwise required to be disclosed pursuant to subsections (x), (y) or (z) of this Section 5.7; (w) agreements set forth under subsection (v) that are not terminable by the Company within ninety (90) days from the date of this Agreement without penalty or further obligation on the part of the Company; (x) that involve material payments based on profits or revenues of the Company; (y) that are employment, management, consulting or severance agreements or other agreements or arrangements with any employees or independent contractors of the Company that differ in any material respect from the Company's current standard form of any of the foregoing (other than standard offer letters which provide for no severance benefits materially in excess of such benefits afforded to Company employees generally), of which copies of such standard forms have been previously made available by the Company to Parent; or (z) that include any noncompetition or nonsolicitation covenant or any exclusive dealing or similar arrangement that limits the ability of the Company or any of its Affiliates to compete (geographically or otherwise) in any line of business (collectively, the "Scheduled Contracts"). True, correct and complete copies of the current standard form of offer letter, employee invention and proprietary rights assignment agreements or option agreements used by the Company (and any prior forms of employment agreement, employee invention and proprietary rights assignment agreements or option agreements that are currently in effect and that differ in any material respect from the Company's current standard forms) have been previously made available to Parent. True, correct and complete copies of each Scheduled Contract have been made available to Parent. As of the date of this Agreement, each of the Scheduled Contracts is a legal, valid and binding obligation of the Company (assuming the due authorization, execution and delivery by the other parties thereto) and is in full force and effect and enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors generally and by the availability of equitable remedies (whether in proceedings at law or in equity). The Company has not received written notice of cancellation of or default under or intent to cancel or call a default under any of the Scheduled Contracts. The Company has performed all obligations required to be performed by it to date under the Scheduled Contracts where such nonperformance would result in a material breach of or material default under any such Scheduled Contract, and there exists no event or condition which with or without notice or lapse of time or both would be a material breach or a material default on the part of the Company or, to the Knowledge of the Company, on the part of any other party to such Scheduled Contracts.

     SECTION 5.8 Tax Matters.

          (a) Filing of Tax Returns. Set forth on Section 5.8(a) of the Company Disclosure Schedule is a list of all Tax Returns that the Company has filed. Except as set forth on Section 5.8(a) of the Company Disclosure Schedule, the Tax Returns filed are complete and accurate in all respects. The Company has used the accrual method of accounting for income tax purposes since January 1, 2003.

          (b) Payment of Taxes. Except as set forth on Section 5.8(b) of the Company Disclosure Schedule: (i) the Company does not have, and will not have, any Liability for Taxes in respect to periods or partial periods ending on or before the Closing Date and (ii) all Taxes that the Company is required by applicable Law to withhold or collect for periods ending on or before the Closing Date have been duly withheld or collected and have been timely paid over to the appropriate governmental authorities to the extent due and payable.

          (c) Audits, Investigations or Claims. Except as set forth on Section 5.8(c) of the Company Disclosure Schedule, no deficiencies for Taxes of the Company have been claimed, proposed or assessed by any taxing or other governmental authority. There are no pending audits, assessments or other Actions for or relating to any Liability in respect of Taxes of the Company, and to the Knowledge of the Company no audits, assessments or other Actions for or relating to any Liability in respect of Taxes of the Company are Overtly Threatened. The Company has not been notified that any taxing authority intends to audit a Tax Return for any other period. No extension of a statute of limitations relating to Taxes is in effect with respect to the Company.

          (d) Lien. There are no Encumbrances for Taxes (other than Permitted Encumbrances) on any asset of the Company.

          (e) Derivative Liability for Taxes. The Company has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code. The Company has no Liability for the Taxes of any other Person (i) under Treasury Regulations

Section 1.1502-6 (or any similar Regulations), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

          (f) Tax Sharing Agreements. There are no Tax-sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving the Company, and, after the Closing Date, neither the Company nor Merger Sub (by virtue of the Merger) shall be bound by any such Tax-sharing agreements or similar arrangements (entered into prior to the Closing) or have any Liability thereunder for amounts due in respect of periods prior to or after the Closing Date.

          (g) Foreign Person. Except as set forth on Section 5.8(g) of the Company Disclosure Schedule, for purposes of withholding under Section 1445 of the Code, neither the Company nor, to the Company's Knowledge, any Person having a direct or derivative equity interest in the Company is a "foreign person" as defined in Section 1445(f)(3) of the Code.

          (h) Permanent Establishment; State Presence. The Company does not have and has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States of America and such foreign country. All jurisdictions in which the Company has been or is as of the Closing Date required to file a Tax Return is set forth on Section 5.8(h) of the Company Disclosure Schedule.

          (i) Disallowance of Interest Deductions. None of the outstanding indebtedness of the Company constitutes indebtedness with respect to which any interest deductions may be disallowed under Section 163(i) or 163(l) or 279 of the Code or under any other applicable Regulations.

          (j) International Boycotts. The Company has never participated in and is not participating in an international boycott within the meaning of Code
Section 999.

          (k) Partnership Characterization. The Company is, will be through the time of the Closing, and at all times since its formation has been, properly characterized as a partnership for United States income tax purposes and all applicable state and local income and franchise tax purposes.

     SECTION 5.9 Litigation and Governmental Orders. Except as set forth on
Section 5.9 of the Company Disclosure Schedule, there are no material legal, administrative, arbitral or other proceedings (including disciplinary proceedings) or Actions of any nature pending or of which the Company has received written notice or that, to the Knowledge of the Company, are Overtly Threatened (i) against the Company, any assets of the Company or its Business or that challenge the validity or propriety of the transactions contemplated by this Agreement or by any of the Ancillary Agreements; (ii) involving any of the Company's products or services; or (iii) challenging the Company's right to use any products owned or licensed by any of the Company's vendors. There is no injunction, order, judgment, decree or material regulatory restriction imposed upon the Company or any assets of the Company or its Business.

     SECTION 5.10 Compliance with Laws.

          (a) The Company holds, and at all times has held, and at Closing will hold, all material licenses, franchises, decrees, permits and authorizations required under applicable Law (collectively, "Permits") for the lawful ownership, operation and use of the assets of the Company and the conduct of the Company's Business under and pursuant to, and has complied with each in all material respects, and the Company is not in material default under any applicable Law relating to the Company or any of its material assets, properties or operations, and there are no outstanding material violations of any of the above, and the Company has not received written notice asserting any such violation. The Company has been and is in compliance with all Permits in all material respects. Section 5.10(a) of the Company Disclosure Schedule sets forth a true and complete list of all material Permits currently held by the Company. The Company has all material Permits required to permit the Company to conduct its Business.

          (b) No Governmental Authority has provided written notice to the Company of, and, to the Knowledge of the Company, no Governmental Authority has otherwise initiated or Overtly Threatened to commence, any Action, proceeding or investigation into the Business or operations of the Company or any of its officers, directors or employees in their capacity as such with the Company. There is no material unresolved deficiency, violation or exception claimed by any Governmental Authority with respect to any examination of the Company.

     SECTION 5.11 Properties.

          (a) The Company has good and marketable title to, or valid leasehold interests in, all of its tangible properties and tangible assets. All tangible properties and tangible assets, other than tangible properties and tangible assets in which the Company has a leasehold interest, are free and clear of all Encumbrances, other than Permitted Encumbrances. The Company has complied in all material respects with all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. The Company enjoys peaceful and undisturbed possession under all such leases. Section 5.11 of the Company Disclosure Schedule sets forth a complete list of all real property and interests in real property owned or leased by the Company and a true and complete list of all personal property, equipment and fixtures (other than individual items as noted on the respective invoices to the Company for such items having an invoiced amount of less than $25,000) owned by the Company, all of which personal property, equipment and fixtures are in good condition, normal wear and tear excepted.

          (b) There are no pending or, to the Knowledge of the Company, Overtly Threatened, condemnation or similar Actions against the Company or otherwise relating to any of the properties or assets and the Company has not received any written notice of the same.

          (c) Since December 31, 2005, there has not been any damage, destruction or loss (whether or not covered by insurance) affecting the Company's assets or its Business which would reasonably be expected to have a Company Material Adverse Effect.

     SECTION 5.12 Sufficiency of and Title to Assets. The Company owns all right, title and interest in and to or has sufficient rights to all of the properties, assets and rights of any kind, whether tangible or intangible, real or personal (including, without limitation, the Company Intellectual Property), necessary to enable the Company (prior to the Closing) and the Surviving Company (immediately after the Closing) to conduct the Business as currently conducted (the "Company Assets"), free and clear of any Encumbrances, other than Permitted Encumbrances. The Company has sole right, title and interest in and to or has sufficient rights to all of its assets, free and clear of any Encumbrances, other than Permitted Encumbrances.

     SECTION 5.13 Intellectual Property.

          (a) Generally. Section 5.13(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all of the Company's United States and foreign: (i) registered or filed applications for trademarks, service marks and trade names and designs owned by or exclusively licensed to the Company (collectively, "Trademarks") and for each Trademark, the application serial number or registration number thereof, if applicable, the class of goods or the description of the goods or services covered thereby, the countries in which such Trademark is registered, and the expiration date for each country in which trademark, service mark, trade name or design has been registered; (ii) patents and patent applications (including utility models and applications therefor, as applicable, and any continuations, continuations-in-part, divisionals, reissues, renewals and applications for any of the foregoing) that are owned by or exclusively licensed to the Company (collectively, "Patents") and for each Patent, the number, issue date, title and priority information for each country in which such Patent has been issued, and for each Patent application, the application number, date of filing, title and priority information for each country in which a Patent application is pending and (iii) registered domain names, and World Wide Web Universal Resource Locators that are owned by or exclusively licensed to the Company (collectively, "Domain Names"); in each case, except where such intellectual property relates to (x) Software generally available on reasonable terms without charge or for a license fee of no more than $50,000 or (y) agreements relating to Company Intellectual Property not incorporated into or used in the development, manufacturing or distribution of the products or services of the Company.

          (b) Trademarks.

               (i) All required registration, maintenance and renewal fees have been made with respect to all Trademarks. No Trademark is now involved in any opposition or cancellation proceeding in the United States Patent and Trademark Office. Except as set forth on Section 5.13(b)(i) of the Company Disclosure Schedule, to the Knowledge of the Company, there has been no prior use of any Trademark of the Company by any third party that confers upon said third party superior rights in any such Trademark.

               (ii) The Company has not received any written notice or claim or overt oral threat challenging the Company's ownership of the Trademarks.

          (c) Patents.

               (i) All required registration, maintenance and renewal fees have been made with respect to all Patents that, if not made, would result in a revocation or lapse of the Patent in question.

               (ii) No Patent of the Company is now involved in any interference, reissue, reexamination or opposition proceeding in the United States Patent and Trademark Office or any foreign patent office, and, to the Knowledge of the Company, no such action has been Overtly Threatened.

               (iii) The Company is the owner of all right, title and interest in and to all of the Patents, in each case free and clear of any and all Encumbrances, and the Company has not received any written notice or claim challenging the Company's ownership of the Patents, and to the Knowledge of the Company, no such claim has been Overtly Threatened. There is no agreement, decree, arbitral award or other provision or contingency which obligates the Company to grant licenses in future Patents.

          (d) Copyrights. Section 5.13(d) of the Company Disclosure Schedule sets forth a complete and accurate list of all the Company's registered copyrights. The Company is the owner of each of the copyrights used by the Company in its Business, in each case free and clear of any and all Encumbrances, other than those as to which the rights being exercised by the Company (i) have been licensed from another Person or (ii) that are not incorporated into, or used in the development, manufacturing, or distribution of the products or services of the Company (collectively, "Company Copyrights"), and no third party has challenged the Company's ownership or use of the Company Copyrights in any written notice and to the Knowledge of the Company, no such challenge has been Overtly Threatened. To the Knowledge of the Company, no other Person has infringed or is infringing any of the Company Copyrights.

          (e) Trade Secrets.

               (i) Except as would not reasonably be expected to cause a Company Material Adverse Effect, the Company has taken commercially reasonable steps to protect its rights in confidential information and proprietary information, including any formula, pattern, compilation, program, device, method, technique, or process for which the Company has not sought Patent protection used by the Company in its Business, explicitly excluding Residuals, that the Company has reasonably determined: (1) derives independent economic value, actual or potential, from not being generally known to the public or to other Persons who can obtain economic value from its disclosure or use and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy (collectively, "Trade Secrets").

               (ii) Without limiting the generality of Section 5.13(e)(i), and except as set forth in Section 5.13(e)(ii) of the Company Disclosure Schedule, the Company has a policy of requiring each relevant employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms that assign to the Company all rights to any Company Intellectual Property that are developed by the employees, consultants or contractors in the course of their employment or other service to the Company, as applicable, and that the Company reasonably believes otherwise appropriately protect the Company Intellectual Property, to the Knowledge of the Company such policy has been complied with in all material respects; and, except (A) subject to appropriate confidentiality obligations,
(B) situations that would not reasonably be expected to cause a Company Material Adverse Effect or (C) demonstrations of Software and the functionality of such Software to customers, potential customers, vendors, partners or other

Persons with whom the Company has or is seeking a business relationship in the ordinary course of business, there has been no disclosure by the Company of its confidential information or Trade Secrets; nor, to the Knowledge of the Company, have any actions been taken by the Company which would affect the Company's ability to obtain U.S. or foreign protection for the Company's inventions for which Patent applications have been filed.

          (f) License Agreements

               (i) Section 5.13(f)(i) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements granting to the Company any right to use or practice any rights under any intellectual property rights of third parties currently used by the Company in the operation of the Company's Business (other than (x) Software generally available on reasonable terms without charge or for a license fee of no more than $50,000 or (y) agreements relating to intellectual property rights of third parties not incorporated into or used in the development, manufacturing or distribution of the products or services of the Company) (collectively, the "Company Inbound License Agreements"), indicating for each the title and the parties thereto.

               (ii) Section 5.13(f)(ii) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements (other than "click through" end user license agreements entered into by the Company in the ordinary course of business) currently in effect and under which the Company invoiced in calendar year 2005, or reasonably expects to invoice during calendar year 2006, providing for payments during either such year to the Company in excess of $100,000 under which the Company has granted licenses of Software or other rights to in or to use or practice any rights under any Company Intellectual Property (indicating for each the title and parties thereto) (the "Company Outbound License Agreements").

               (iii) The Company has not received written notice of any material disagreement with respect to any Company Inbound License Agreement or any Company Outbound License Agreement. Correct and complete executed copies of all Company Inbound License Agreements and Company Outbound License Agreements have been made available to Parent.

          (g) Domain Names. The Company is the sole owner of the Domain Names, and all such Domain Names are currently registered by the Company, as sole owner, with an ICANN accredited registrar, and the registration fees are paid through the date(s) listed on Section 5.13(g) of the Company Disclosure Schedule. To the Company's Knowledge and except as may be provided on any such internet site or in any terms of use or other policy governing the use of or access to any such internet site, the Company is the owner or has sufficient rights to display all content displayed on the Internet site associated with each of the Domain Names (collectively, the "Content"), and, except pursuant to Contracts listed on Section 5.4(c) of the Company Disclosure Schedule, no consent, license or approval from any third party is required in connection with the sale or transfer of the ownership of the Domain Names and the continued use of the Content by the Surviving Company.

          (h) Ownership; Sufficiency of Intellectual Property Assets. The Company owns or possesses adequate licenses or other rights to use, free and clear of Encumbrances

(except in the case of licenses, the interests of the licensing party) all Company Intellectual Property and Software (to the extent owned or exclusively licensed), and, to the Knowledge of the Company, software not owned or exclusively licensed by the Company, in each case used in the conduct of the Company's Business. To the Company's Knowledge, the Company Intellectual Property together with the Company's rights granted to it under the Company Inbound License Agreements, constitute all intellectual property used in the operation of the Company's Business as currently conducted.

          (i) No Infringement by the Company. Except as set forth on Section 5.13(i) of the Company Disclosure Schedule, no litigation is now pending and no written notice has been received by the Company, or to the Knowledge of the Company, Overtly Threatened, (A) alleging that the Company has engaged in any activity or conduct that infringes upon, violates or constitutes the unauthorized use of the intellectual property rights of the Person by whom such notice or threat was made, including any contamination or misappropriation of trade secrets claims, or (B) challenging the ownership, use, validity or enforceability of any Patent.

          (j) No Infringement by Third Parties. Except as set forth on Section 5.13(b)(j) of the Company Disclosure Schedule, to the Knowledge of the Company, no third party is misappropriating, infringing, diluting or violating any Company Intellectual Property or Company Software, and no claims for any of the foregoing have been brought against any third party by the Company. The Company has taken commercially reasonable steps to protect the Company Intellectual Property and the Company Software.

          (k) Assignment; Change of Control. To the Knowledge of the Company, except for consents required pursuant to Contracts listed on Section 5.4(c) of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement, the Ancillary Agreements and each of the other documents contemplated hereby or thereby to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any of the Company's rights to own any Company Intellectual Property or Company Software or rights under any Company Inbound License Agreement, nor require the consent of any Governmental Authority or third party in respect of any Company Intellectual Property or Company Software.

          (l) Software.

               (i) The Software owned or purported to be owned by the Company was: (i) developed by employees of the Company within the scope of their employment; (ii) developed by independent contractors who have assigned their rights in such Software to the Company pursuant to written agreements; or (iii) otherwise acquired by the Company from a third party who assigned all intellectual property rights in the Software to the Company. None of the Software owned or purported to be owned by the Company is, in whole or in part, subject to the provisions of any open source or quasi-open source license agreement that requires the disclosure of the source code to any Software owned or purported to be owned by the Company. The Company has made no submission with standards bodies or other entities, other than under Company Inbound License Agreements or Company Outbound License Agreements which would obligate the Company to grant licenses to or otherwise impair its control of the Company Intellectual Property or Company Software.

               (ii) Section 5.13(l)(ii) of the Company Disclosure Schedule includes a list of source code escrow arrangements into which the Company has entered.

          (m) Encryption Technology. The Company's Business as currently conducted complies with all U.S. applicable Laws, rules and regulations regarding encryption technology, including, without limitation, the import and export thereof. All CCAT's received by the Company are listed on Section 5.13(m) of the Company Disclosure Schedule.

          (n) Use of User Data.

               (i) The Company's use, license, sublicense and sale of any User Data collected from users at its website and any co-branded websites which the Company manages comply in all material respects with the Company's published privacy policy, (collectively, the "Privacy Policies"), excluding any violation that, if disclosed, would not reasonably be expected to result in a Company Material Adverse Effect.

               (ii) To the Company's Knowledge, it is in compliance in all material respects with all contractual obligations binding on the Company that relate to or govern the compilation, use and transfer of User Data.

               (iii) There is no Action pending by any Person or any Governmental Authority involving the use, disclosure or transfer of any User Data by the Company, nor, has the Company been contacted in writing by any Governmental Authority regarding the use, disclosure or transfer of any User Data by the Company.

               (iv) None of the Privacy Policies currently in effect prohibits the transfer of the User Data referred to in subsection (i) above to Parent and its Affiliates pursuant to Parent's acquisition of the websites, products and other assets of the Company pursuant to this Agreement (it being understood that, following such transfer, such User Data remains subject to the applicable use limitations set forth in such Privacy Policies).

               (v) To the Knowledge of the Company, no Person has obtained unauthorized access to User Data stored on the computer systems of the Company (including, without limitation, any User Data contained in any hard copy printouts), nor has there been any other unauthorized acquisition of material computerized data of the Company (including, without limitation, any data contained in any hard copy printouts) that has compromised the security, confidentiality or integrity of any User Data maintained by the Company in any material manner.

     SECTION 5.14 Employee Benefit Matters.

          (a) General. Section 5.14(a) of the Company Disclosure Schedule contains a complete list of Company Benefit Plans. The Company and its ERISA Affiliates have performed in all material respects all obligations required to be performed by them under, are not in default under or violation of any Company Benefit Plan, and each Company Benefit Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code. For the purposes of this
Section 5.14(a), no action taken pursuant to this Agreement shall be deemed to constitute a default under or violation of any Company Benefit Plan.

          (b) Documents. True and complete copies of (i) each Company Benefit Plan listed on Section 5.14(a) of the Company Disclosure Schedule (ii) the most recent determination and opinion letters received from the Internal Revenue Service with respect to each such Company Benefit Plan that is intended to be a "qualified plan" under Section 401(a) of the Code or each standardized prototype plan on which each such Company Benefit Plan is based, (iii) for the three (3) most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for any Company Benefit Plan or related trust, (iv) if such Company Benefit Plan is funded, the most recent annual accounting of Company Benefit Plan assets, and (v) discrimination tests demonstrating compliance with Sections 401(a)(4), 401(k), 401(m) and 410(b) of the Code (or other applicable provisions of the Code) for each Company Benefit Plan for each year since the date of the plan's establishment, have been made available to Parent.

          (c) Qualified Plans. Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received either a favorable determination letter or a favorable opinion letter from the Internal Revenue Service stating that such Company Benefit Plan, or the standardized prototype plan on which such Company Benefit Plan is based, is qualified and that its related trust, if any, is tax-exempt under the provisions of Sections 401(a) (or 403(a), as appropriate) and 501(a) of the Code. For each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code, to the Company's Knowledge, there has been no event, condition or circumstance that has adversely affected or is likely to adversely affect such qualified status that could not be cured without material liability to the Company.

          (d) Types of Plans. Neither the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in or contributed to, been required to contribute to, or had any liability or obligation under or relating to any (i) Pension Plan that is subject to Section 302 or Title IV of ERISA or
Section 412 of the Code, (ii) Multiemployer Plan, or (iii) "multiple employer plan" as defined in Section 3(40) of ERISA or Section 413(c) of the Code, or
(iii) "welfare benefit fund" within the meaning of Section 419 of the Code. No Company Benefit Plan provides welfare benefits that are not fully insured through an insurance contract. Neither the Company nor any ERISA Affiliate has engaged in any transaction subject to Section 4069(a) or 4212(c) of ERISA.

          (e) No Post-Employment Obligations. No Company Benefit Plan provides, or represents any material liability to provide, life insurance, health or other welfare benefits to any Company Employee upon his or her retirement or termination of employment or any reason, other than (i) coverage mandated by COBRA or any similar state or local law, (ii) death benefits under any Pension Plan, or (iii) disability benefits under any Welfare Plan that has been fully provided for by insurance or otherwise, and neither the Company nor any ERISA Affiliate has represented, promised or contracted (whether in oral or written form) to any Company Employee or any other person that such Company Employee or other person would be provided with life insurance, health or other welfare benefits upon their retirement or termination of employment, except those set forth in clauses (i) through (iii) of this Section 5.14(e).

          (f) Unrelated Business Taxable Income. No Company Benefit Plan (or trust or other funding vehicle pursuant thereto) has incurred any liability under Code Section 511.

          (g) Fiduciary Duties and Prohibited Transactions. No non-exempt "prohibited transaction," within the meaning of Section 4975 of the Code, or transaction in violation of Section 406 or 407 of ERISA has occurred with respect to any Company Benefit Plan. Neither the Company nor any ERISA Affiliate is subject to any penalty or tax with respect to any Company Benefit Plan under
Section 502(i) or 502(l) of ERISA or Subtitle A, Chapter 43 of the Code.

          (h) Litigation. There is no action, order, writ, injunction, judgment or decree outstanding or claim (other than routine claims for benefits), suit, litigation, proceeding, arbitration proceeding, governmental audit or investigation relating to or seeking benefits under any Company Benefit Plan that is pending against the Company, any ERISA Affiliate or any Company Benefit Plan.

          (i) No Amendments. Neither the Company nor any ERISA Affiliate has any plan or commitment, whether legally binding or not, to establish any new Company Benefit Plan, to modify any Company Benefit Plan (except to the extent required by law or to conform any such Company Benefit Plan to the requirements of any applicable law, or as required by this Agreement), or to adopt or enter into any Company Benefit Plan. Except as set forth in Section 5.14(i) of the Company Disclosure Schedule, each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any of its ERISA Affiliates (other than ordinary administration expenses normally associated with a termination).

          (j) Insurance Contracts. No Company Benefit Plan holds as an asset of any Company Benefit Plan any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship or rehabilitation proceedings.

          (k) Health Care Compliance. Neither the Company nor any ERISA Affiliate has, in any material respect, violated the requirements of COBRA, the Family Medical Leave Act, the Health Insurance Portability and Accountability Act of 1996, the Women's Health and Cancer Rights Act of 1998, the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act or any similar provisions of state law applicable to Company Employees.

          (l) Effect of Transaction. Except as set forth in Section 5.14(l) of the Company Disclosure Schedule or distributions to be made pursuant to Article III, the execution and delivery of this Agreement or the Ancillary Agreements by the Company and the consummation of the transactions contemplated hereby or thereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company

Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Employee. No payment or benefit (or portion thereof) that will or may be made by the Company, its ERISA Affiliates or Parent or any of its affiliates under any Company Benefit Plan or this Agreement or the Ancillary Agreements with respect to any Company Employee will be a "parachute payment" within the meaning of
Section 280G(b)(2) of the Code.

          (m) No Other Material Liability. To the Knowledge of the Company, no event has occurred in connection with which the Company, any ERISA Affiliate or any Company Benefit Plan, directly or indirectly, could be subject to any material liability (other than the payment of benefits under the terms of such Company Benefit Plan) (A) under any statute, regulation or governmental order relating to any Company Benefit Plan or (B) pursuant to any obligation of the Company to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Company Benefit Plans.

     SECTION 5.15 Labor Matters

          (a) Section 5.15(a) of the Company Disclosure Schedule includes a complete and accurate list (giving name, job title, credited service, current annual compensation (including a separate statement of base salary, bonus and benefits for each individual)) of each current Company Employee. Except as set forth on Section 5.15 of the Company Disclosure Schedule, the employment of each Company Employee is terminable at-will by the Company. The Company has never been materially delinquent in payments to any Company Employees or Company independent contractors for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employee or contractor. The Company is and has always been in compliance in all material respects with all applicable Laws respecting labor, employment, immigration, fair employment practices, terms and conditions of employment, workers' compensation, occupational safety, plant closings, wages and hours. The Company has withheld all amounts required by applicable Law or by agreement to be withheld from the wages, salaries, and other payments to employees; and the Company has never been materially liable for any arrears of wages or any penalty for failure to comply with any of the foregoing. The Company has never been liable for any payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice).

          (b) There are no pending claims against the Company under any workers' compensation plan or policy or for long-term disability. The Company is not bound by or subject to (and none of its assets or properties are bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending or, to the Knowledge of the Company, Overtly Threatened. The Company has not, during the three year period prior to the date of this Agreement, received any demand letters, civil rights charges, suits, drafts of suits, or administrative claims of or from any of its employees. There are no material controversies pending or, to the Knowledge of the Company, Overtly Threatened, between the Company and any Company Employees or Company independent contractors.

          (c) Except as set forth on Section 5.15(c) of the Company Disclosure Schedule, to the Knowledge of the Company, no Company Employees or Company independent contractors are or have ever been in material violation of any term of any employment contract, non-disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the Company's Business or to the use by the Company of trade secrets or proprietary information of others. To the Knowledge of the Company, no Company Employees or Company independent contractors are or have ever been in material violation of any term of any employment contract, non-disclosure agreement, noncompetition agreement, or any restrictive covenant relating to the Company's Business.

          (d) No current Company Employees or Company independent contractors have given notice to the Company, nor is the Company otherwise aware, that any such Person intends to terminate his or her employment with the Company. The Company is in compliance with all Laws concerning the classification of employees and independent contractors and has properly classified all such Persons for purposes of participation in the Company Benefit Plans.

     SECTION 5.16 Environmental Matters. The Company (v) is in material compliance with all, and is not subject to any material liability, in each case with respect to any, applicable Environmental Laws, (w) holds or has applied for all Environmental Permits necessary to conduct its current operations, and (x) is in material compliance with its Environmental Permits. The Company has not received any notice, demand, letter, claim or request for information alleging that the Company may be in violation of, or liable under, any Environmental Law. The Company (y) has not entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and no investigation, litigation or other proceeding is pending or Overtly Threatened with respect thereto, or (z) is not an indemnitor in connection with any claim Overtly Threatened by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials. To the Company's Knowledge, the Company does not use any Hazardous Materials in the conduct or operation of the Company's Business. None of the real property owned or leased by the Company is listed or, to the Knowledge of the Company, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date of this Agreement, or any similar state or foreign list of sites requiring investigation or cleanup. (i) To the Company's Knowledge, no Hazardous Material is present at any of the real property owned or leased by the Company in material violation of any applicable Environmental Law, (ii) the Company has not engaged in any Hazardous Materials Activity in material violation of any applicable Environmental Law, and (iii) no Action seeking material damages is pending or, to the Knowledge of the Company, has been Overtly Threatened against the Company concerning any of the Hazardous Materials Activities of the Company, or Hazardous Materials Activity on any of the real property owned or leased by the Company.

     SECTION 5.17 Insurance. Section 5.17 of the Company Disclosure Schedule includes a list of all material policies of fire, liability, product liability, workmen's compensation, health and other forms of insurance presently in effect with respect to the Company's Business (the "Company Insurance Policies"), including the named insured(s), true and complete copies of which have been made available for review by Parent. All Company Insurance Policies are valid, outstanding and enforceable policies and provide insurance coverage for the Company Assets and operation of the Company's Business, of the kinds, in the amounts and against the risks required to comply with applicable Law and/or any contractual or other obligations. The Company has not been refused any insurance with respect to any aspect of the operations of its Business, nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance. No notice of cancellation or termination has been received with respect to any such policy. The activities and operations of the Company have been conducted in a manner so as to conform in all material respects to all applicable provisions of the Company Insurance Policies.

     SECTION 5.18 Brokers. No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from, the Company or any of its Affiliates in connection with this Agreement, any of the Ancillary Agreements or the transactions contemplated hereby or thereby.

     SECTION 5.19 Warranties; Product Liability.

          (a) Warranties. Except pursuant to the terms of any Scheduled Contract or Company Outbound License Agreement or other standard agreement to purchase or license the Company's products in its ordinary course of business or as may be required by Law, there are no warranties, express or implied, written or oral, with respect to the products or services of the Company, and there are no Actions pending or, to the Knowledge of the Company, Overtly Threatened, with respect to any such warranty.

          (b) Product Liability. Since January 1, 2001, there have been no product liability Actions involving the Company relating to products or services developed, manufactured, sold or provided by the Company, nor, to the Knowledge of the Company, has any such Action been Overtly Threatened.

     SECTION 5.20 Absence of Certain Changes or Events. Since December 31, 2005 until the date of this Agreement, other than as set forth on Section 5.20 of the Company Disclosure Schedule there has not been any:

          (a) Company Material Adverse Effect or any event or development that would reasonably be expected to have a Company Material Adverse Effect;

          (b) material failure to operate the Company's Business in the ordinary course so as to use all commercially reasonable efforts to preserve the Company's Business intact and to preserve the continued services of the Company's employees and the goodwill of suppliers, customers and others having business relations with the Company;

          (c) resignation or termination of any key employee or independent contractor, officer or manager, or (except with respect to changes in compensation to the amount reflected on the list of employees made available to Parent) any increase in the rate of compensation payable or to become payable to any officer or manager of the Company (other than in connection with general, regularly-scheduled reviews), including the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such Person, or the addition to, modification of, or contribution to any Company Benefit Plan;

          (d) sale, assignment, license, transfer or Encumbrance of any material Company Assets, tangible or intangible, singly or in the aggregate, other than
(i) sales or licenses of products and services in the ordinary course of business and consistent with past practice and (ii) Permitted Encumbrances;

          (e) new Contracts, or extensions, modifications, terminations or renewals thereof, except for Contracts entered into, modified or terminated in the ordinary course of business and consistent with past practice or Contracts that are otherwise immaterial to the Company;

          (f) change in accounting methods or practices by the Company or revaluation by the Company of any of the Company Assets, including writing off or establishing reserves with respect to inventory, notes or accounts receivable (other than for which adequate reserves have been previously established);

          (g) declaration, setting aside or payment of any dividend or distribution in respect of any Units of the Company or any redemption, purchase or other acquisition of any Units or other equity securities of the Company other than the Closing Dividend, any distribution made with respect to taxes payable by Unitholders with respect to taxable income for 2005 and purchases by the Company of Class A Units held by Unitholders who are not Accredited Investors;

          (h) failure to pay any material obligation of the Company when due, unless the Company is disputing such obligation in good faith and maintaining appropriate reserves therefor;

          (i) acceleration or delay in any material respect of the collection of any account receivable in advance of or beyond its regular due date or the date on which the same would have been collected in the ordinary course of business consistent with past practice or (ii) delay or acceleration in any material respect of the payment of any account payable in advance of its due date or the date such liability would have been paid in the ordinary course of business consistent with past practice;.

          (j) failure to pay any material obligation of the Company when due, unless the Company is disputing such obligation in good faith and maintaining appropriate reserves therefor;

          (k) cancellation of any material indebtedness or waiver of any rights of substantial value to the Company, except in the ordinary course of business and consistent with past practice;

          (l) indebtedness incurred by the Company for borrowed money or any commitment to borrow money entered into by the Company, or any loans made or agreed to be made by the Company;

          (m) acquisition of any equity interest in any other Person;

          (n) adoption, modification or termination of any Company Benefit Plan except (x) as required by Law, or (y) changes to the Company Option Plan contemplated by this Agreement; or

          (o) agreement by the Company directly or indirectly to do any of the foregoing.

     SECTION 5.21 Customers. Section 5.21 of the Company Disclosure Schedule sets forth the Company's ten largest customers by revenues recognized in the Unaudited Company Financial Statements. None of such ten largest customers has notified the Company in writing of its intent to terminate the license agreement or services agreement between such customer and the Company or to materially reduce the services thereunder (nor, to the Knowledge of the Company, has any such customer Overtly Threatened to terminate the license agreement or services agreement between such customer and the Company or to materially reduce the services thereunder).

     SECTION 5.22 Prohibited Transactions. None of Company or any Representative acting on its behalf, has offered, paid, or agreed to pay any Person, including any Government Authority, directly or indirectly, any thing of value for the purpose of, or with the intent of obtaining or retaining any business included in the Company's Business in violation of applicable Laws, including (i) using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violating any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     SECTION 5.23 Conflicts of Interest; Affiliate Transactions.

          (a) Neither the Company, nor, to the Knowledge of the Company, any Unitholder, Manager or officer of the Company:

               (i) owns, directly or indirectly, any interest in (excepting less than one percent (1%) stock holdings for investment purposes in securities of publicly traded companies), or is an officer, director, employee or consultant of, any Person that carries on business in competition with the Company; or

               (ii) has any material claim against, or owes any material amount to, the Company, except for claims for salary, commissions, accrued vacation pay and accrued benefits under Company Benefit Plans.

          (b) No Contract, understanding or arrangement between the Company, on the one hand, and any of its respective Unitholders, Managers or officers, on the other hand, will continue in effect subsequent to the Closing Date, except for such rights as pertain to such person as an employee of the Company or a holder of the Company's equity securities.

     SECTION 5.24 Investment Company Act. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), which is required to be registered under the Investment Company Act in order to engage in the transactions described in
Section 7 of that Act. The Company is not a "broker" or "dealer" within the meaning of the Exchange Act. The Company does not act as investment adviser or subadviser to any "investment company," as defined in the Investment Company Act, which is registered under such Act.

     SECTION 5.25 Member Consent; Accredited Investors.

          (a) The only vote of any class or series of the Company's Units or the Company Options necessary to adopt or approve this Agreement, the Ancillary Agreements, the Merger and the other transactions contemplated hereby and thereby are: (i) the consent of a majority of the Units, voting together as a single class, (ii) the consent of James W. MacIntyre IV as Chief Executive Officer of the Company, and (iii) the consent of David Scherer as Chief Technology Officer of the Company (collectively, the "Member Consent"). The Member Consent has been obtained.

          (b) Each Unitholder holding Class A Units, each Unitholder holding Class B Units and each Unitholder holding Class C Units is an Accredited Investor.

          (c) The information supplied by the Company for inclusion in the materials submitted to the holders of Units in connection with the solicitation of their votes regarding this Agreement and the transactions contemplated hereby did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI.
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          Except as set forth in the written disclosure schedule dated as of the date of this Agreement and previously delivered by Parent and Merger Sub to the Company (the "Parent Disclosure Schedule") (it being understood that Parent Disclosure Schedule shall be arranged in sections corresponding to the sections contained in this Agreement, and the disclosures in any section of Parent Disclosure Schedule shall qualify the representations in the corresponding section of this Article VI and shall be deemed made in any other section or sections of Parent Disclosure Schedule where the relevance of such disclosures is reasonably apparent from the text of such disclosure), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

     SECTION 6.1 Organization. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it, and to carry on its Business in all material respects as currently conducted. Merger Sub is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it, and to carry on its Business in all material respects as currently conducted. Parent is duly qualified or licensed as a foreign corporation to do business, and is in good standing, under the Laws of each jurisdiction in which the character of its properties owned, operated or leased by it, or the nature of its activities, makes such qualification necessary, except in those jurisdictions where the failure to be so qualified or licensed and in good standing would not have a Parent Material Adverse Effect.

     SECTION 6.2 Authorization; No Conflicts

          (a) Each of Parent and Merger Sub has full power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which each of Parent and Merger Sub is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub, and no other corporate action on the part of Parent or Merger Sub is necessary to approve this Agreement or the Ancillary Agreements to which they are a party or authorize or consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which each of Parent and Merger Sub is a party have been duly and validly executed and delivered by each of Parent and Merger Sub (assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by the other parties hereto and thereto) and constitute valid and binding obligations of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with their terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting the rights of creditors generally and the availability of equitable relief (whether in proceedings at law or in equity).

          (b) Assuming all consents, approvals, authorizations, filings and notifications and other actions set forth in Section 6.3 have been obtained or made, neither the execution and delivery of this Agreement or the Ancillary Agreements to which it is a party by each of Parent and Merger Sub nor the consummation by Parent or Merger Sub of the transactions contemplated hereby or thereby to be performed by Parent or Merger Sub, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof or thereof, will (i) violate any provision of the organizational documents of Merger Sub or violate any provision of the certificate of incorporation or bylaws of Parent, (ii) (x) violate, conflict with or require any notice, filing, consent or approval under any material applicable Law to which Parent, Merger Sub or any of their respective properties, contracts or assets are subject, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate or result in a right of acceleration of the performance required by, result in the creation of any Encumbrance upon Parent Common Stock, properties, contracts or assets of Parent or Merger

Sub under, or require any notice, approval or consent under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent Merger Sub is a party, or by which Parent Merger Sub, or any of their respective properties or assets, may be bound or affected in any material respect.

     SECTION 6.3 Consents, Approvals, Etc. Except where the failure to obtain any consents, approvals, authorizations or actions, or to make such filings or notifications would not, when taken together with all other such failures by Parent and Merger Sub, have a material adverse effect on the ability of Parent or Merger Sub to perform its respective obligations under this Agreement or consummate the transactions contemplated by this Agreement, no consents, waivers, approvals, authorizations, orders or permits of, or declarations, filings or registrations with, or notifications to, any Governmental Authority or any third party are necessary in connection with the execution and delivery by Parent or Merger Sub of this Agreement and the Ancillary Agreements to which it is a party or the consummation by Parent of the transactions contemplated hereby or thereby.

     SECTION 6.4 Litigation and Governmental Orders. As of the date of this Agreement, there are no material Actions pending or of which Parent has received written notice against Parent, Merger Sub or any Subsidiaries of Parent ("Parent Subsidiaries"), or any of the assets or properties of Parent, Merger Sub or any Parent Subsidiaries, that would (x) prevent either Parent or Merger Sub from performing its obligations under this Agreement, (y) prevent either Parent or Merger Sub from consummating the transactions contemplated hereby, or (z) reasonably be expected to result in a Parent Material Adverse Effect. Parent, Merger Sub and Parent Subsidiaries and their respective assets and properties are not subject to any material Governmental Order that would prevent either Parent or Merger Sub from performing its obligations under this Agreement or consummating the transactions contemplated hereby.

     SECTION 6.5 Brokers. Except for Friedman, Billings, Ramsey & Co., Inc., no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from, Parent or Merger Sub in connection with this Agreement or the transactions contemplated hereby.

     SECTION 6.6 Valid Issuance of Shares. The shares of Parent Common Stock to be issued by Parent in connection with the transactions contemplated by this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights.

     SECTION 6.7 SEC Filings. As of their respective filing dates, all of the forms, reports and documents filed by Parent with the U.S. Securities and Exchange Commission ("SEC") since October 1, 2004 (collectively, the "Parent SEC Filings") complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and none of Parent SEC Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, in each case except to the extent corrected by a subsequent Parent SEC Filing. The financial statements of Parent included in Parent SEC Filings filed on or after November 25, 2005 complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of Parent as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Between September 30, 2005 and the date of this Agreement, Parent has not incurred any liabilities of the type required to be disclosed in the liabilities column of a balance sheet prepared in accordance with U.S. generally accepted accounting principles, except for (i) liabilities incurred in the ordinary course of business, and (ii) liabilities that would not have a Parent Material Adverse Effect.

     SECTION 6.8 Capitalization.

          Authorized, Issued and Outstanding Capital Stock. The authorized capital stock of Parent consists of 85,000,000 shares, of which (i) 75,000,000 shares are Parent Common Stock and (ii) 10,000,000 shares are preferred stock, none of which have been designated or issued. As of January 1, 2006: Parent had 18,992,886 shares of Parent Common Stock issued and outstanding; 2,823,099 shares of Parent Common Stock were duly reserved for future issuance upon the exercise of stock options and stock awards granted on or prior to such date pursuant to Parent's option and incentive plans; 10,000 shares of Parent Common Stock were duly reserved for issuance upon the exercise of warrants issuable to a third party; and 1,690,582 shares of Parent Common Stock were duly reserved for future issuance upon the exercise of employee stock options and stock awards available for grant after such date pursuant to Parent's option and incentive plans. Other than as set forth in the previous sentence and other than securities issuable pursuant to the transactions contemplated by this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which Parent is a party or bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold additional shares of capital stock or other voting securities of Parent or obligating Parent to issue, grant, extend or enter into any agreement to issue, deliver or sell any such capital stock or securities. Neither Parent nor any Subsidiary of Parent is subject to any obligation or requirement to provide material funds for or to make any material investment (in the form of a loan or capital contribution) in any Person (other than to or in the Parent or any of its Subsidiaries). There are no accrued or unpaid dividends with respect to any issued and outstanding shares of Parent Common Stock. There are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of Parent may vote.

     SECTION 6.9 Absence of Certain Changes or Events. Since September 30, 2005 through the date of this Agreement, there has not occurred (i) any Parent Material Adverse Effect, (ii) except as set forth on Section 6.9 of Parent Disclosure Schedule, any material change by Parent in its accounting methods, principles or practices except as required by concurrent changes in U.S. generally accepted accounting principles, (iii) any material reevaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course, (iv) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Parent's capital stock, (v) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting Parent's assets or the Business of Parent, (vi) material indebtedness incurred by Parent for borrowed money or any commitment to borrow money entered into by Parent, or any loans made or agreed to be made by Parent, (vii) any failure to pay any material obligation of Parent when due (subject to any applicable grace periods) or (viii) agreement by Parent directly or indirectly to do any of the foregoing.

     SECTION 6.10 Interim Operations of Merger Sub (No Parent Vote Required). Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated in this Agreement. No vote or other action of the stockholders of Parent is required by Law, Parent's Certificate of Incorporation or Parent's Bylaws or otherwise in order for Parent and Merger Sub to consummate the Merger.

     SECTION 6.11 Solvency. As of and immediately following the Effective Time,
(a) Parent and the Surviving Company shall be able to pay their respective debts as they become due and shall own assets having a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities) as they become due, and
(b) Parent and the Surviving Company shall have reasonably adequate capital to carry on their respective Businesses. No transfer of property is being made and no obligation is being incurred in connection with the Merger and the other transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Parent or the Surviving Company.

     SECTION 6.12 Compliance with Laws.

          (a) The Parent holds, and at all times has held, and at Closing will hold, all material Permits for the lawful ownership, operation and use of the assets of the Parent under and pursuant to, and has complied with each in all material respects, and the Parent is not in material default under any applicable Law relating to the Parent or any of its material assets, properties or operations in any material respect, and there are no outstanding material violations of any of the above, and the Parent has not received written notice asserting any such violation. The Parent has been and is in compliance with all Permits in all material respects. The Parent has all material Permits required to permit the Parent to conduct its Business.

          (b) No Governmental Authority has provided written notice to the Parent of, and, to the knowledge of Parent's executive officers as of the date hereof, no Governmental Authority has otherwise initiated or Overtly Threatened to commence, any Action, proceeding or investigation into the Business or operations of the Parent or any of its officers, directors or employees in their capacity as such with the Parent. There is no material unresolved deficiency, violation or exception claimed by any Governmental Authority with respect to any examination of the Parent.

     SECTION 6.13 No Infringement by Parent. No litigation is now pending, no written notice has been received by Parent, and no overt oral threat of litigation has been received by any of Parent's executive officers as of the date hereof, (A) alleging that Parent has engaged in any activity or conduct that infringes upon, violates or constitutes the unauthorized use of the intellectual property rights of the Person by whom such notice or threat was made, including any contamination or misappropriation of trade secrets claims, or (B) challenging the ownership, use, validity or enforceability of any patent owned by or exclusively licensed to Parent.

                                  ARTICLE VII.
                              ADDITIONAL AGREEMENTS

     SECTION 7.1 Further Action. Subject to the terms and conditions herein provided, each of the parties hereto shall use its commercially reasonable efforts to deliver, or cause to be delivered, such further certificates, instruments and other documents, and to take, or cause to be taken, such further actions, as may be necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement.

     SECTION 7.2 Indemnification; Officers' and Directors' Insurance.

          (a) The Company may purchase a six (6) year extended reporting period endorsement ("reporting tail coverage") with respect to the Company's directors and officers liability insurance currently in effect, and maintain such endorsement in full force and effect for its full term, provided that neither Parent nor the Surviving Company shall be required to pay more than $40,000 for such reporting tail coverage.

          (b) Parent and the Surviving Company shall, until the sixth (6th) anniversary of the Effective Time, jointly and severally, indemnify and hold harmless, with respect to claims or events existing or occurring at or prior to the Effective Time, each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company (the "Company Indemnified Parties"), against all Losses arising out of or by reason of the fact that the Company Indemnified Party is or was an officer or director of the Company whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under the Company Operating Agreement as in effect on the date of this Agreement.

          (c) The Certificate of Formation and Operating Agreement of the Surviving Company shall contain, and Parent shall cause the Certificate of Formation and Operating Agreement of the Surviving Company to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company than are presently set forth in the Certificate of Formation and Operating Agreement of the Company.

          (d) Parent shall pay all expenses, including reasonable attorneys' fees, that may be incurred by the persons referred to in this Section 7.2 in connection with their enforcement of their rights provided in this Section 7.2.

          (e) The provisions of this Section 7.2 are intended to be in addition to the rights otherwise available to the current officers and directors of the Company by Law, charter document or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Company Indemnified Parties, their heirs and their representatives.

     SECTION 7.3 Employee Benefit Matters.

          (a) Each Company Employee has been offered employment by Parent and those who are hired by Parent or retained by the Surviving Company will be eligible to: (i) during the period following the Closing until December 31, 2006, participate in each Company Benefit Plan that was offered to Company Employees as of immediately before the Effective Time and (ii) commencing January 1, 2007, participate in Parent's employee benefit programs, to the same extent as similarly situated employees of Parent. For purposes of determining eligibility to participate, vesting and entitlement to benefits (including for purposes of benefit accrual) where length of service is relevant under any benefit plan or arrangement of Parent, the Company or any of their respective Subsidiaries (collectively, "Parent Benefit Plans"), Parent shall, and shall cause such Subsidiary to, take such actions as are necessary and appropriate to provide that Company Employees as of the Effective Time shall receive full service credit for service with the Company. Parent shall (i) waive all limitations as to preexisting condition exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees as of the Effective Time under any Parent Benefit Plan that is a Welfare Plan that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such Company Employees and that have not been satisfied as of the Effective Time under the Company Benefit Plans that are welfare benefit plans maintained for the Company Employees immediately prior to the Effective Time, and (ii) provide each Company Employee as of the Effective Time with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable co-payment, deductible or out-of-pocket requirements under any Parent Benefit Plan that is a Welfare Plan that such employees are eligible to participate in after the Effective Time.

          (b) Nothing contained in this Agreement shall confer upon any employee of the Company any right with respect to continued employment by Parent or the Surviving Company.

     SECTION 7.4 Tax Matters.

          (a) Valuation for Income Tax Purposes. Attached hereto as Schedule 7.4 is the valuation of the assets of the Company (the "Valuation") agreed upon by the Parent, Merger Sub and the Member Representative. Company, Merger Sub and Parent shall file their respective Tax Returns in a manner consistent with the Valuation.

          (b) Filing of Tax Returns for the Company. The Member Representative shall prepare and file or cause to be prepared and filed any Tax Returns required to be filed with any taxing authority in connection with the determination, assessment, collection, administration or imposition of any Taxes on the Company relating to any taxable year or period through and including the Closing Date. Such Tax Returns shall be prepared on a basis consistent with the Tax Returns prepared for prior taxable years or periods, except as otherwise required by Law, and such Tax Returns may not be amended without the consent of Parent. The Member Representative shall provide a copy of such Tax Returns to Parent no later than ten (10) days before the due date therefor for Parent's review and comment. The Member Representative shall pay or cause to be paid, within the time and in the manner prescribed by Law, from its own funds or funds provided by certain or all of the holders of Units in the Company on the Closing Date all Taxes imposed on the Company relating to any year or period through and including the Closing Date.

          (c) Closing of the Books. The taxable year of the Company will close on the Closing Date for Tax purposes pursuant to Section 708 of the Code, and that items of income, deduction or credit will be allocated between the taxable period ending on the Closing Date and the taxable period beginning after the Closing Date based on a "closing of the books" of the Company on the Closing Date.

          (d) Tax Identification Numbers. For Tax purposes, the federal, state, local, and foreign tax identification numbers and accounts related to all existing and required Tax Return reporting of the Company will be closed and terminated by the Member Representative within the prescribed time for filing the final Tax Returns of the Company.

          (e) Cooperation. Merger Sub, the Company and the Member Representative shall reasonably cooperate, as and to the extent reasonably requested by another party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include signing any Tax Return, amended Tax Returns, claims or other documents necessary to settle any Tax controversy, the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

     SECTION 7.5 Notice of Proceedings. Parent will promptly notify the Member Representative in writing, upon receiving any notice from any Governmental Authority of its intention to institute an Action to nullify or render ineffective the transactions contemplated by this Agreement.

     SECTION 7.6 Nasdaq Listing. Parent shall use its commercially reasonable efforts to cause the shares of Parent Common Stock issuable pursuant to the Merger to be authorized for listing on the Nasdaq National Market, subject to official notice of issuance, prior to the issuance of such shares of Parent Common Stock. Parent shall use its commercially reasonable efforts to cause the shares of Parent Common Stock issuable upon exercise of the Parent Warrants to be listed for trading on any securities exchange on which the Parent Common Stock is at the time listed for trading.

     SECTION 7.7 Transaction Expenses. The Company has provided to Parent an itemized and complete list (the "Transaction Expenses List") of all Transaction Expenses incurred or to be incurred by the Company and the Company has paid the Transaction Expenses prior to the Closing or requested that Parent pay such Transaction Expenses and provided to Parent detailed instructions for payment. Any Transaction Expenses that were not set forth on the Transaction Expenses List or that were not paid at or prior to the Closing shall be paid by Parent and Parent shall have recourse to the Escrow Fund pursuant to Section 8.2(a)(v) of this Agreement on a dollar-for-dollar basis for reimbursement thereof, but only to the extent that the aggregate amount of Transaction Expenses that are not set forth on the Transaction Expenses List exceeds

$25,000. Except as expressly provided otherwise in this Agreement, the parties shall each bear their respective direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the Ancillary Agreements and the consummation of the Merger and the other transactions contemplated hereby and thereby.

     SECTION 7.8 Employee Option Pool. Parent has set aside for grant to the Company's employees a pool of non-qualified stock options to purchase 350,000 shares of Parent Common Stock (the "Incentive Option Pool"), with an exercise price per share equal to the closing price of Parent Common Stock (as reported by the Nasdaq National Market or such other securities exchange or automated quotation service upon which Parent Common Stock may then be listed or quoted for trading) on the trading day immediately preceding the Closing Date. The Company employees to be granted such stock options and the individual share amounts of such stock options are included on Schedule 3.4(a); provided, that each grantee of any such Parent Common Stock options must be an employee of the Company on the grant date. Such stock options shall vest as follows: 25% of such options on the first anniversary of the date of grant, with the remaining shares vesting in equal monthly installments for the next 36 months thereafter. Such stock options shall expire 10 years after the date of grant, and shall otherwise be subject to the terms and conditions of Parent's 2004 Equity Incentive Award Plan and form of Stock Option Agreement, and such other terms and conditions as shall be established by Parent's Board of Directors or the Compensation Committee thereof. Parent and its Board of Directors shall take such actions as are necessary or appropriate to cause such grants to be effected as promptly as practicable after the Closing.

     SECTION 7.9 Performance Plan Shares. Parent has set aside the Performance Plan Shares for grant to the Company's employees in accordance with the provisions of Section 3.4. Parent and its Board of Directors has taken such actions as are necessary or appropriate to cause such grants to be effected as promptly as practicable after the Closing.

                                  ARTICLE VIII.
            SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY; INDEMNIFICATION FROM ESCROW FUND; MEMBER
                                 REPRESENTATIVE

     SECTION 8.1 Survival

          (a) The representations and warranties made by the Company in Article V and in each certificate delivered at Closing and the covenants made by the Company in this Agreement shall survive until March 31, 2007 (the "Survival Period"). No claim for a breach of a representation, warranty or covenant may be made or brought by a Parent Indemnified Party after the expiration of the Survival Period for such representation, warranty or covenant; provided, that if, prior to the expiration of the applicable Survival Period, a Parent Indemnified Party shall have given to the Member Representative a Claim Notice or Indemnity Notice, as applicable, pursuant to this Article VIII (whether or not an Action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance with this Article VIII notwithstanding such expiration until such claim is finally determined. The representations and warranties made by the Company (as modified by the Company Disclosure Schedule and the Closing Certificate) and the rights and remedies that may be exercised by the Parent Indemnified Parties, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Parent Indemnified Parties or any of their agents or representatives.

          (b) Except as set forth in Section 8.2(b), nothing contained in this
Section 8.1 or elsewhere in this Agreement shall limit any rights or remedy of any Parent Indemnified Party for claims for fraud.

     SECTION 8.2 Indemnification.

          (a) Subject to the provisions of this Article VIII, from and after the Closing, Parent and the Surviving Company (collectively, the "Parent Indemnified Parties") shall be held harmless and indemnified from and against all Liabilities, losses, injuries, damages, judgments, settlements, costs and expenses (including reasonable fees and expenses of counsel, consultants, experts and other professional fees) (collectively, "Losses") that Parent Indemnified Parties or any of them incur arising from (i) any inaccuracy in or breach of any representation or warranty made by the Company in this Agreement (as modified by the Company Disclosure Schedule and the Closing Certificate) without regard to any "materiality" or "Company Material Adverse Effect" qualifiers set forth in such representations or warranties, (ii) any inaccuracy in or breach of any representation or warranty made by the Company or its officers in the Closing Certificate (as modified by the Company Disclosure Schedule) without regard to any "materiality" or "Company Material Adverse Effect" qualifiers set forth in such representations or warranties, (iii) the breach of any covenants of the Company contained herein requiring performance on or prior to the Closing Date, (iv) any Liability of the Company for a breach of the representations and warranties set forth in Section 5.8, except for breaches that result in Liabilities that do not to exceed $25,000 in the aggregate, (v) any unpaid Transaction Expenses, and (vi) any claims of Unitholders or Optionholders against the Company, Merger Sub, the Surviving Company or any of their respective Affiliates arising from or related to the Merger, this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby.

          (b) Notwithstanding anything to the contrary in this Agreement, Parent Indemnified Parties shall have indemnification as to each Unitholder as of the Closing, pro rata in proportion to their respective amounts contributed to the Escrow Fund, and the sole sources of payment for any claim by a Parent Indemnified Party pursuant to this Article VIII shall be the amount contained in the Escrow Fund; provided however, that in the case of claims for fraud, the liability of each such holder may exceed such holder's pro rata portion of the Escrow Fund, but shall not exceed the net proceeds received by such holder under this Agreement (including the Escrow Agreement). The terms and conditions under which Parent and the Surviving Company shall be entitled to recover amounts from the Escrow Fund are set forth in the Escrow Agreement.

     SECTION 8.3 Indemnification Procedures. Claims for indemnification under this Agreement shall be asserted and resolved as follows:

          (a) A Parent Indemnified Party claiming indemnification under this Agreement (an "Indemnified Party") with respect to any claims asserted against the Indemnified Party by a third party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement shall promptly (i) notify the Member Representative of the Third Party Claim, and (ii) transmit to the Escrow Agent and the Member Representative a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), the Indemnified Party's best estimate of the amount of Losses attributable to the Third Party Claim and the basis of the Indemnified Party's request for indemnification under this Agreement. Failure to provide such Claim Notice shall not affect the right of the Indemnified Party's indemnification hereunder, except to the extent the Member Representative demonstrates actual prejudice as a result of such failure.

          (b) Parent shall have full control of the defense of the Indemnified Party against such Third Party Claim. Parent shall defend such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by Parent to a final conclusion or settled by Parent, provided, that no settlement shall be reached without the consent of the Member Representative, which consent shall not be unreasonably withheld or delayed, unless such settlement does not require any indemnification pursuant to this Article VIII. Parent shall keep the Member Representative reasonably informed as to the status of the defense. The Member Representative may participate in, but not control, any defense or settlement of any Third Party Claim controlled by Parent pursuant to this Section 8.3(b), and the Member Representative shall bear its own costs and expenses with respect to such participation.

          (c) If the Member Representative reserves the right to dispute whether any claim is an indemnifiable Loss under this Article VIII, the determination of whether the Indemnified Party is entitled to indemnification hereunder shall be resolved either by the parties or pursuant to the dispute resolution procedures set forth in the Escrow Agreement.

          (d) In the event any Indemnified Party should have a claim hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Member Representative a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, the Indemnified Party's best estimate of the amount of Losses attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. Any Indemnity Notice related to a claim for misrepresentation or breach of warranty shall state in reasonable detail the alleged basis for the breach of the representation or warranty with respect to which the claim is made. The resolution of such claims shall be resolved as set forth in the Escrow Agreement.

          (e) In the event a Parent Indemnified Party shall recover Losses in respect of a claim of indemnification under this Article VIII, no other Parent Indemnified Party shall be entitled to recover the same Losses in respect of a claim for indemnification.

          (f) Parent, the Surviving Company and the Member Representative shall cooperate with each other in respect to resolving any claims, including by making commercially reasonable efforts to mitigate or resolve any such claims. Parent Indemnified Parties shall provide the Member Representative and its Representatives with reasonable access to their records, books, and Representatives during normal business hours in connection with the investigation and evaluation of any claim made from time to time.

     SECTION 8.4 Limitation on Liability. Notwithstanding anything to the contrary in this Agreement, a Parent Indemnified Party shall not be entitled to indemnification under Sections 8.2(a)(i), (ii) (other than with respect to the Closing Certificate) and (iii), unless and until (x) any individual Loss exceeds $20,000 and (y) the aggregate Losses incurred by Parent Indemnified Parties exceed the sum of $500,000 (the "Deductible Amount"), at which point such Indemnified Party shall be entitled to indemnification for all such Losses in excess of such Deductible Amount.

     SECTION 8.5 Sole Remedy. Subject to the exceptions set forth in Section 8.2(b) with respect to claims for indemnification for fraud, the sole sources of recovery for the indemnification obligations set forth in this Article VIII shall be the amount in the Escrow Fund, to be held and disbursed pursuant to the terms and conditions set forth in the Escrow Agreement. Subject to the exceptions set forth in Section 8.2(b) with respect to claims for indemnification for fraud, all claims for indemnification made pursuant to this
Article VIII shall be effected solely by recovery against funds held in the Escrow Fund, if any, at the time of any such claim for indemnification. The terms and conditions under which Parent and the Surviving Company shall be entitled to recover amounts from the Escrow Fund are set forth in the Escrow Agreement.

     SECTION 8.6 No Indemnification or Contribution. Each holder of Units hereby waives, and acknowledges and agrees that he, she or it shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against Parent or the Surviving Company (whether as a result of the Company's Operating Agreement, any indemnification agreement, any statute, common law, equitable right or otherwise) in connection with any indemnification obligation to which he, she or it may become subject under or in connection with this Agreement or any other agreement or document delivered to Parent in connection with this Agreement.

     SECTION 8.7 Exclusive Remedy. Subject to Section 8.2(b), the remedies provided for in this Article VIII shall be Parent Indemnified Parties' exclusive remedy with respect to all claims arising pursuant to or as a result of this Agreement and the transactions contemplated hereby, including for any misrepresentation or breach of warranty or breach of covenant under this Agreement, and no Parent Indemnified Party shall pursue or seek to pursue any other remedy (other than injunctive relief, specific performance or other equitable relief). Notwithstanding the foregoing provisions of this Section 8.7, the right to indemnification or other rights based on the representations, warranties, covenants, agreements, undertakings and obligations of the parties contained in this Agreement or any other exhibit or schedule hereto or any certificate or document delivered pursuant to this Agreement, will not be affected by any investigation or examination conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, agreement, undertaking or obligation. Without limiting the foregoing, no information or knowledge obtained in any due diligence investigation done by Parent shall affect or be deemed to modify any representation or warranty contained in Article V or in any certificate delivered pursuant to this Agreement, provided, that Parent shall be deemed to have knowledge of matters and documents referenced on the Company Disclosure Schedule and the Closing Certificate.

     SECTION 8.8 Member Representative.

          (a) The parties have agreed that it is desirable to designate a representative to act on behalf of the holders of Units for certain limited purposes, as specified herein (the "Member Representative"). The parties have designated Ned Scherer as the initial Member Representative, and approval of this Agreement by or on behalf of the requisite holders of each class of Units shall constitute ratification and approval of such designation. The Member Representative may resign at any time, and the Member Representative may be removed by the vote of Persons that collectively owned Units constituting more than a majority of the outstanding Units immediately prior to the Effective Time (the "Majority Unitholders"). In the event that the Member Representative has resigned or been removed, a new Member Representative shall be appointed by the Majority Unitholders, such appointment to become effective upon the written acceptance thereof by the new Member Representative.

          (b) The Member Representative shall have such powers and authority as are necessary to carry out the functions assigned to it under this Agreement; provided, however, that the Member Representative will have no obligation to act on behalf of the holders of Units and Company Options except as expressly provided herein. The Member Representative will have no liability to Parent, Merger Sub, the Company or the holders of Units with respect to actions taken or omitted to be taken in its capacity as Member Representative, except with respect to the Member Representative's willful misconduct. The Member Representative will at all times be entitled to rely on any directions received from the Majority Unitholders; provided, however, that the Member Representative shall not be required to follow any such direction, and shall be under no obligation to take any action in its capacity as Member Representative, unless the Member Representative has been provided with funds, security or indemnities which, in the sole determination of the Member Representative, are sufficient to protect the Member Representative against the Losses which may be incurred by the Member Representative in responding to such direction or taking such action. The Member Representative shall be entitled to engage such counsel, experts and other agents and consultants as it shall deem necessary in connection with exercising its powers and performing its function hereunder and (in the absence of bad faith on the part of the Member Representative) shall be entitled to conclusively rely on the opinions and advice of such Persons. Any expenses incurred by the Member Representative with respect to the foregoing shall be solely the responsibility of the holders of the Units as of the Closing, and in no event shall the Member Representative be entitled to reimbursement for any such expenses from the Escrow Fund, except as set forth in the Escrow Agreement.

     SECTION 8.9 Characterization of Indemnity Payments. For all applicable income tax purposes, indemnity payments pursuant to this Article VIII shall be accounted for by the parties as adjustments to the consideration transferred by Parent pursuant to or as a result of the Merger.

     SECTION 8.10 No Double Recovery; Tax Benefits; Use of Insurance. Notwithstanding anything herein to the contrary, no Indemnified Party shall be entitled to indemnification or reimbursement under any provision of this Agreement for any amount to the extent such Indemnified Party has been indemnified or reimbursed for such amount under any other provision of this Agreement or otherwise. The amount of any indemnification payable under this Agreement will be net of (a) any net Tax benefits that the Indemnified Party receives or is entitled to by reason of the Loss giving rise to the indemnification payment (taking into account the amount of income or gain recognized or required to be recognized by Merger Sub or Parent or their respective successors and assigns by virtue of all indemnity payments arising as a result of such Loss) and (b) the receipt of any insurance proceeds paid or payable to the Indemnified Party under any policies of insurance covering the Loss giving rise to the claim. The Indemnified Party will use commercially reasonable efforts to collect any such insurance and will account to the Member Representative therefor. If, at any time subsequent to the Indemnified Party receiving an indemnity payment for a claim under this Agreement, the Indemnified Party receives payment in respect of the Loss underlying such claim through recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against another Person, the amount of such payment, less any costs, expenses or premiums incurred or increased directly in connection therewith, will promptly be repaid by the Indemnified Party to the Indemnifying Party.

     SECTION 8.11 Measure of Damages. Except in the case of claims for fraud, Parent shall only be entitled to recover to recover direct damages and shall not be entitled to make a claim for any amounts in respect of consequential, incidental or indirect damages, lost profits or punitive damages and, in particular, no "multiple of profits" or "multiple of cash flow" or similar valuation methodology shall be used in calculating the amount of any Losses.

     SECTION 8.12 Valuation of Escrowed Common Stock. In the event that recovery with respect to any claim for indemnification is made hereunder by any Parent Indemnified Party which results in the transfer of Escrowed Common Stock (or cash received by the Escrow Agent from the disposition of Escrowed Common Stock), such Escrowed Common Stock shall be valued for the purposes of this Agreement at the Parent Common Stock Price.

                                   ARTICLE IX.
            SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS OF
                             PARENT; INDEMNIFICATION

     SECTION 9.1 Survival

          (a) The representations and warranties made by Parent in Article VI and in each certificate delivered at Closing and the covenants made by Parent in
Article VII shall survive through the Survival Period. No claim for a breach of a representation, warranty or covenant may be made or brought by a Article IX Indemnified Party after the expiration of the Survival Period for such representation, warranty or covenant; provided, that if, prior to the expiration of the applicable Survival Period, an Article IX Indemnified Party shall have given to Parent an Article IX Indemnity Notice pursuant to this Article IX, such claim shall continue to be subject to indemnification in accordance with this
Article IX notwithstanding such expiration until such claim is finally determined.

          (b) Nothing contained in this Section 9.1 or elsewhere in this Agreement shall limit any rights or remedy of any Article IX Indemnified Party for claims for fraud.

     SECTION 9.2 Indemnification. Subject to the provisions of this Article IX, from and after the Closing, Persons who were, immediately prior to the Effective Time, Unitholders (collectively, the "Article IX Indemnified Parties") shall be held harmless and indemnified from and against all Losses that the Article IX Indemnified Parties or any of them incur arising from (i) any inaccuracy in or breach of any representation or warranty made by Parent in this Agreement as of the date of this Agreement (as modified by Parent Disclosure Schedule), (ii) any inaccuracy in or breach of any representation or warranty, as modified by Parent Disclosure Schedule, contained in any certificate delivered by Parent pursuant to this Agreement at Closing, or (iii) the breach of any covenants of Parent contained herein requiring performance on or prior to the Closing Date.

     SECTION 9.3 Indemnification Procedures. Claims for indemnification under
Article IX of this Agreement shall be asserted and resolved as follows:

          (a) No claim for indemnification shall be brought by any Article IX Indemnified Party under this Agreement unless holders of a majority of the outstanding Units of the Company immediately prior to the Effective Time join in the prosecution of, and become parties to, any such claim.

          (b) The Article IX Indemnified Party shall promptly transmit to Parent a written notice (the "Article IX Indemnity Notice") describing in reasonable detail the nature of the claim, the Article IX Indemnified Party's best estimate of the amount of Losses attributable to such claim and the basis of the Article IX Indemnified Party's request for indemnification under this Agreement. Any
Article IX Indemnity Notice related to a claim for misrepresentation or breach of warranty shall state in reasonable detail the alleged basis for the breach of the representation or warranty with respect to which the claim is made.

          (c) Parent and the Article IX Indemnified Parties shall cooperate with each other in respect to resolving any claims, including by making commercially reasonable efforts to mitigate or resolve any such claims. Article IX Indemnified Parties shall promptly provide to Parent copies of excerpts from their books and records and such other information as Parent may reasonably request, in each case to the extent relevant to the claims under this Article IX.

     SECTION 9.4 Limitation on Liability. Except for the failure to make payments of consideration pursuant to Article III, an Article IX Indemnified Party shall not be entitled to indemnification under this Article IX unless and until (x) such party's individual Loss exceeds $20,000 and (y) the aggregate Losses incurred by all Article IX Indemnified Parties exceed the sum of $500,000 (for purposes of this Article IX, the "Article IX Deductible Amount"), at which point such Article IX Indemnified Party shall be entitled to indemnification for all such Losses in excess of such Article IX Deductible Amount. Notwithstanding any provision hereof to the contrary, except for the failure to make payments of consideration pursuant to Article III, in no event shall the Article IX Indemnified Parties be entitled to recover from Parent an amount in excess of $10,500,000 (Ten Million Five Hundred Thousand U.S. Dollars) in the aggregate.

     SECTION 9.5 Exclusive Remedy. The remedies provided for in this Article IX shall be the Article IX Indemnified Parties' exclusive remedy with respect to all claims arising pursuant to or as a result of this Agreement and the transactions contemplated hereby, including for any misrepresentation or breach of warranty or breach of covenant under this Agreement, and no Article IX Indemnified Party shall pursue or seek to pursue any other remedy (other than injunctive relief, specific performance or other equitable relief).

     SECTION 9.6 No Double Recovery; Tax Benefits; Use of Insurance. Notwithstanding anything herein to the contrary, no Article IX Indemnified Party shall be entitled to indemnification under any provision of this Agreement for any amount to the extent such Article IX Indemnified Party has been indemnified or reimbursed for such amount under any other provision of this Agreement or otherwise. The amount of any indemnification payable under this Agreement will be net of (a) any net Tax benefits that the Article IX Indemnified Party receives or is entitled to by reason of the Loss giving rise to the indemnification payment (taking into account the amount of income or gain recognized or required to be recognized by such Article IX Indemnified Party or his or her respective successors and assigns by virtue of all indemnity payments arising as a result of such Loss) and (b) the receipt of any insurance proceeds paid or payable to such Article IX Indemnified Party under any policies of insurance covering the Loss giving rise to the claim. The Article IX Indemnified Party will use commercially reasonable efforts to collect any such insurance and will account to Parent therefor. If, at any time subsequent to the Article IX Indemnified Party receiving an indemnity payment for a claim under this Agreement, the Article IX Indemnified Party receives payment in respect of the Loss underlying such claim through recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against another Person, the amount of such payment, less any costs, expenses or premiums incurred or increased directly in connection therewith, will promptly be repaid by the Article IX Indemnified Party to Parent.

     SECTION 9.7 Measure of Damages. Except in the case of claims for fraud, each Article IX Indemnified Party shall only be entitled to recover direct damages and shall not be entitled to make a claim for any amounts in respect of consequential, incidental or indirect damages, lost profits or punitive damages and, in particular, no "multiple of profits" or "multiple of cash flow" or similar valuation methodology shall be used in calculating the amount of any Losses.

                                   ARTICLE X.
                               GENERAL PROVISIONS

     SECTION 10.1 Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses (including, without limitation, all fees and disbursements of counsel, financial advisors and accountants) incurred in connection with the negotiation and preparation of this Agreement, the performance of the terms hereof and the consummation of the transactions contemplated hereby, shall be paid by the respective party incurring such costs and expenses, whether or not the Closing shall have occurred.

     SECTION 10.2 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (i) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (ii) if sent by nationally recognized overnight air courier (such as DHL or Federal Express), two (2) business days after mailing; (iii) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clauses (i) or (ii) of this
Section 10.2, when transmitted and receipt is confirmed by telephone; and (iv) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties hereto:

          (a) if to the Company, to:

               Visual Sciences, LLC
               1616 Anderson Road
               McLean, VA 22102
               Telephone: (202)595-0066
               Facsimile: (703)286-0889
               Attention: Chief Executive Officer

               with a copy to:

               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
               Chrysler Center
               666 Third Avenue
               New York, NY 10017
               Telephone: (212)935-3000
               Facsimile: (212)983-3115
               Attention: Richard R. Kelly, Esq.

          (b) if to Parent or, if after the Closing, to the Company, to:

               WebSideStory, Inc.
               10182 Telesis Court, 6th Floor
               San Diego, CA 92121
               Telephone: (858)546-0695
               Facsimile: (858)546-0480
               Attention: General Counsel

               with a copy to:

               Latham & Watkins LLP
               12636 High Bluff Drive, Suite 400
               San Diego, California 92130
               Telephone: (858)523-5400
               Facsimile: (858)523-5450
               Attention: Barry M. Clarkson, Esq.

          (c) if to the Member Representative, to:

               Ned Scherer
               Kaiser Scherer & Schlegel, PLLC
               1410 Spring Hill Road
               Suite 400
               Mclean, VA 22102
               Telephone: (703)847-4660
               Facsimile: (703)847-3189

     SECTION 10.3 Interpretation. The Article and Section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof. References to Articles or Sections in this Agreement, unless otherwise indicated, are references to Articles or Sections of this Agreement. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises with respect to any term or provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the terms or provisions hereof. Any reference to any federal, state, county, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. For all purposes of and under this Agreement, (i) the word "including" shall be deemed to be immediately followed by the words "without limitation," (ii) words (including defined terms) in the singular shall be deemed to include the plural and vice versa, (iii) words of one gender shall be deemed to include the other gender as the context requires, and (iv) the terms "hereof," "herein," "hereto," "herewith" and any other words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular term or provision of this Agreement, unless otherwise specified.

     SECTION 10.4 Severability. In the event that any one or more of the terms or provisions contained in this Agreement or in any other certificate, instrument or other document referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or any other such certificate, instrument or other document referred to herein, and the parties hereto shall use their commercially reasonable efforts to substitute one or more valid, legal and enforceable terms or provisions into this Agreement which, insofar as practicable, implement the purposes and intent hereof. Any term or provision of this Agreement held invalid or unenforceable only in part, degree or within certain jurisdictions will remain in full force and effect to the extent not held invalid or unenforceable to the extent consistent with the intent of the parties as reflected by this Agreement. To the extent permitted by applicable Law, each party waives any term or provision of Law which renders any term or provision of this Agreement to be invalid, illegal or unenforceable in any respect.

     SECTION 10.5 Entire Agreement. This Agreement (including the Company Disclosure Schedule, Parent Disclosure Schedule and the other Schedules and Exhibits hereto and thereto) and the Confidentiality Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof, except as otherwise expressly provided herein.

     SECTION 10.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto, and any purported assignment or other transfer without such consent shall be void and unenforceable, except that, after the Closing Date, the Surviving Company and Parent may each assign its rights and obligations under this Agreement to (i) any Person that succeeds to substantially all of its assets and liabilities or (ii) any Person that succeeds to substantially all of the assets of the Business, as currently conducted or as it may be conducted after the Closing Date; provided, that no such assignment by the Surviving Company or Parent shall relieve the Surviving Company or Parent of any of its obligations under this Agreement and each shall remain liable for performance of its obligations hereunder as a primary obligor; and provided further, that, prior to the Effective Time, Merger Sub shall not assign any of its rights, interests or obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

     SECTION 10.7 No Third Party Beneficiaries. Except as specifically provided in Article III and Article IV (and solely with respect to parties to receive consideration for Units and Company Options thereunder); Section 7.2 (and solely with respect to parties indemnified thereunder); Section 7.7 (and solely with respect to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. with respect to Transaction Expenses payable by Parent thereunder); or Section 7.8 (and solely with respect to the Company employees receiving options as described therein), this Agreement is for the sole benefit of the parties hereto and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 10.8 Waivers and Amendments. This Agreement may be amended or modified only by a written instrument executed by the parties hereto. Any failure of a party hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity. Whenever this Agreement requires or permits consent by or on behalf of a party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.8.

     SECTION 10.9 Equitable Remedies. Each of the parties hereto acknowledges and agrees that the other parties hereto would be irreparably damaged in the event that any of the terms or provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Therefore, notwithstanding anything to the contrary set forth in this

Agreement, each of the parties hereto hereby agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement, and to enforce specifically the performance by such first party under this Agreement. The equitable remedies described in this Section 10.9 shall be in addition to, and not in lieu of, any other remedies at law or in equity that the parties hereto may elect to pursue.

     SECTION 10.10 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within the State of Delaware. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its assets and properties, to the exclusive jurisdiction of any state court or Federal court of the United States of America located in the State of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the agreements delivered in connection herewith, or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the parties hereto hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 10.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.

     SECTION 10.11 Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

     SECTION 10.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Member Representative have caused this Agreement to be duly executed, each as of the date first above written.

                                        WEBSIDESTORY, INC.,
                                        a Delaware corporation


                                        /s/ Jeffrey W. Lunsford
                                        ----------------------------------------
                                        Name: Jeffrey W. Lunsford
                                        Title: Chief Executive Officer


                                        VS ACQUISITION LLC,
                                        a Delaware limited liability company

                                        BY: WEBSIDESTORY, INC.,
                                        a Delaware corporation, its sole
                                        managing member


                                        /s/ Jeffrey W. Lunsford
                                        ----------------------------------------
                                        Name: Jeffrey W. Lunsford
                                        Title: Chief Executive Officer


                                        VISUAL SCIENCES, LLC,
                                        a Delaware limited liability company


                                        /s/ James W. MacIntyre, IV
                                        ----------------------------------------
                                        Name: James W. MacIntyre, IV
                                        Title: Chief Executive Officer


                                        NED SCHERER,
                                        solely as Member Representative


                                        /s/ Ned Scherer
                                        ----------------------------------------

                                                                       EXHIBIT A

                            NON-COMPETITION AGREEMENT

          This Non-Competition Agreement (this "Agreement") is being executed and delivered as of February __, 2006 by and between ___________ ("Unitholder") and WebSideStory, Inc., a Delaware corporation ("Parent").

          WHEREAS, Visual Sciences, LLC, a Delaware limited liability company (the "Company"), Parent and VS Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Company will merge with and into Merger Sub (the "Transaction").

          WHEREAS, goodwill was a material consideration in Parent's decision to enter into the Transaction. If Unitholder were to compete with the business of Parent and the Company and Merger Sub subsequent to the consummation of the Transaction, such competition would materially and adversely affect the value of the business acquired by Parent in the Transaction.

          WHEREAS, in connection with the Transaction and to more fully secure unto Parent the benefits of the Transaction, Parent has requested that Unitholder enter into this Agreement, and Unitholder has agreed to enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

     1. ACKNOWLEDGMENTS BY UNITHOLDER. Unitholder acknowledges that the promises and restrictive covenants that Unitholder is providing in this Agreement are reasonable and necessary to the protection of Parent's business and Parent's legitimate interests in the Transaction (including the Company's goodwill) pursuant to the Merger Agreement. Unitholder acknowledges that, in connection with the consummation of the Transaction, all of Unitholder's Units in the Company will be converted into Parent Common Stock, Senior Notes, Parent warrants and cash. Unitholder further acknowledges that he will be eligible to receive additional stock options from Parent, and that goodwill was a material consideration in Parent's decision to enter into the Transaction. Unitholder acknowledges that if Unitholder were to compete with the business of the Company subsequent to the consummation of the Transaction, such competition could materially and adversely affect the value of the business acquired by Parent in the Transaction.

     2. NON-COMPETITION. During the period commencing at the Effective Time and ending on twenty-four (24) months from the Effective Time (the "Restrictive Period"), Unitholder shall not be or become an officer, director, Unitholder, owner, affiliate, salesperson, co-owner, partner, trustee, promoter, technician, engineer, analyst, employee, agent, representative, supplier, investor or lender, consultant, advisor or manager of or to, or otherwise acquire or hold any interest in any person or entity that competes directly with the Company Business (as defined below) as conducted by the Company on or during the six (6) months preceding the Effective Time, which for purposes of this Agreement shall mean and be limited to the business of developing and providing software or enabling services for use by businesses to conduct web site and/or interactive telephone system usage analytics (collectively, the "Company Business"); provided, however, that nothing in this Section 2 shall prevent Unitholder from owning as a passive investment less than one percent (1%) of the outstanding shares of the capital stock of a publicly-held corporation if (A) such shares are actively traded on an established national securities market in the United States and (B) Unitholder is not otherwise associated directly or indirectly with such corporation or any affiliate of such corporation.

     3. NON-SOLICITATION. During the Restrictive Period, Unitholder shall not, directly or indirectly, solicit to employ (other than for the benefit of the Company) any person who is at the time of such solicitation known by Unitholder to be an employee of Parent or any of its Subsidiaries (including the Company and its successors) without obtaining the prior written consent of Parent (it being understood that any newspaper or other public solicitation not directed specifically to such person shall not be deemed to be a solicitation for purposes of this provision).

     4. INDEPENDENCE OF OBLIGATIONS. The covenants and obligations of Unitholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Unitholder, on the one hand, and Parent, on the other hand.

     5. SPECIFIC PERFORMANCE. Unitholder agrees that in the event of any breach or threatened breach by Unitholder of any covenant, obligation or other provision contained in this Agreement, Parent shall be entitled (in addition to any other remedy that may be available to it) to the extent permitted by Applicable Law to (a) a decree or order of specific performance to enforce the observance and performance of such covenant, obligation or other provision and
(b) an injunction restraining such breach or threatened breach.

     6. NON-EXCLUSIVITY. The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent hereunder, and the obligations and liabilities of Unitholder hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, misappropriation of trade secrets and the like. This Agreement does not limit Unitholder's obligations or the rights of Parent under the terms of (a) the Merger Agreement or (b) the terms of any other agreement executed by Unitholder and Parent.

     7. NOTICES. Any notice or other communication required or permitted to be delivered to Unitholder or Parent under this Agreement shall be in writing and shall be deemed properly delivered, given and received if (a) delivered in person, (b) transmitted by telecopy (with written confirmation), (c) mailed by certified or registered mail (return receipt requested) (in which case such notice shall be deemed given on the third (3rd) day after such mailing, but only if deposited at a U.S. Postal Service office in California) or (d) delivered by an express courier (with written confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          IF TO PARENT:     WebSideStory, Inc.
                            10182 Telesis Court, 6th Floor
                            San Diego, California 92121
                            Facsimile: (858) 546-0695
                            Attention: General Counsel

          With copies (which shall not constitute notice) to:

                            Latham & Watkins LLP
                            12636 High Bluff Drive
                            San Diego, California 92130
                            Facsimile: (858) 523-5450
                            Attention: Barry M. Clarkson, Esq.

          IF TO UNITHOLDER: [Name]
                            [Address]

     8. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broadly as is enforceable.

     9. GOVERNING LAW. The validity and effect of this Agreement and the rights and obligations of the parties hereto shall be construed and determined in accordance with the law of the Commonwealth of Virginia, and the parties agree that any dispute arising out of or relating to this Agreement will be litigated in the federal, state or local courts in the Commonwealth of Virginia, which shall have exclusive jurisdiction and venue over the parties with respect to any such dispute.

     10. WAIVER. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     11. CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     12. FURTHER ASSURANCES. Unitholder shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

     13. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings between any of such parties relating to the subject matter hereof.

     14. AMENDMENTS; TERMINATION. This Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Unitholder. This Agreement shall automatically terminate and be of no further force or effect upon the termination of the Restrictive Period.

     15. ASSIGNMENT. This Agreement and all obligations hereunder are personal to Unitholder and may not be transferred or assigned by Unitholder at any time. Parent may assign its rights and delegate its obligations under this Agreement in whole or in part, without the consent or approval of Unitholder or any other person or entity, to (i) a wholly owned subsidiary of Parent, in which event all of the rights and powers of Parent and remedies available to Parent under this Agreement shall extend to and be enforceable by such subsidiary (provided that Parent remains jointly and severally liable with such assignee for any obligations of Parent hereunder after such assignment) or (ii) any person or entity that acquires Parent, whether by way of merger or the purchase of all of Parent's outstanding capital stock or substantially all of Parent's assets.

     16. BINDING NATURE; INTERPRETATION OF THIS AGREEMENT. Subject to Section 15 hereof, this Agreement shall be binding upon the parties and their representatives, executors, administrators, estate, heirs, successors and assigns, and shall inure to the benefit of the parties and their respective successors and assigns. The parties agree that this Agreement shall not be interpreted against either party solely because this Agreement was drafted by attorneys for Parent.

     17. SIGNATURE IN COUNTERPARTS. This Agreement may be signed in counterparts.

     18. DEFINED TERMS. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Merger Agreement.

                            [Signature page follows]

     IN WITNESS WHEREOF, the parties here executed this Agreement as of the date first above written.

UNITHOLDER:                             PARENT:

Name:                                   WEBSIDESTORY, INC.,
      -------------------------------   A DELAWARE CORPORATION


Signature:                              By:
           --------------------------       ------------------------------------
Address:                                Name:
         ----------------------------         ----------------------------------
                                        Title:
         ----------------------------          ---------------------------------

           [Counterpart Signature Page to Non-Competition Agreement]

     IN WITNESS WHEREOF, the parties here executed this Agreement as of the date first above written.

UNITHOLDER:                             PARENT:

Name:                                   WEBSIDESTORY, INC.,
      -------------------------------   A DELAWARE CORPORATION


Signature:                              By:
           --------------------------       ------------------------------------
Address:                                Name:
         ----------------------------         ----------------------------------
                                        Title:
         ----------------------------          ---------------------------------

           [Counterpart Signature Page to Non-Competition Agreement]

                                                                    EXHIBIT B

                                                                    [RESERVED]

                                                                       EXHIBIT C

                              WEBSIDESTORY, INC.

            SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

     This Second Amended and Restated Registration Rights Agreement (this "AGREEMENT") dated as of February ____, 2006 is entered into by and among WebSideStory, Inc., a Delaware corporation (the "COMPANY"), certain investors as listed on Schedule A attached hereto (each an "EXISTING INVESTOR," and collectively, the "EXISTING INVESTORS"), certain entities and individuals as listed on Schedule B attached hereto (each an "AVIVO INVESTOR," and collectively, the "AVIVO INVESTORS"), and certain entities and individuals as listed on Schedule C attached hereto (each a "VS INVESTOR," and collectively, the "VS INVESTORS," and together with the Existing Investors and the Avivo Investors, the "INVESTORS").

                                    RECITALS

     WHEREAS, the Company and the Existing Investors entered into that certain Registration Rights Agreement dated June 18, 1999, as amended on June 30, 2000, December 12, 2000, March 2, 2001, July 21, 2004 and September 16, 2004 (collectively, the "ORIGINAL AGREEMENT"), under which the Company granted certain registration rights to the Existing Investors;

     WHEREAS, the Company, the Existing Investors and the Avivo Investors entered into that certain Amended and Restated Registration Rights Agreement dated May 4, 2005 (the "AMENDED AND RESTATED AGREEMENT"), under which the Company granted certain registration rights to the Avivo Investors;

     WHEREAS, the Company, VS Acquisition, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company ("MERGER SUB"), and Visual Sciences, LLC, a Delaware limited liability company ("VS") are entering into an Agreement and Plan of Merger, of even date herewith (as it may be amended from time to time pursuant to the terms thereof, the "MERGER AGREEMENT"), which provides for the merger (the "MERGER") of VS with and into Merger Sub, in accordance with the terms of the Merger Agreement;

     WHEREAS, as a condition to consummating the Merger, the Company and the undersigned Existing Investors and Avivo Investors are required to enter into this Agreement to grant the VS Investors certain registration rights hereunder;

     WHEREAS, the Amended and Restated Agreement provides that an amendment of the Amended and Restated Agreement may be effected by the written consent of the Company and investors holding a majority of the Registrable Securities (as such term is defined in the Amended and Restated Agreement) thereunder;

     WHEREAS, the Amended and Restated Agreement provides that the Company may not grant registration rights to third parties that are on a parity with the registration rights granted under the Amended and Restated Agreement without the consent of a Majority Interest (as such term is defined in the Amended and Restated Agreement) of the Existing Investors;

     WHEREAS, the undersigned Existing Investors constitute holders of not less than a Majority Interest of the Existing Investors and the undersigned Existing Investors and Avivo Investors constitute holders of not less than a majority of the Registrable Securities under the Amended and Restated Agreement, and therefore, are entitled to bind all other holders of Registrable Securities who are parties to the Amended and Restated Agreement; and

     WHEREAS, the Company and the undersigned Existing Investors and Avivo Investors hereby agree that the Amended and Restated Agreement shall be superseded and replaced in its entirety by this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

     "BOARD OF DIRECTORS" means the Board of Directors of the Company.

     "COMMISSION" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act and the Exchange Act.

     "COMMON STOCK" shall mean the common stock of the Company and any other securities into which or for which such common stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     "COMPANY" shall refer to the Company and any successor or successors thereto.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "MAJORITY INTEREST" means the Existing Investors holding not less than a majority in interest in the outstanding Registrable Securities held by all Existing Investors.

     "PERSON" shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government and any agency or political subdivision thereof.

     "REGISTRABLE SECURITIES" shall mean (i) with respect to the Existing Investors and Avivo Investors, any shares of Common Stock that constituted Registrable Securities pursuant to the terms of the Amended and Restated Agreement, (ii) with respect to the VS Investors, the shares of Common Stock (x) issuable pursuant to the Merger Agreement and originally held in escrow pursuant thereto or (y) issuable upon exercise of the Parent Warrants (as such term is defined in the Merger Agreement) issued pursuant to Sections 3.1(a)(ii) and 3.3(a)(ii) of the Merger Agreement, and (iii) any other securities issued and issuable with respect to any such shares of

Common Stock described in clauses (i) and (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that notwithstanding anything to the contrary contained herein, "REGISTRABLE SECURITIES" shall not at any time include any securities (i) registered and sold pursuant to the Securities Act, (ii) sold to the public pursuant to Rule 144,
(iii) which could then be sold in their entirety pursuant to Rule 144(k) without limitation or restriction, (iv) shares of Common Stock issued upon exercise of stock options or issued upon restricted stock grants or (v) shares acquired in open market transactions.

     "REGISTRATION EXPENSES" shall mean the expenses so described in Section 6 hereof.

     "RULE 144" shall mean Rule 144 promulgated under the Securities Act (or any comparable successor rules).

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     2. Demand Registrations.

          (a) At any time after the date hereof, (x) a Majority Interest or (y) VS Investors holding a majority of the Registrable Securities held by all VS Investors may notify the Company that they intend to offer or cause to be offered for public sale all or any portion of their Registrable Securities (representing offering proceeds aggregating not less than $10 million) in the manner specified in such request. Upon receipt of such request, the Company shall promptly deliver notice of such request to all Persons holding Registrable Securities who shall then have thirty (30) days to notify the Company in writing of their desire to be included in such registration. If the request for registration contemplates an underwritten public offering, the Company shall state such in the written notice and in such event the right of any Person to participate in such registration shall be conditioned upon their participation in such underwritten public offering and the inclusion of their Registrable Securities in the underwritten public offering to the extent provided herein. The Company shall expeditiously prepare and file, and use its reasonable best efforts to cause to become effective, the registration statement for all Registrable Securities whose holders request participation in such registration under the Securities Act and to qualify such Registrable Securities for sale under any state blue sky law; provided, however, that the Company shall not be required to effect registration pursuant to a request under this Section 2 more than two (2) times pursuant to (x) above or one (1) time pursuant to (y) above for the holders of the Registrable Securities as a group. Notwithstanding anything to the contrary contained herein, if the Company receives a request for registration under this Section 2, then (i) the Company may advise the requesting Investors, within fifteen (15) days of its receipt of such request, that it intends to file a registration statement for the primary issuance of securities in an underwritten public offering, and (ii) assuming that the Company files such registration statement within seventy-five (75) days of its receipt of such request, the Company's registration obligations under this
Section 2 shall not apply with respect to such request and no additional request may be made under this Section 2 within one hundred eighty (180) days after the effective date of such registration statement. In addition, the Company may postpone the filing or the effectiveness of any registration statement pursuant to this Section

2 for a reasonable time period, provided that such postponements shall not exceed one hundred twenty (120) days in the aggregate during any twelve (12) month period, if (i) the Company has been advised by legal counsel that such filing or effectiveness would require disclosure of a material financing, acquisition or other corporate transaction or development, and the Board of Directors of the Company determines in good faith that such disclosure is not in the best interests of the Company and its stockholders or (ii) the Board of Directors of the Company determines in good faith that there is a valid business purpose or reason for delaying filing or effectiveness. A registration will not count as a requested registration under this Section 2(a) until the registration statement relating to such registration has been declared effective by the Commission at the request of the initiating holders and remained effective for the lesser of (i) the period during which all Registrable Securities registered thereunder have been sold or (ii) 45 days; provided, however, that, if a majority in interest of the participating holders of Registrable Securities shall request, in writing, that the Company withdraw a registration statement which has been filed under this Section 2(a) but not yet been declared effective, a majority in interest of such holders may thereafter request the Company to reinstate such registration statement, if permitted under the Securities Act, or to file another registration statement, in accordance with the procedures set forth herein.

          (b) If a requested registration pursuant to Section 2(a) involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter, provided that the shares to be excluded shall be determined in the following sequence: (i) first, securities held by any other Persons (other than the Investors holding Registrable Securities) not having either registration rights or contractual, incidental "piggy back" rights to include such securities in the registration statement,
(ii) second, shares sought to be registered by the Company, and (iii) third, Registrable Securities, it being understood that no shares shall be registered for the account of the Company or any shareholder other than the Investors unless all Registrable Securities for which Investors have requested registration have been registered. If there is a reduction of the number of Registrable Securities pursuant to clauses (i) or (iii), such reduction shall be made on a pro rata basis (based upon the aggregate number of shares of Registrable Securities held by the holders in each tranche and subject to the priorities set forth in the preceding sentence).

          (c) With respect to a request for registration pursuant to Section 2(a) which is for an underwritten public offering, the managing underwriter shall be chosen by the Investors holding not less than a Majority Interest of the Registrable Securities to be sold in such offering, subject to the Company's consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable) to become effective within one hundred eighty (180) days following the effective date of any registration required pursuant to this
Section 2 or such lesser period as may be consented to by the managing underwriter.

     3. Piggyback Registration. If the Company at any time proposes to register any of its Common Stock under the Securities Act for sale to the public (including pursuant to a demand under Section 2 hereof as provided therein and except with respect to registration statements on

Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice at the applicable address of record to each holder of Registrable Securities of its intention to do so. Upon the written request of any of such holders of the Registrable Securities, given within thirty (30) days after receipt by such Person of such notice, the Company will, subject to the limits contained in this
Section 3, use its reasonable best efforts to cause all such Registrable Securities of said requesting holders to be registered under the Securities Act and qualified for sale under any state blue sky law, all to the extent required to permit such sale or other disposition of said Registrable Securities; provided, however, that if the Company is advised in writing in good faith by any managing underwriter of the Company's securities being offered in a public offering pursuant to such registration statement that the amount to be sold by Persons other than the Company (collectively, "SELLING STOCKHOLDERS") is greater than the amount which can be offered without adversely affecting the offering, the Company may reduce the amount offered for the accounts of Selling Stockholders (including such holders of shares of Registrable Securities) to a number deemed satisfactory by such managing underwriter; and provided further, that the shares to be excluded shall be determined in the following sequence (except with respect to a demand under Section 2 hereof): (i) first, securities held by any Persons not having any such contractual, incidental registration rights; (ii) second, securities held by any Persons having contractual, incidental registration rights pursuant to an agreement which is not this Agreement; (iii) third, securities held by the Founders (as defined in the Stock Purchase Agreement, dated as of June 19, 1999, by and among the Company, the Founders and the investors named in Exhibit A thereto); and (iv) fourth, all Registrable Securities in each case as determined on a pro rata basis in accordance with their holdings. Notwithstanding the foregoing, in no event shall the number of Registrable Securities included in a registration pursuant to this section be reduced to less than twenty percent (20%) of all shares to be registered.

     4. Resale Shelf Registration Statement.

          (a) Within thirty (30) days following the earlier to occur of (i) the date that the Company qualifies for the use of Form S-3 and (ii) March 15, 2007, the Company shall file with the Commission a registration statement (the "Shelf Registration Statement") relating to the offer and sale of all Registrable Securities by the VS Investors to the public, from time to time, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (subject to any Suspension Period(s) referred to below). The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the Commission as soon as practicable after the filing thereof with the Commission. The Shelf Registration Statement shall specify the intended methods of distribution of the subject Registrable Securities, which in no event shall include underwritten offerings, whether on a firm commitment or best efforts basis.

          (b) The Company shall (i) cause the Shelf Registration Statement to include a resale prospectus intended to permit each VS Investor to sell, at such Investor's election, all or part of the Registrable Securities held by such Investor without restriction but in accordance with the intended methods of distribution set forth therein, (ii) prepare and file with the Commission such supplements, amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement continuously effective (subject to any Suspension Period(s) referred to below) until August 15, 2007 (the "Required Period"), and (iii) use its reasonable efforts to cause the resale prospectus to be supplemented by any required prospectus supplement (subject to any Suspension Period(s) referred to below) during the Required Period; provided, however, that with respect to Registrable Securities registered pursuant to such Shelf Registration Statement, each VS Investor agrees that it will not enter into any transaction for the sale of any Registrable Securities pursuant to such registration statement during the time after the furnishing of the Company's notice that the Company is preparing a supplement to or an amendment of such resale prospectus or Shelf Registration Statement and until the filing and effectiveness thereof.

          (c) The Company may, by notice in writing to each Investor, require Investors to suspend use of any resale prospectus included in the Shelf Registration Statement for a reasonable time period (each such period, a "Suspension Period"), provided that all such suspensions shall not exceed one hundred twenty (120) days in the aggregate during any twelve (12) month period, if (i) the Company has been advised by legal counsel that such continued use would require disclosure of a material financing, acquisition or other corporate transaction or development, and the Board of Directors of the Company determines in good faith that such disclosure is not in the best interests of the Company and its stockholders or (ii) the Board of Directors of the Company determines in good faith that there is a valid business purpose or reason for suspending such continued use. In the event of each Suspension Period, the Required Period shall be extended for a period equal to the number of days elapsed during such Suspension Period.

          (d) Each Investor agrees that, upon receipt of notice from the Company of the commencement of a Suspension Period (a "Suspension Notice"), such Investor will forthwith discontinue any disposition of Registrable Securities pursuant to the Shelf Registration Statement or any public sale or distribution, including pursuant to Rule 144, until the earlier of (i) the expiration of the Suspension Period and (ii) such Investor's receipt of a notice from the Company to the effect that such suspension has terminated. If so directed by the Company, such Investor will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Investor's possession, of the most recent resale prospectus covering such Registrable Securities at the time of receipt of such Suspension Notice. In the event of a Suspension Notice, the Company shall, promptly after the expiration of such Suspension Period, provide notice to all Investors that the Suspension Period has ended, and take any and all actions necessary or desirable to give effect to any Investor's rights under this Agreement that may have been affected by such notice.

          (e) Each Investor agrees that it shall furnish to the Company such information regarding such Investor and the methods of distribution of Registrable Securities intended by such Investor permitted hereunder (i) as the Company may, from time to time, reasonably request in writing and (ii) as shall be required by law or by the Commission in connection therewith. Each Investor agrees that information obtained by it or by its Inspectors (as defined below) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is made generally available to the public.

     5. Form S-3 Registration. In case the Company shall receive from any VS Investor a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement with respect to all or a part of the Registrable Securities owned by such Investor or Investors (a "Form S-3 Registration"), the Company will:

          (a) promptly give written notice of the proposed registration to all other Investors of Registrable Securities; and

          (b) as soon as practicable, prepare and file and use its reasonable best efforts to cause to become effective such registration statement as would permit or facilitate the sale and distribution from time to time, of all or such portion of such Investor's or Investors' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Investor or Investors joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (subject to any S-3 Suspension Period(s) referred to below); provided, however, that the Company shall not be obligated to effect any such registrations pursuant to this Section 5:

               (i) if Form S-3 is not available for such offering by the Investors;

               (ii) if the Investors, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than two million dollars ($2,000,000);

               (iii) if within thirty (30) days of receipt of a written request from any Investor or Investors pursuant to this Section 5, the Company gives notice to such Investor or Investors of the Company's intention to make a public offering within ninety (90) days, other than pursuant to a registration statement on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public;

               (iv) if the Company shall furnish to the Investors a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Investor or Investors under this Section 5; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

               (v) if the Company has already effected two (2) registrations on Form S-3 for the Investors pursuant to this Section 5.

          (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Investors. Registrations effected pursuant to this Section 5 shall not be counted as a demand for registration effected pursuant to Section
2. Each Form S-3 Registration Statement shall specify the intended methods of distribution of the subject Registrable Securities, which in no event shall include underwritten offerings, whether on a firm commitment or best efforts basis. The Company use its reasonable efforts to cause the resale prospectus in such Form S-3 Registration to be supplemented by any required prospectus supplement (subject to any S-3 Suspension Period(s) referred to below) during the 180 day period following initial effectiveness; provided, however, that with respect to Registrable Securities registered pursuant to such Form S-3 Registration Statement, each VS Investor agrees that it will not enter into any transaction for the sale of any Registrable Securities pursuant to such registration statement during the time after the furnishing of the Company's notice that the Company is preparing a supplement to such resale prospectus or Form S-3 Registration Statement and until the filing and effectiveness thereof.

          (d) The Company may, by notice in writing to each Investor, require Investors to suspend use of any resale prospectus included in a Form S-3 Registration for a reasonable time period (each such period, an "S-3 Suspension Period"), provided that all such suspensions shall not exceed one hundred twenty
(120) days in the aggregate during any twelve (12) month period, if (i) the Company has been advised by legal counsel that such continued use would require disclosure of a material financing, acquisition or other corporate transaction or development, and the Board of Directors of the Company determines in good faith that such disclosure is not in the best interests of the Company and its stockholders or (ii) the Board of Directors of the Company determines in good faith that there is a valid business purpose or reason for suspending such continued use. In the event of each Suspension Period, the period of the Company's obligation to maintain the effectiveness of such Form S-3 Registration shall be extended for a period equal to the number of days elapsed during such S-3 Suspension Period.

          (e) Each Investor agrees that, upon receipt of notice from the Company of the commencement of an S-3 Suspension Period (an "S-3 Suspension Notice"), such Investor will forthwith discontinue any disposition of Registrable Securities pursuant to the Form S-3 Registration Statement or any public sale or distribution, including pursuant to Rule 144, until the earlier of (i) the expiration of the S-3 Suspension Period and (ii) such Investor's receipt of a notice from the Company to the effect that such suspension has terminated. If so directed by the Company, such Investor will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Investor's possession, of the most recent resale prospectus covering such Registrable Securities at the time of receipt of such S-3 Suspension Notice. In the event of an S-3 Suspension Notice, the Company shall, promptly after the expiration of such S-3 Suspension Period, provide notice to all Investors that the S-3 Suspension Period has ended, and take any and all actions necessary or desirable to give effect to any Investor's rights under this Agreement that may have been affected by such notice.

          (f) Each Investor agrees that it shall furnish to the Company such information regarding such Investor and the methods of distribution of Registrable Securities intended by such Investor permitted hereunder (i) as the Company may, from time to time, reasonably request in writing and (ii) as shall be required by law or by the Commission in connection therewith. Each Investor agrees that information obtained by it or by its Inspectors (as defined below) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is made generally available to the public.

     6. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

          (a) diligently prepare and file with the Commission a registration statement on the appropriate form under the Securities Act with respect to such securities, which form shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its reasonable best efforts to cause such registration statement to become and remain effective until completion of the proposed offering (but not for more than one hundred eighty (180) days, except as provided in Sections 4 and 5 and except that any demand registration statement for the VS Investors pursuant to Section 2 need not remain effective for more than forty-five (45) days);

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the completion of the offering (but not for more than one hundred eighty
(180) days, except as provided in Sections 4 and 5 and except that any demand registration statement for the VS Investors pursuant to Section 2 need not remain effective for more than forty-five (45) days); and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Agreement;

          (c) furnish to each selling holder of Registrable Securities and the underwriters, if any, such number of copies of such registration statement, any amendments thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such selling holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling holder;

          (d) use its reasonable best efforts to register or qualify the securities covered by such registration statement under and to the extent required by such other securities or state blue sky laws of such jurisdictions as each selling holder of Registrable Securities shall reasonably request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such selling holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such selling holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

          (e) within a reasonable time before each filing of the registration statement or prospectus or amendments or supplements thereto with the Commission, furnish to counsel selected by the holders of a majority in interest of the Registrable Securities subject to such registration copies of such documents proposed to be filed, which documents shall be subject to the reasonable approval of such counsel, which approval shall not be unreasonably withheld, conditioned or delayed;

          (f) subject to Sections 4(d) and 5(e), promptly notify each selling holder of Registrable Securities, such selling holders' counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, of the happening of any event which makes any statement made in the registration statement or related prospectus untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; and, subject to Sections 4(d) and 5(e), as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (g) use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement, and if one is issued use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment;

          (h) in connection with a registration of an underwritten offering pursuant to a request under Section 2, if requested by the managing underwriter or underwriters (if any), any selling holder of Registrable Securities, or such selling holder's counsel, promptly incorporate in a prospectus supplement or post-effective amendment such information as such Person requests to be included therein with respect to the selling holder or the securities being sold, including, without limitation, with respect to the securities being sold by such selling holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

          (i) make available to each selling holder of Registrable Securities, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling holder or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement subject, in each case, to such confidentiality agreements as the Company shall reasonably request;

          (j) in connection with a registration of an underwritten offering pursuant to a request under Section 2, enter into any reasonable underwriting agreement required by the proposed underwriter(s) for the selling holders of Registrable Securities, if any, and use its reasonable best efforts to facilitate the public offering of the securities;

          (k) in connection with a registration of an underwritten offering pursuant to a request under Section 2, request that each prospective selling holder be furnished a signed counterpart, addressed to the prospective selling holder, of , if and to the extent permitted applicable professional standards, a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

          (l) use its reasonable best efforts to cause the securities covered by such registration statement to be listed on the securities exchange or quoted on the quotation system on which the

Common Stock is then listed or quoted (or, if the Common Stock is not yet listed or quoted, then on such exchange or quotation system as the selling holders of Registrable Securities and the Company shall determine);

          (m) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as reasonably practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions); and

          (n) otherwise cooperate with the underwriter(s), if any, and the Commission and other regulatory agencies and take all reasonable actions and execute and deliver or cause to be executed and delivered all documents reasonably necessary to effect the registration of any securities under this Agreement.

     7. Expenses. All reasonable expenses incurred by the Company and the Investors in effecting the registrations provided for in this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and one counsel for the selling stockholders as a group (selected by a majority in interest of the holders of Registrable Securities who participate in the registration), underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to
Section 6(d) hereof (all of such expenses referred to as "REGISTRATION EXPENSES"), shall be paid by the Company.

     8. Indemnification.

          (a) To the maximum extent permitted by law, the Company shall indemnify and hold harmless the selling holder of Registrable Securities, each underwriter (as defined in the Securities Act), and each other Person, if any, who controls (within the meaning of the Securities Act) such selling holder or underwriter (individually and collectively, the "INDEMNIFIED PERSON") against any losses, claims, damages or liabilities (collectively, "LIABILITY"), joint or several, to which such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Except as otherwise provided in Section 8(e), the Company shall reimburse each such selling holder of Registrable Securities in connection with investigating or defending any such liability as reasonable expenses in connection with the same are incurred; provided, however, that the Company shall not be liable to any such selling holder of Registrable Securities in any such case to the extent that any such liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such selling holder of Registrable Securities specifically for use therein; and provided further, that the Company shall not be required to indemnify any Indemnified Person for any liability which arises out of the failure of any Indemnified Person to deliver a prospectus as required by the Securities Act.

          (b) Each selling holder of any securities included in such registration being effected shall indemnify and hold harmless each other selling holder of any securities, the Company, its directors and officers, each underwriter and each other Person, if any, who controls (within the meaning of the Securities Act) the Company or such underwriter (individually and collectively also the "INDEMNIFIED PERSON"), against any liability, joint or several, to which any such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such selling holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission by such selling holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of (i) and (ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such selling holder specifically for use therein. Such selling holder shall reimburse any Indemnified Person for any legal fees incurred in investigating or defending any such liability; provided, however, that such selling holder's obligations hereunder shall be limited to an amount equal to the proceeds to such selling holder of the securities sold in any such registration; and provided further, that no selling holder shall be required to indemnify any Person for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

          (c) Indemnification similar to that specified in Sections 8(a) and (b) shall be given by the Company and each selling holder (with such modifications as may be appropriate) with respect to any required registration or other qualification of their securities under any federal or state law or regulation of governmental authority other than the Securities Act.

          (d) Promptly after receipt by an Indemnified Person under this Section 8 of notice of the commencement of any action (including any governmental action), such Indemnified Person will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with qualified counsel; provided, however, that an Indemnified Person (together with all other Indemnified Persons which may be represented without conflict by one counsel) will have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such Indemnified Person by the counsel retained by the indemnifying party is inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, will relieve such indemnifying party of any liability to the Indemnified Person under this
Section 8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any Indemnified Person otherwise than under this Section 8.

          (e) If the indemnification provided for in this Section 8 for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnified Person in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 8, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the selling holders and the underwriters from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other selling holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the selling holders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the selling holders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the selling holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the selling holders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (f) The Company, the selling holders and the underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a selling holder be required to contribute any amount under this Section 8(f) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement which are being sold by such selling holder or (ii) the proceeds received by such selling holder from its sale of Registrable Securities under such registration statement. No Person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

          (g) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     9. Compliance with Rule 144.

          (a) The Company will use its best efforts to file with the Commission such information as is required under the Exchange Act for so long as there are holders of Registrable Securities; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144. The Company shall furnish to any holder of Registrable Securities upon reasonable request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144. Subject to the limitations on transfers imposed by this Agreement, the Company shall use its reasonable best efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

          (b) Except with respect to a demand registration pursuant to Section 2, prior to the Company's registration of any Registrable Securities hereunder on behalf of an Investor, such Investor shall (i) use its reasonable best efforts to sell the maximum number of Registrable Securities that such Investor is able to sell pursuant to Rule 144 and (ii) exercise the registration rights hereunder only in the case that such Investor determines in good faith that such rights are necessary to sell such Registrable Securities in a timely manner.

     10. Amendments. The provisions of this Agreement may be amended, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only with the written consent of the Company and Investors holding a majority of the Registrable Securities.

     11. Transferability of Registration Rights. The Registration Rights set forth in this Agreement are transferable to each valid and proper transferee of at least Two Hundred Five (200,000) shares of Registrable Securities. Each such transferee of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.

     12. Rights Which May Be Granted to Subsequent Investors. Other than transferees of Registrable Securities under Section 11 hereof, the Company shall not, without the prior written consent of a Majority Interest, (a) allow purchasers of the Company's securities to become a party to this Agreement or
(b) grant any other registration rights to any third parties other than subordinate piggyback registration rights.

     13. Damages. The Company recognizes and agrees that each holder of Registrable Securities will not have an adequate remedy if the Company fails to comply with the terms and provisions of this Agreement and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by any holder of Registrable Securities or any other Person entitled to the benefits of this Agreement requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

     14. Miscellaneous.

          (a) All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), telegraphed, sent by express overnight courier service or electronic facsimile transmission (with a copy by mail), or delivered to the applicable party at the addresses indicated below:

          If to the Company: WebSideStory, Inc.
                             10182 Telesis Court, 6th Floor
                             San Diego, CA  92121
                             Facsimile: (858) 546-0400
                             Attn: General Counsel

          If to Existing Investors: At such Person's address listed opposite their name on Schedule A attached hereto.

          If to Avivo Investors:    At such Person's address listed opposite
                                    their name on Schedule B attached hereto.

          If to VS Investors:       At such Person's address listed opposite
                                    their name on Schedule C attached hereto.

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to other parties complying as to delivery with the terms of this subsection (a). All such notices, requests, demands and other communications shall, when mailed, telegraphed or sent, respectively, be effective (i) two days after being deposited in the mails or (ii) one day after being delivered to the telegraph company, deposited with the express overnight courier service or sent by electronic facsimile transmission, respectively, addressed as aforesaid.

          (b) This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflict of laws principles thereof.

          (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (d) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     15. Dispute Resolution. Except as provided below, any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by binding arbitration conducted expeditiously by one arbitrator in accordance with the J.A.M.S./Endispute Streamlined Arbitration Rules and Procedures (the "J.A.M.S. RULES"). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be San Diego, California.

Such proceedings shall be administered by the arbitrator in accordance with the J.A.M.S. Rules as he/she deems appropriate, however, such proceedings shall be conducted in accordance with the following agreed upon procedures:

          (a) mandatory exchange of all relevant documents, to be accomplished within forty-five (45) days of the initiation of the procedure (documents not so exchanged will be excluded from the evidence considered at the hearing absent a showing of good cause);

          (b) no other discovery;

          (c) hearings before the arbitrator which shall consist of a summary presentation by each side of not more than three (3) hours; such hearings to take place on one or two days at a maximum; and

          (d) decision to be rendered not more than ten (10) days following such hearings.

Notwithstanding anything to the contrary contained herein, the provisions of this Section 14 shall not apply with regard to any equitable remedies to which any party may be entitled hereunder.

Each of the parties hereto (x) hereby irrevocably submits to the personal jurisdiction of any court of competent jurisdiction in the United States for the purpose of enforcing the award or decision in any such proceeding, (y) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

             [The remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                        "COMPANY"

                                        WEBSIDESTORY, INC.


                                        ----------------------------------------
                                        Jeffrey W. Lunsford
                                        President, Chief Executive Officer
                                        and Chairman

                 [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                        "EXISTING INVESTOR"

                                        TA/ADVENT VIII L.P.

                                        By: TA Associates VIII LLC, its General
                                            Partner

                                        By: TA Associates, Inc., its Manager




                                        By:                 *
                                            ------------------------------------

                                        ADVENT ATLANTIC AND PACIFIC III L.P.

                                        By: TA Associates AAP III Partners,
                                            its General Partner

                                        By: TA Associates, Inc., its General
                                            Partner


                                        By:                 *
                                            ------------------------------------

                                        TA INVESTORS LLC

                                        By: TA Associates, Inc., its Manager


*By:                                    By:                 *
     --------------------------------       ------------------------------------
     Kurt R. Jaggers
     Managing Director


                                        TA EXECUTIVES FUND LLC
                                        By: TA Associates, Inc., its Manager


                                        By:                 *
                                            ------------------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                        "EXISTING INVESTOR"

                                        SUMMIT INVESTORS III, L.P.


                                        By:                 *
                                            ------------------------------------
                                            General Partner


                                        SUMMIT V ADVISORS FUND (QP), L.P.

                                        By: Summit Partners V, L.P., its General
                                            Partner

                                        By: Summit Partners, LLC, its General
                                            Partner


                                        By:                 *
                                            ------------------------------------


                                        SUMMIT V ADVISORS FUND, L.P.

                                        By: Summit Partners V, L.P., its General
                                            Partner

                                        By: Summit Partners, LLC, its General
                                            Partner


*By:                                    By:                 *
     --------------------------------       ------------------------------------
     Charles J. Fitzgerald, Jr.
     Partner


                                        SUMMIT V COMPANION FUND, L.P.

                                        By: Summit Partners V, L.P., its General
                                            Partner

                                        By: Summit Partners, LLC, its General
                                            Partner


                                        By:                 *
                                            ------------------------------------


                                        SUMMIT VENTURES V, L.P.

                                        By: Summit Partners V, L.P., its General
                                            Partner

                                        By: Summit Partners, LLC, its General
                                            Partner


                                        By:                 *
                                            ------------------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                        "EXISTING INVESTOR"


                                        ----------------------------------------
                                        Keith Fisher

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above

                                        "AVIVO INVESTOR"

                                        NEW ENTERPRISE ASSOCIATES 10, L.P.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        NEA VENTURES 2000, L.P.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                        "AVIVO INVESTOR"

                                        SOFINNOVA VENTURE PARTNERS IV, L.P.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        SOFINNOVA VENTURE AFFILIATES IV, L.P.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------


                                        SOFINNOVA CAPITAL III


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                        "AVIVO INVESTOR"


                                        ----------------------------------------
                                        Steven R. Kusmer

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                        "AVIVO INVESTOR"


                                        ----------------------------------------
                                        Chip Linehan

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                        "AVIVO INVESTOR"


                                        ----------------------------------------
                                        Michael P. Thompson

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                        "AVIVO INVESTOR"


                                        ----------------------------------------
                                        Kevin G. Wallace

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                        "VS INVESTOR"


                                        ----------------------------------------

                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                       EXHIBIT D

THIS SENIOR NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH NOTE, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS NOTE REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

                               WEBSIDESTORY, INC.

                                   SENIOR NOTE

$_________                                                      February 1, 2006

          FOR VALUE RECEIVED, WEBSIDESTORY, INC., a Delaware corporation, having its principal office at 10182 Telesis Court, 6th Floor, San Diego, California, 92121 (the "Company"), hereby unconditionally promises to pay to ____________________ (including any permitted transferee hereunder, the "Holder") on August 1, 2007 (the "Maturity Date") the principal sum of ___________________ DOLLARS ($_________), together with any and all accrued but unpaid interest on the unpaid principal amount of this Note as provided in
Section 1.2 hereof. This Note is one of a series of Notes (together, the "Notes") initially being issued pursuant to the terms of that certain Agreement and Plan of Merger dated as of February 1, 2006 by and among the Company, VS Acquisition, LLC, Visual Sciences, LLC and Ned Scherer (the "Merger Agreement") as part of the consideration payable to the Holder pursuant to the Merger Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in Article IV hereof.

                                    ARTICLE I
                             PRINCIPAL AND INTEREST

          Section 1.1 Principal. Unless earlier (i) paid in full prior to the Maturity Date in accordance with the terms of Section 1.3 hereof, (ii) paid in full prior to the Maturity Date in accordance with the terms of Section 1.4 hereof, or (iii) paid in full prior to the Maturity Date in accordance with the terms of Section 1.5 hereof, the entire outstanding principal amount of this Note, together with any and all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date. Concurrently with the payment in full of this Note, the Holder shall surrender this Note to the Company for cancellation.

          Section 1.2 Interest. Interest shall accrue on the daily unpaid principal amount of this Note, for each day during the period from and including the date hereof (the "Commencement Date") to but excluding the date such Note shall be paid in full, at a rate of 4.0% per annum (the "Interest Rate"), compounded daily. Interest on this Note shall be computed on the basis of a year of 365 days and paid for the actual number of days elapsed as provided herein.

          Section 1.3 Demand for Repayment Prior to Maturity. At any time after the first to occur of (i) April 1, 2007 and (ii) the consummation by the Company of a Subsequent Offering that generates at least $20.0 million in net cash proceeds to the Company, the Holder may, upon not less than five (5) Business Days' prior written notice to the Company, demand the repayment of the entire outstanding principal amount of this Note and any and all accrued but unpaid interest thereon. In the event of any such demand, the Company shall pay to the Holder the entire outstanding principal amount of this Note and any and all accrued but unpaid interest thereon, on the fifth (5th) Business Day (such date, the "Demand Repayment Date") following the Company's receipt of such repayment demand notice. Concurrently with the payment in full of this Note, the Holder shall surrender this Note to the Company for cancellation.

          Section 1.4 Mandatory Prepayment. In the event the Company incurs any Indebtedness (other than Permitted Indebtedness) which ranks senior to or pari passu with the priority of payment attributable to the indebtedness owing under this Note, unless the Holder consents to the incurrence of such Indebtedness, the Company shall prepay in full the outstanding principal amount of this Note and any and all accrued but unpaid interest thereon prior to or concurrently with the closing of the transactions under which the evidences of Indebtedness are issued (such date, the "Mandatory Prepayment Date"). On the Mandatory Prepayment Date, in exchange for this Note, the Company shall pay to the Holder the full outstanding principal amount of this Note and any and all accrued but unpaid interest thereon. Concurrently with the payment in full of this Note, the Holder shall surrender this Note to the Company for cancellation.

          Section 1.5 Optional Prepayment. The Company may prepay, in whole or in part, the outstanding principal amount of this Note and/or any and all accrued but unpaid interest thereon, at any time without premium or penalty. Concurrently with the payment in full of this Note, the Holder shall surrender this Note to the Company for cancellation.

          Section 1.6 Notes identical; Ranking of Note. The terms of all Notes are and will be identical except as to the name of the holder, the original principal amount and the date of issuance thereof. The indebtedness evidenced by this Note shall rank pari passu in right of payment with all other Notes.

                                   ARTICLE II
                       PAYMENTS; REGISTRATION AND TRANSFER

          Section 2.1 Payments Generally. All payments of principal and interest to be made by the Company in respect of this Note shall be made to the Holder in Dollars by delivery of a Company check or by wire transfer in immediately available funds not later than 12:00 p.m. California time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). If the due date of any payment in respect of this Note would otherwise fall on a day that is not a Business Day, such due date shall be instead the next succeeding Business Day. Payments shall be credited first to the accrued but unpaid interest under this Note and the remainder applied to outstanding principal under this Note.

          Section 2.2 Replacement of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

          Section 2.3 Registration, etc. The Company shall maintain at its principal office a register with respect to the Note and shall record therein the name and address of the registered Holder thereof, to which notices are to be sent and the address to which payments are to be made as designated by the registered Holder if other than the address of such Holder, and the particulars of all transfers, exchanges and replacements of the Note. The Company shall record on such register any and all transfers of the Note by or for the registered Holder, in form reasonably satisfactory to the Company, in order to maintain an accurate record of the Holder thereof. Each Note, whether issued originally or upon transfer, exchange or replacement, shall be registered in the Company's register on the date of execution thereof by the Company. The registered Holder of the Note shall be that Person in whose name the Note has been so registered by the Company. The registered Holder shall be deemed the owner of this Note for all purposes.

          Section 2.4 Transfers of this Note. Subject to the Holder's compliance with all applicable state and Federal securities laws, this Note may be transferred in whole (but not in part), upon ten (10) days' prior written notice by the Holder to the Company of such proposed transfer, to any Person that (i) does not compete with the Company Business, (ii) does not beneficially own, directly or indirectly, more than 5% of any class of any debt or equity investment in any Person that competes with the Company Business, and (iii) is an "accredited investor," as defined under Rule 501(a) promulgated under the Securities Act of 1933, as amended. The Holder shall pay any and all transfer taxes and other governmental charges imposed on any such transfer.

          Section 2.5 Holder Representations. Holder specifically represents and warrants to the Company, by acceptance of this Note, as follows:

               (i) The Holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Note. The Holder is acquiring this Note for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Securities Act.

               (ii) The Holder understands that this Note has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder's investment intent as expressed herein.

               (iii) The Holder further understands that this Note must be held indefinitely unless subsequently registered under the Securities Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The Holder is aware of the provisions of Rule 144, promulgated under the Securities Act.

               (iv) The Holder is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act.

               (v) The Holder acknowledges and agrees that this Note is a "restricted security" under the Securities Act, and that such security may not be resold, pledged or otherwise transferred without registration under the Securities Act or an exemption therefrom.

          Section 2.7 Legends. This Note, and any note issued in exchange, substitution or replacement of this Note, will bear the following legend:

               "THIS SENIOR NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH NOTE, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS NOTE REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

In addition, all such certificates shall bear any legend(s) required under applicable state or foreign securities laws.

                                   ARTICLE III
                                EVENTS OF DEFAULT

          Section 3.1 Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reasons for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) default in the payment of the outstanding principal amount of this Note and/or any accrued but unpaid interest thereon at the Mandatory Prepayment Date, the Demand Repayment Date, or the Maturity Date, and such default shall not have been cured within five (5) days after notice thereof from Holder to the Company; or

               (ii) the failure by the Company to perform any of its other obligations under this Note and such failure continues for twenty (20) days after written notice to the Company describing in reasonable detail the Company's failure to perform any such obligation; or

               (iii) the Company makes an assignment for the benefit of creditors or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company, or of any substantial part of the assets of the Company, or commences any proceeding relating to the Company under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (A) the Company by any act indicates its approval thereof, consent thereto or acquiescence therein, or (B) such petition, application or proceeding is not dismissed within 60 days.

          Section 3.2 Acceleration of Note. If an Event of Default occurs and is continuing, then and in every such case the Holder may declare the outstanding principal amount of this Note (including any and all accrued but unpaid interest thereon) to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such outstanding principal amount and accrued interest shall become immediately due and payable. At any time after the outstanding principal amount and accrued interest under this Note shall become immediately due and payable and before a judgment or decree for payment of the money due has been obtained, the Holder, by written notice to the Company, may rescind and annul any acceleration and its consequences.

                                   ARTICLE IV
                                   DEFINITIONS

          Section 4.1 Definitions. The following terms shall have the meanings set forth below:

          "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

          "Company Business" means the design, development, marketing, sales, service or support of software or services that provide online surveys, search-engine management, bid management, enterprise analytics, web analytics, analysis of online behavior, internet search or content management or analyses or management of online promotions, as well as any related business, product or service under active consideration by the Company or any of its Subsidiaries or by Visual Sciences, LLC or any of its Subsidiaries as of the date of transfer of this Note.

          "Dollars" and "$" means lawful money of the United States of America.

          "Indebtedness" means, as to any Person at a particular time, without duplication:

          (a)  all obligations of such Person for borrowed money;

          (b)  all capitalized lease obligations of such Person; and

          (c)  all guarantees of such Person in respect of any of the foregoing.

          "Note" means this Senior Note of the Company, as modified and supplemented and in effect from time to time.

          "Person" means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity.

          "Permitted Indebtedness" means, as to any Person at a particular time, without duplication:

          (a)  the Indebtedness created under the Notes;

          (b) all purchase money financing or capitalized leases for equipment, vehicles or other tangible personal property utilized in the Company's business;

          (c)  all accrued expenses and trade accounts payable;

          (d) all Indebtedness incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes);

          (e) all Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of the Company's business;

          (f) all other Indebtedness not to exceed at any one time outstanding $1,000,000 (One Million Dollars) in the aggregate; and

          (g) any and all renewals, extensions, replacements, refinancings or refundings of any of the foregoing that do not increase the principal amount of such Indebtedness.

          "Subsequent Offering" means an underwritten public offering by the Company of its Common Stock for its own account, registered under the Securities Act of 1933, as amended

(other than pursuant to a registration on Form S-4 or any successor form or Form S-8 or any successor form).

          "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

                                    ARTICLE V
                                  MISCELLANEOUS

          Section 5.1 Delay or Omission Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          Section 5.2 Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

          Section 5.3 Successors. All agreements of the Company in this Note shall bind its successors and assigns. All agreements of the Holder in this Note shall bind, and this Note shall inure to the benefit of, the Holder and its successors and permitted assigns.

          Section 5.4 Amendment, Modification or Waiver. No provision of this Note may be amended, modified or waived except by an instrument in writing signed by the Company and the Holder.

          Section 5.5 Waivers. The Company waives demand, presentment for payment, notice of dishonor, protest, notice of protest and notice of non-payment of this Note.

          Section 5.6 Notices. All notices, demands and requests of any kind to be delivered to any party in connection with this Note shall be in writing and shall be deemed to have been duly given if personally or hand delivered or if sent by an internationally-recognized overnight delivery courier or by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission addressed as follows:

               if to the Company, to:

               WebSideStory, Inc.
               10182 Telesis Court, 6th Floor
               San Diego, CA 92121
               Attention: General Counsel
               Facsimile: (858) 546-0480
               if to the Holder, to the address set forth in the register for this Note maintained pursuant to Section 2.3 hereof;

or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance with provisions of this Section 5.6. Any such notice or communication shall be deemed to have been effectively given (i) in the case of personal or hand delivery, on the date of such delivery, (ii) in the case of an internationally-recognized overnight delivery courier, on the first Business Day after the date when sent, (iii) in the case of mailing, on the third Business Day following that day on which the piece of mail containing such communication is posted and (iv) in the case of facsimile transmission, the date of telephone confirmation of receipt.

          Section 5.7 Captions. The section and subsection headings of this note are inserted for convenience only and shall not constitute a part of this note in construing or interpreting any provision hereof.

          Section 5.8 Costs of collection. The company agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this note in endeavoring to collect any amounts payable hereunder which are not paid when due.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an authorized officer thereof as of the date and year first above written.

                                        WEBSIDESTORY, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                       EXHIBIT E

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                               VS ACQUISITION, LLC

     THIS LIMITED LIABILITY COMPANY AGREEMENT of VS Acquisition, LLC (this "Agreement"), is entered into by WebSideStory, Inc., a Delaware corporation (the "Member").

     The Member, by execution of this Agreement, hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.), as amended from time to time (the "Act"), and hereby agrees as follows:

     1. Names and Addresses. The name of the limited liability company formed hereby is VS Acquisition, LLC (the "Company"). The name and address of the registered office of the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The principal office for the Company shall be maintained at 10182 Telesis Court, 6th Floor, San Diego, California 92121. The name and address of the Member is WebSideStory, Inc., 10182 Telesis Court, 6th Floor, San Diego, California 92121.

     2. Certificates. James P. Gomez, as an authorized person within the meaning of the Act, shall execute, deliver and file the Certificate of Formation for the Company with the Delaware Secretary of State. Such authorized person or such other person as is designated by the Member shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

     3. Purpose. The Company may engage in any and all businesses or activities in which a limited liability company may be engaged under applicable law, including, without limitation, the Act.

     4. Term. The term of the Company shall commence on the date the Certificate of Formation for the Company is filed with the Delaware Secretary of State. The Company shall have a perpetual existence, unless dissolved pursuant to Paragraph 16 hereof.

     5. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

     6. Admission of Member. The Member shall be admitted as the sole member of the Company on the date upon which the Certificate of Formation is filed with the Delaware Secretary of State.

     7. Capital Contributions. The Member shall not be obligated to make a contribution to the capital of the Company in connection with the execution of this Agreement.

The Member may make one or more contributions to the capital of the Company at such times and in such amounts as are determined by the Member in its sole discretion.

     8. Allocation of Profits and Losses. Net losses and net profits of the Company shall be allocated 100% to the Member.

     9. Distributions of Cash Flow. Distributions of cash flow shall be made to the Member at such times and in such amounts as are determined by the Member in its sole discretion. Notwithstanding any other provision contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

     10. Management.

          (a) Management by the Member. In accordance with Section 18-402 of the Act, management of the Company shall be vested in the Member. The Member shall have the full power and authority to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including, without limitation, all powers, statutory or otherwise, possessed by a member of a limited liability company under the laws of the State of Delaware. The Member has the authority to bind the Company.

          (b) Member Standards of Conduct. Whenever the Member is required or permitted to make a decision, take or approve an action, or omit to do any of the foregoing, then the Member shall be entitled to consider only such interests and factors, including its own, as it desires, and shall have no duty or obligation to consider any other interests or factors whatsoever. To the extent that the Member has, at law or in equity, duties (including, without limitation, fiduciary duties) to the Company or other person bound by the terms of this Agreement, if any, the Member, acting in accordance with this Agreement, shall not be liable to the Company or any such other person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties of the Member otherwise existing at law or in equity, replace such other duties to the greatest extent permitted under applicable law.

          (c) Officers. The Member may from time to time designate officers of the Company and delegate to such officers such authority and duties as the Member may deem advisable in its sole and absolute discretion. Unless the Member decides otherwise, if the title assigned to any officer is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Unless otherwise agreed to in writing by the Member, any delegation pursuant to this Paragraph 10(c) may be revoked at any time by the Member in its sole discretion.

          (d) Non-Liability of Officers. No officer of the Company appointed by the Member pursuant to Paragraph 10(c) above shall be personally liable to the Company or the Member for monetary damages for breach of fiduciary duty as an officer, except to the extent that exemption from liability or limitation thereof is not permitted under the laws of the State of Delaware as in effect at the time such liability or limitation thereof is determined. No amendment, modification or repeal of this Paragraph 10(d) shall apply to or have any effect on the liability or alleged liability of any officer of the Company for or with respect to any acts or omissions of such officer occurring prior to such amendment, modification or repeal. If the applicable laws of the State of Delaware are amended after the date hereof to authorize action further eliminating or limiting the personal liability of officers, then the liability of officers of the Company shall be eliminated or limited to the fullest extent permitted by such laws, as so amended.

     11. Other Businesses. The Member may engage in or possess an interest in one or more other business ventures (unconnected with the Company) of any kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

     12. Liability and Indemnity.

          (a) Mandatory Indemnification. To the maximum extent permitted by law, the Company will indemnify the Member and any officer of the Company acting in his or her official capacity (collectively, the "Indemnified Parties") made or threatened to be made a party to a proceeding by reason of the former or present capacity as such against judgments, penalties, fines, including, without limitation, excise taxes, assessed against such Indemnified Party with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the Indemnified Party in connection with the proceeding; provided that the Indemnified Party acted in good faith and, subject to Paragraph 10(b) and Paragraph 11, in a manner which he, she or it believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his, her or its conduct was unlawful. The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Person did not act in good faith and, subject to Paragraph 10(b) and Paragraph 11, in a manner which he, she or it reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his, her or its conduct was unlawful.

          (b) Advances. If an Indemnified Party is made or threatened to be made a party to a proceeding, such Indemnified Party is entitled, upon written request to the Company, to payment or reimbursement by the Company of reasonable expenses, including attorneys' fees and disbursements, incurred by such Indemnified Party in advance of the final disposition of the proceeding, (i) upon receipt by the Company of a written affirmation by the Indemnified Party of a good faith belief that the criteria for indemnification set forth in Paragraph 12(a) above have been satisfied and a written undertaking by such Indemnified Party to repay all amounts so paid or reimbursed by the Company, if it is ultimately determined that the criteria for indemnification have not been satisfied, and (ii) after a determination that the facts then known to those making the determination would not preclude indemnification under this Paragraph. The written undertaking required by paragraph 12(b)(i) above is an unlimited general obligation of the Indemnified Party making it, but need not be secured and will be accepted without reference to financial ability to make the repayment.

          (c) Discretionary Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Paragraph 12 shall not be deemed exclusive of any other rights to which those provided indemnification or advancement of expenses may be entitled under any agreement, vote of the Member or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     13. Transfers. The Member may freely transfer or encumber its interest in the Company. Any transferee shall be admitted into the Company as a substituted member upon the written consent of the Member and the transferee's execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement.

     14. Admission of Additional Members. One or more additional members of the Company may be admitted into the Company as substituted members therein upon the written consent of the Member.

     15. Meetings. The Member shall not be required to hold any required or regularly scheduled meetings. Notwithstanding the foregoing, a meeting may be called by the Member for the purpose of discussing or voting on matters relating to the business and affairs of the Company. Any such meetings shall be held during normal business hours either telephonically or in person at the principal office of the Company in California (or at such other location as is determined in the sole and absolute discretion of the Member).

     16. Dissolution.

          (a) Generally. The admission of one or more additional members shall not dissolve the Company. However, the Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (i) the sale, transfer or other disposition by the Company of all or substantially all of its assets and the collection by the Company of any and all cash proceeds derived therefrom, (ii) the election of the Member,
     (iii) the retirement, resignation or dissolution of the Member or the occurrence of any other event which terminates the continued membership of the Member in the Company, unless the business of the Company is continued in a manner permitted by the Act, or (iv) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

          (b) Bankruptcy. The bankruptcy of the Member shall not cause the Member to cease to be a member of the Company and, upon the occurrence of such an event, the business of the Company shall continue without dissolution.

          (c) Application of Assets. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

     17. Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

     18. Entire Agreement. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.

     19. Governing Law. This Agreement and all of the rights and remedies hereunder shall be governed by, and construed under, the laws of the State of Delaware without regard to conflict of laws principles.

     20. Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

     21. No Third-Party Beneficiary. Subject to Paragraph 12 above, any agreement to pay any amount and any assumption of liability herein contained, express or implied, shall be only for the benefit of the Member, and such agreements and assumptions shall not inure to the benefit of the obligees of any indebtedness or any other party, whomsoever, deemed to be a third-party beneficiary of this Agreement.

                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has duly executed this Agreement as of the 31st day of January, 2006.

                                        WEBSIDESTORY, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                       EXHIBIT F

                                ESCROW AGREEMENT

          This Escrow Agreement (this "Agreement") dated as of February ____, 2006, is made by and among WebSideStory, Inc., a Delaware corporation ("Parent"), Ned Scherer, an individual, in his capacity as the representative (the "Member Representative") of all of the Unitholders and Accredited Optionholders (each, a "Holder" and collectively, the "Holders") of Visual Sciences, LLC, a Delaware limited liability company (the "Company"), and U.S. Stock Transfer Corporation, as Depository Agent (the "Depository Agent").

                                    RECITALS

          WHEREAS, pursuant to an Agreement and Plan of Merger made and entered into as of February ___, 2006 by and among Parent, VS Acquisition, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent ("Merger Sub"), the Company and the Member Representative (as it may be amended from time to time pursuant to the terms thereof, the "Merger Agreement"), at the Effective Time, the Company will be merged with and into Merger Sub, in accordance with the terms of the Merger Agreement.

          WHEREAS, Section 3.2 of the Merger Agreement provides that in order to satisfy any claims for indemnification made by Parent pursuant to Article VIII of the Merger Agreement, an escrow account (the "Escrow Account") shall be established into which Parent shall deposit shares of Parent Common Stock constituting the Escrow Fund at the Effective Time.

          WHEREAS, a material condition to the consummation of the transactions contemplated by the Merger Agreement is that the parties hereto enter into this Agreement.

                                    AGREEMENT

          NOW THEREFORE, as a material inducement to Parent, Merger Sub, the Company and the Member Representative to consummate the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

          1. Defined Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Merger Agreement.

          2. Commencement of Duties. Parent, concurrently with the execution and delivery of this Agreement and pursuant to Section 3.2 of the Merger Agreement, is transferring to the Depository Agent the Escrow Fund consisting entirely of the Escrowed Shares. Upon receipt of the Escrowed Shares by the Depository Agent, the duties and obligations of each of the parties to this Agreement will commence.

          3. Escrow Fund.

               (a) Upon receipt of the Escrowed Shares, the Depository Agent shall send a notice to Parent and the Member Representative acknowledging receipt of the Escrowed Shares and shall hold the Escrowed Shares in escrow in the Escrow Account pursuant to the terms of this Agreement.

               (b) The certificates representing the Escrowed Shares shall be retained in the Escrow Account until released pursuant to Section 6 of this Agreement. The proceeds of all dividends or distributions in respect of the Escrowed Shares (including dividends and distributions described in Section 3(c)), and all other cash, securities or other property received in exchange for or in substitution of the Escrowed Shares (including as described in Section 3(d)) (collectively, "Proceeds") shall be retained in the Escrow Account until released pursuant to Section 6 of this Agreement.

               (c) Parent and the Holders agree that any cash dividends, securities or other property distributable in respect of the Escrowed Shares shall be distributed by the Parent to, and held by, the Depository Agent in the Escrow Account subject to the provisions of this Agreement to the same extent as the Escrowed Shares.

               (d) If, after the date of this Agreement, the Escrowed Shares shall have been changed into a different number of shares or a different type or class of securities, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, merger or exchange of shares, such different number of shares or type or class of securities shall be held in the Escrow Account subject to the provisions of this Agreement to the same extent as the Escrowed Shares, and the provisions of this Agreement shall be correspondingly adjusted to the extent appropriate to reflect equitably such stock dividend, subdivision, reclassification, recapitalization, split, combination, merger or exchange of shares.

          4. Holders' Pro Rata Shares of the Escrow Fund.

               (a) Each Unitholder as of the Closing and each Accredited Optionholder holding vested Company Options immediately prior to the Closing, as identified on Schedule A-1 hereto, shall have the following interest in the Escrow Account, from time to time:

               (i) an interest in all Escrowed Shares equal to such proportion of the total number thereof equal to such Holder's Pro Rata Share of the Escrow Fund, as set forth on Schedule A-2 hereto; and

               (ii) an interest in all Proceeds, if any, of the Escrowed Shares equal to the portion thereof equal to such Holder's Pro Rata Share of the Escrow Fund, as set forth on Schedule A-2 hereto.

          5. No Stockholder Rights.

               (a) As long as any Escrowed Shares are held in the Escrow Account, and pending the distribution thereof to Parent or the Holders, as the case may be, in connection with any distributions from the Escrow Account in accordance with the terms hereof, the Depositary

Agent will have the right to exercise any voting rights with respect to the Escrowed Shares. In connection with any Parent stockholder meetings or solicitations of proxies or written consents from Parent stockholders, Parent will direct the Depositary Agent in writing as to the exercise of voting and consent rights for the Escrowed Shares, which directions shall replicate as closely as practicable the split of yes, no and abstain votes cast by all other stockholders of Parent in connection with such meeting or consent. The Depository Agent shall comply with any such directions of the Parent. In the absence of such directions from the Parent, the Depository Agent shall not vote or grant its consent with respect to any of the Escrowed Shares.

               (b) Prior to the distribution of the Escrowed Shares in accordance with the terms hereof, the Holders shall have no rights in the Escrowed Shares, including without limitation, no rights to sell, assign, pledge, hypothecate or otherwise dispose of or encumber such Escrowed Shares or any interest therein.

          6. Payments from the Escrow Account.

               (a) A Parent Indemnified Party shall initiate a claim against the Escrow Fund by delivering to the Member Representative, with a copy to the Depository Agent, a written notice (an "Indemnification Notice"), which Indemnification Notice shall:

               (i) state that such Parent Indemnified Party is a Parent Indemnified Party under the Merger Agreement and has paid or incurred one or more Losses that satisfy the indemnification provisions set forth in Section 8.2 of the Merger Agreement (each, a "Covered Loss");

               (ii) state in good faith the aggregate amount (the
"Indemnification Amount") of each such Covered Loss; and

               (iii) specify in reasonable detail the nature and basis of each such Covered Loss.

               (b) If the Member Representative shall object in good faith to any portion of any Indemnification Amount specified in any Indemnification Notice, the Member Representative shall, within thirty (30) calendar days after delivery by the Parent Indemnified Party to the Member Representative of such Indemnification Notice, deliver to the Depository Agent (with a copy to the Parent Indemnified Party) a certificate, executed by the Member Representative (a "Certificate of Objections"):

               (i) specifying each such amount to which the Member Representative objects in good faith; and

               (ii) specifying in reasonable detail the nature and basis for each such good faith objection.

Promptly upon receipt of a Certificate of Objections, the Depository Agent shall deliver a copy of such Certificate of Objections to the Parent Indemnified Party.

               (c) If the Depository Agent shall not have received a Certificate of Objections objecting to an Indemnification Amount within thirty (30) calendar days after delivery to the Member Representative of an Indemnification Notice specifying such Indemnification Amount, the Holders and the Member Representative shall be deemed to have acknowledged that the Indemnification Amount claimed on such Indemnification Notice is correct and final and the Depository Agent shall thereafter transfer to such Parent Indemnified Party out of the Escrow Account (such transfer to be applied and deducted from the Escrow Fund pro rata in accordance with each Holder's Pro Rata Share of the Escrow
Fund) such number of Escrowed Shares with an aggregate value equal to the Indemnification Amount set forth in the Indemnification Notice, together with any Proceeds attributable to such transferred Escrowed Shares. For purposes of this Agreement, each Escrowed Share shall be deemed to have a value equal to the Parent Common Stock Price (as such amount may be appropriately adjusted for stock splits, stock dividends, stock combinations, and the like).

               (d) If the Depository Agent receives, within thirty (30) calendar days after delivery to the Member Representative of an Indemnification Notice, a Certificate of Objections objecting to the Indemnification Amount specified in such Indemnification Notice, the amount so objected to shall be held by the Depository Agent and shall not be released from the Escrow Account, except in accordance with either:

               (i) written instructions executed by Parent and the Member Representative, or

               (ii) written instructions from the Parent Indemnified Party and the final judgment of the arbitrator having jurisdiction over the matters relating to the claim, as provided in Section 7,

after which time the Depository Agent shall cause: (A) a transfer to the Parent Indemnified Party in the manner set forth in Section 6(c); provided, that all references to the Indemnification Amount shall be deemed to be references to the amount to be transferred to the Parent Indemnified Party as specified in the written instruction or judgment, as the case may be; and (B) in the event such written instruction or judgment is delivered following the First Release Date (as defined below), a distribution to the Holders in an aggregate amount equal to the amount so objected to and not released pursuant to (A) above (the "Holdback Release"). Any Holdback Release shall be distributed to each Holder, in an amount equal to the product of the Holdback Release multiplied by such Holder's Pro Rata Share of the Escrow Fund, together with any Proceeds attributable to such released Escrowed Shares.

               (e) Subject to Section 11, on the earlier of (i) April 1, 2007 or
(ii) such date as shall have been specified in a joint written notice of Parent and the Member Representative to the Depository Agent (the "First Release Date"), the Depository Agent shall distribute a number of Escrowed Shares that have a value equal to the amount, if any, by which the value of the Escrowed Shares at such date (valued at the Parent Common Stock Price (as such amount may be appropriately adjusted for stock splits, stock dividends, stock combinations, and the like)), exceeds the First Reserved Amount (the "First Released Amount"). The First Released Amount shall be transferred to each Holder, in an amount equal to the product of the

First Released Amount multiplied by such Holder's Pro Rata Share of the Escrow Fund, together with any Proceeds attributable to such released Escrowed Shares.

The "First Reserved Amount" means an amount equal to the aggregate of the Indemnification Amounts claimed and unpaid (other than claims which shall have been resolved and for which no payment shall be due), in all Indemnification Notices delivered to the Depository Agent prior to the First Release Date, subject to the limitations set forth in Section 8.4 of the Merger Agreement.

               (f) Upon the termination of this Agreement in accordance with
Section 10, but subject to Section 11, the Depository Agent shall promptly distribute the remaining Escrowed Shares to each Holder, in an amount equal to the product of the remaining value multiplied by such Holder's Pro Rata Share of the Escrow Fund, together with any Proceeds attributable to such released Escrowed Shares.

               (g) Notwithstanding the provisions of this Section 6, if a Holder of Units has not submitted to Parent a letter of transmittal in proper form pursuant to Section 4.1(b) of the Merger Agreement prior to the time of any distribution to the Holders, the amount deliverable to such Holder shall be delivered to Parent, to be held by Parent on behalf of such Holder pursuant to
Section 4.1(f) of the Merger Agreement.

               (h) Notwithstanding any other provision of this Agreement to the contrary, at any time prior to the termination of this Agreement, the Depository Agent shall, if so instructed in writing signed by Parent and the Member Representative, pay from the Escrow Account, as instructed, to Parent, any Indemnified Party or any Holder, as directed in such writing, the number of Escrow Shares and any Proceeds attributable thereto.

          7. Resolution of Conflicts

               (a) In case the Member Representative shall timely object in writing to any claim or claims by a Parent Indemnified Party made in any Indemnification Notice, as provided in Section 6(b), the Member Representative and the Parent Indemnified Party shall attempt in good faith for thirty (30) calendar days following delivery of the Certificate of Objections to agree upon the rights of the respective parties with respect to each of such claims. If the Member Representative and the Indemnified Party should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Depository Agent. The Depository Agent shall be entitled to rely on any such memorandum and shall distribute amounts from the Escrow Fund in accordance with the terms thereof.

               (b) If no such agreement can be reached after good faith negotiation, either the Parent Indemnified Party or the Member Representative may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by a single arbitrator. The arbitrator shall be jointly selected by the Parent Indemnified Party and the Member Representative within fifteen (15) calendar days after such written notice is sent, or absent such agreement, such arbitrator shall be appointed pursuant to the Commercial Arbitration Rules then in effect of the American Arbitration Association. The decision of the arbitrator as to the validity and amount of any claim in such Indemnification Notice shall be binding and conclusive upon the parties to this Agreement, and the Depository Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

               (c) Any such arbitration shall be held in Washington, D.C. under the Commercial Arbitration Rules then in effect of the American Arbitration Association. For purposes of this Section 7, in any arbitration hereunder in which any claim or the amount thereof stated in the Indemnification Notice is at issue, the Parent Indemnified Party shall be deemed to be the "Non-Prevailing Party" unless the arbitrator awards the Parent Indemnified Party more than one-half (1/2) of the amount in dispute; otherwise, the Member Representative (on behalf of the Holders) shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of the arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction.

          8. Tax Matters

               (a) The parties intend for federal income tax purposes, that property held by the Depository Agent shall be treated as delivered to recipient Unitholders and Accredited Optionholders at the time such property is distributed to them from escrow (and not at the time of deposit into escrow).

               (b) All earnings, if any, on the Escrow Fund shall be treated as having been received by Parent for United States federal income tax purposes.

               (c) The Holders shall provide to the Depository Agent within thirty (30) days after the Closing Date all forms and information that the Depository Agent may reasonably require (including, without limitation, IRS Forms W-8 or W-9, as applicable).

               (d) The Depository Agent annually shall file any applicable information returns with the IRS and provide statements to Parent, with copies to the Member Representative, documenting any earnings on the Escrow Fund. In the event that the Depository Agent becomes liable for the payment of Taxes relating to earnings on the Escrow Fund or any payment made hereunder (including, but not limited to, withholding Taxes), the Depository Agent may collect such Taxes directly from the Parent or the applicable Holders. Except as otherwise provided in this Agreement, the Depository Agent shall have no obligation to prepare or file any other Tax Returns or to pay any Taxes or estimated Taxes.

          9. Depository Agent.

               (a) Duties of the Depository Agent. The Depository Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against the Depository Agent. The Depository Agent shall have no duty to enforce any obligation of any Person, other than as provided herein. The Depository Agent shall be under no liability to anyone by reason of any failure on the part of any party hereto or any maker, endorser or other signatory of any document or any other person to perform such person's obligations under any such document.

               (b) Liability of the Depository Agent.

                    (i) In performing any duties under this Agreement, the Depository Agent shall not be liable to any party for consequential damages, (including, without limitation lost profits) losses, or expenses, except for gross negligence or willful misconduct on the part of the Depository Agent. The Depository Agent shall not incur any such liability for any act or failure to act made or omitted in good faith or for any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Depository Agent shall in good faith believe to be genuine, nor will the Depository Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Depository Agent may consult with legal counsel in connection with the Depository Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Depository Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement. The parties shall indemnify and hold the Depository Agent harmless from any and all liability for acting on an investment instruction purported to be given by Parent and the Member Representative to the extent of 50% for Parent and 50% for the Member Representative (on behalf of the Holders, and which indemnification by the Member Representative and the Holders shall be solely out of and only to the extent of the Escrow Fund). The Depository Agent shall not be responsible for the authenticity of any instructions, or be in any way liable for any unauthorized instruction or for acting on such an instruction, whether or not the person giving the instruction was, in fact, an authorized representative of Parent and the Member Representative.

                    (ii) In no event shall the Depository Agent be liable to the parties for any consequential, special, or exemplary damages, including but not limited to lost profits, from any cause whatsoever arising out of, or in any way connected with acting upon instructions believed by the Depository Agent to be genuine. The Depository Agent shall not be liable for any loss from such investments, including upon the sale or disposition of any investments. The Depository Agent shall not be liable for any loss arising directly or indirectly, in whole or in part, from the inability to invest funds on the day the instructions are received. The Depository Agent shall not be liable for any loss incurred by the actions of third parties or by any loss arising by error, failure, or delay in making an investment which is caused by circumstances beyond the Depository Agent's reasonable control.

                    (iii) Parent and the Member Representative (on behalf of the Holders) agree, to the extent of 50% for Parent and 50% for the Member Representative (on behalf of the Holders, which indemnification by the Member Representative and the Holders shall be solely out of and only to the extent of the Escrow Fund), to jointly and severally indemnify and hold the Depository Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on the Depository Agent or incurred by the Depository Agent in connection with the performance of its/his/her duties under this Agreement, including but not limited to any litigation arising from this

Agreement or involving its subject matter, except in the case of the Depository Agent's gross negligence or willful misconduct.

                    (iv) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Depository Agent will not be required to determine the controversy or to take any action regarding it. The Depository Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Depository Agent's discretion, the Depository Agent may require, despite what may be set forth elsewhere in this Agreement. In such event, the Depository Agent will not be liable for interest or damage. Furthermore, the Depository Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Depository Agent is authorized to deposit with the clerk of the court all documents and funds held in escrow, except all costs, expenses, charges and reasonable attorneys' fees incurred by the Depository Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Depository Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

               (c) Withdrawal of Depository Agent. The Depository Agent may resign at any time upon giving at least thirty (30) days' written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor Depository Agent, which shall be accomplished as follows: The parties shall use their reasonable efforts to mutually agree on a successor Depository Agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor Depository Agent within such time, the Depository Agent shall have the right to appoint a successor Depository Agent authorized to do business in the State of California. The successor Depository Agent shall execute and deliver an instrument accepting such appointment, and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor Depository Agent as if originally named as the Depository Agent. The Depository Agent shall thereafter be discharged from any further duties and liability under this Agreement.

               (d) Change of Control of Depository Agent. Any company into which the Depository Agent may be merged or with which it may be consolidated, or any company to whom the Depository Agent may transfer a substantial amount of its business, shall be the successor to the Depository Agent without the execution or filing of any paper or any further act on the part of any of the parties, anything herein to the contrary notwithstanding.

               (e) Fees. The Depository Agent's fees shall be as set forth on Exhibit B hereto, payable by Parent. It is understood that the fees and usual charges agreed upon for services of the Depository Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Depository Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Depository Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Depository Agent shall be reasonably compensated for such extraordinary services and reimbursed for all reasonable costs, attorneys' fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation, and the Depository Agent shall have the right to retain all documents and/or other things of value at any time held by the Depository Agent in this escrow until such compensation, fees, costs and expenses are paid. Any such extraordinary fees, costs and expenses shall be payable 50% by Parent and 50% by the Member Representative (on behalf of the Holders out of the Escrow Fund and only to the extent of the funds and property comprising the Escrow
Fund).

          10. Termination. This Agreement shall terminate on the later of: (a) the date on which there are no Escrowed Shares or other property remaining in the Escrow Fund and (b) ten business days following the date on which all claims made in Indemnification Notices timely delivered to the Depository Agent shall have been resolved.

          11. Holder Representative Costs and Expenses. By virtue of their approval of the Merger (including this Agreement), the Holders hereby agree to pay (i) the reasonable fees of the Member Representative relating to its/his/her services performed in such capacity and (ii) all costs and expenses, including those of any legal counsel or other professional retained by the Member Representative, in connection with the acceptance and administration of the Member Representative's duties hereunder. Subject to the prior right of Parent to make claims for indemnification hereunder, the Member Representative shall have the right to recover from distributions to the Holders from the Escrow Account pursuant to this Agreement, and prior to any such distribution, a number of Escrowed Shares set forth in a certificate of the Member Representative delivered to the Depository Agent three (3) business days prior to the date on which a distribution is to be made to the Holders, which number of shares shall be equal to (A) any fees, costs and expenses set forth in such certificate, including those of any legal counsel or other professional retained by the Member Representative, in connection with the acceptance and administration of the Holder Representative's duties hereunder, multiplied by (B) the closing price of Parent Common Stock on the securities exchange or automated quotation service upon which the Parent Common Stock is then listed or quoted for trading on the trading day immediately preceding the third business day prior to the date on which a distribution is to be made to the Holders.

          12. Miscellaneous.

               (a) Inspection. The Escrow Fund shall at all times be clearly identified as being held by the Depository Agent hereunder. Any party hereto may at any time during the Depository Agent's business hours (with reasonable notice) inspect any records or reports relating to the Escrow Fund.

               (b) Controlling Document. To the extent provisions of the Merger Agreement are inconsistent with the provisions contained herewith, this Agreement shall supersede the Merger Agreement and be the controlling document; provided, however, that the provisions of Article VIII of the Merger Agreement shall control for all purposes, except with regard to the Depository Agent's duties.

               (c) Notices. Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given if
(a) delivered in person, (b) transmitted by telecopy (with written confirmation), (c) mailed by certified or registered mail (return receipt requested) (in which case such notice shall be deemed given on the third (3rd) day after such mailing, but only if deposited at a U.S. Postal Service office) or (d) delivered by an express courier (with written confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to Parent:

               WebSideStory, Inc.
               10182 Telesis Court, 6th Floor
               San Diego, California 92121
               Facsimile: (858) 546-0695
               Attention: General Counsel

               With a copy (which shall not constitute notice) to:

               Latham & Watkins LLP
               12636 High Bluff Drive, Suite 400
               San Diego, California 92130
               Telephone: (858) 523-5406
               Facsimile: (858) 523-5450
               Attention: Barry M. Clarkson

          If to the Member Representative:

               Ned Scherer
               Kaiser, Scherer & Schlegel, PLLC
               1410 Springhill Drive
               McLean, VA 22102
               Telephone: (703) 847-4660
               Facsimile: (703) 847-3189

          With a copy (which shall not constitute notice) to:

               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
               Chrysler Center
               666 Third Avenue
               New York, NY 10017
               Attention: Richard R. Kelly, Esq.
               Telephone: (212) 935-3000
               Facsimile: (212) 983-3115

          If to the Depository Agent:

               U.S. Stock Transfer Corporation
               1745 Gardena Ave.
               Glendale, CA 91204-2991
               Telephone: (818) 502-1404
               Facsimile: (818 502-0674
               Attn: William Garza

          Any party may, from time to time, designate any other address to which any such notice to it or such party shall be sent. Any such notice shall be deemed to have been delivered upon receipt.

               (d) Governing Law. THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO APPLICABLE CHOICE OF LAW PROVISIONS THEREOF.

               (e) Binding Effect. This Agreement shall be binding upon the Holders, the parties hereto and their respective successors and permitted assigns. No provision of this Agreement is intended or shall be construed to confer upon any entity or Person other than the Holders (solely with respect to Sections 6(d), 6(e), and 6(f)), the parties hereto and their respective successors and permitted assigns any benefit, right, remedy or claim under or by reason of this Agreement or any part hereof. This Agreement may not be assigned by any of the parties hereto; provided, however, that Parent may assign all or part of its rights under this Agreement and delegate all or part of its obligations under this Agreement to (i) a wholly owned Subsidiary of Parent, in which event all of the rights and powers of Parent and remedies available to Parent under this Agreement shall extend to and be enforceable by such Subsidiary (provided that Parent remains jointly and severally liable with such assignee for any obligations of Parent hereunder after such assignment) or (ii) any Person who acquires Parent, whether by way of merger or the purchase of all of Parent's outstanding capital stock or all or substantially all of Parent's assets. In the event of any such assignment and delegation, the term "Parent" as used in this Agreement shall be deemed to refer to such Subsidiary or successor of Parent, as the case may be, where reference is made with respect to actions to be taken with respect to the transactions contemplated by the Merger Agreement and this Agreement, and shall be deemed to include both Parent and such Subsidiary or successor of Parent, as the case may be, where appropriate.

               (f) Modification. This Agreement may be amended or modified at any time by a writing executed by each of Parent, the Member Representative and the Depository Agent.

               (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

               (h) Headings. The section headings contained in this Agreement are inserted for convenience only, and shall not affect in any way, the meaning or interpretation of this Agreement.

               (i) Entire Agreement; Severability and Further Assurances. Except as provided herein, this Agreement together with the Merger Agreement and all exhibits and schedules attached hereto constitute the entire agreement among the parties and supersede all prior and contemporaneous agreements and undertakings of the parties in connection herewith. No failure or delay of a party in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of any right, power or remedy. In the event that any one or more of the provisions contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by Law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. Each of the parties hereto shall, at the request of the other party, deliver to the requesting party all further documents or other assurances as may reasonably be necessary or desirable in connection with this Agreement.

               (j) No Third Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto (and the Holders with respect to Sections 6(d), 6(e), and 6(f)) any rights or remedies.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                        WEBSIDESTORY, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        NED SCHERER,
                                        as Member Representative


                                        -----------------------------------


                                        U.S. STOCK TRANSFER CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------